      Rule No. 424(b)(5)
      File No. 333-28031

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 17, 1997)

                     HEADLANDS HOME EQUITY LOAN TRUST 1997-1

                  REVOLVING HOME EQUITY LOAN ASSET-BACKED NOTES
                                  SERIES 1997-1
              $189,065,000 Class A Variable Rate Asset-Backed Notes
                        Class S 1.25% Asset-Backed Notes

                       HEADLANDS MORTGAGE SECURITIES INC.,
                                   AS SPONSOR

                           HEADLANDS MORTGAGE COMPANY,
                                   AS SERVICER


     Headlands Home Equity Loan Trust 1997-1 (the "Trust" or the "Issuer") will issue two classes of Asset-Backed Notes (the "Notes"), the Class A Variable Rate Asset-Backed Notes (the "Class A Notes") and the Class S 1.25% Asset-Backed Notes (the "Class S Notes"), each of which is being offered hereby. The Notes are payable only in the circumstances described herein. The Trust was formed pursuant to a Trust Agreement (the "Trust Agreement") dated as of August 1, 1997 and entered into between Headlands Mortgage Securities Inc., as Sponsor (the "Sponsor") and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee"). The Class A Notes and the Class S Notes will be issued pursuant to an Indenture, dated as of August 1, 1997 (the "Indenture") between the Trust and The First National Bank of Chicago, as Indenture Trustee (the "Indenture Trustee"). The Trust will also issue a certificate which is not offered hereby but will initially be retained by the Sponsor (the "Certificates", and together with the Class A Notes and the Class S Notes, the "Securities"). The Notes represent limited obligations of the Issuer payable solely from the collateral. Payment on the Notes will be payable solely from the HELOCs and other collateral pledged to secure the Notes and the Policy. Neither the Sponsor nor any other person or entity except the Issuer has guaranteed or is otherwise obligated with respect to payment of the Notes and no person or entity other than the Issuer is obligated to pay the Notes, except as specifically set forth herein with regard to the Policy. The Issuer is not expected to have any significant assets other than those pledged as collateral to secure the Notes.

     The Class A Notes will bear interest at a rate generally equal to LIBOR plus .18% (the "Class A Note Rate"). The Class S Notes will bear interest on a notional amount equal to the outstanding principal balance of the Class A Notes at a rate of 1.25% (the "Class S Note Rate"). The Certificates will initially represent approximately 2% of the outstanding principal balances of the HELOCs. Only the Notes are being offered hereby.

                                                  (cover continued on next page)


                                  [CAPMAC LOGO]

  SEE "RISK FACTORS" ON PAGE S-20 HEREIN AND ON PAGE 14 IN THE PROSPECTUS FOR A
        DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY
               PROSPECTIVE INVESTORS IN THE NOTES OFFERED HEREBY.

                                   ----------

   THE NOTES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY, THE
      OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE SPONSOR, THE UNDERWRITER
        OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN.
           NEITHER THE NOTES NOR THE HELOCS ARE INSURED OR GUARANTEED
            BY THE COMPANY, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE,
                  THE SPONSOR, THE UNDERWRITER OR ANY AFFILIATE
                     THEREOF OR BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                   ----------

     Greenwich Capital Markets, Inc. (the "Underwriter") has agreed to purchase the Class A Notes and the Class S Notes from the Sponsor for a purchase price resulting in aggregate proceeds to the Sponsor of approximately $196,911,828 before deducting expenses payable by the Sponsor estimated at $350,000. The Underwriter proposes to offer the Class A Notes and the Class S Notes from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of sale and any discounts, commissions or profits on resale that may be deemed underwriting discounts or commissions, see "Underwriting." The Sponsor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

                                   ----------

     The Notes are offered subject to receipt and acceptance by the Underwriter and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes in book-entry form will be made on or about August 21, 1997 only through The Depository Trust Company ("DTC"), the Euroclear System ("Euroclear") and CEDEL, S.A. ("CEDEL").

                        GREENWICH CAPITAL MARKETS, INC.
August 18, 1997

(cover continued from previous page)

     Distributions on the Notes will be made on the fifteenth day of each month or, if such date is not a Business Day, then on the next succeeding Business Day (each, a "Distribution Date"), commencing September 15, 1997. On each Distribution Date, holders of the Class A Notes will be entitled to receive, from and to the limited extent of funds available in the Collection Account (as defined herein), distributions with respect to interest and principal, and holders of the Class S Notes will be entitled to receive, from and to the limited extent of funds in the Collection Account, distributions with respect to interest calculated as set forth herein. The Notes are not guaranteed by the Company, the Sponsor, the Indenture Trustee, the Owner Trustee or any affiliate thereof. However, the Notes will be unconditionally and irrevocably guaranteed as to the payment of the Guaranteed Distributions (as defined herein) on each Distribution Date pursuant to the terms of a certificate guaranty insurance policy (the "Policy") to be issued by Capital Markets Assurance Corporation (the "Insurer" or "CapMAC").

     The property of the Trust will consist primarily of a pool of adjustable rate home equity revolving credit line loans made or to be made (the "HELOCs") under certain home equity revolving credit line loan agreements. The HELOCs are secured by first or second deeds of trust on primarily one-to four-family residential properties.

     The information in this Prospectus Supplement is qualified in its entirety by the more detailed information appearing or incorporated by reference in the accompanying Prospectus. Prior to making an investment decision with respect to the Notes offered hereby, prospective investors should carefully consider the information contained in the Prospectus Supplement and the Prospectus.

     There is currently no secondary market for the Notes. The Underwriter intends to make a market in the Notes but has no obligation to do so. There can be no assurance that such a market will develop or if one does develop, that it will continue until the Notes are paid in full.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF THE NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.


     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


     The yields to maturity of the Classes of Notes may vary from the anticipated yields to the extent such Notes are purchased at a discount or premium and to the extent the rate and timing of payments thereof are sensitive to the rate and timing of principal payments (including prepayments) of the HELOCs. The yield to maturity of the Class A Notes also will be sensitive to, among other things, the level of the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR"). The yield to maturity of the Class S Notes will be extremely sensitive to the rate and timing of principal payments (including prepayments) of the HELOCs. Holders of the Class A Notes should consider, in the case of any Class A Notes purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any Class A Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Holders of the Class S Notes should carefully consider the risk that a rapid rate of principal payments on the HELOCs will have a negative effect on the yield thereon and could result in the failure of such holders to recover their initial investments.

                              AVAILABLE INFORMATION

     The Sponsor has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Notes offered pursuant to the Prospectus dated July 17, 1997 and this Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048, and at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy materials, information statements and other items. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                           REPORTS TO THE NOTEHOLDERS

     So long as the Notes are in book-entry form, monthly and annual reports concerning the Notes and the Trust will be sent by the Indenture Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Notes pursuant to the Indenture. DTC will supply such reports to beneficial owners in accordance with its procedures. See "Risk Factors," "Description of the Securities--Book-Entry Registration of Securities" and "--Reports to Securityholders" in the Prospectus. The Trust will be formed to own the HELOCs, and to issue the Notes. The Trust will have no assets or obligations prior to issuance of the Notes and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference all documents filed by the Sponsor with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes. The Sponsor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be made in writing to Headlands Mortgage Securities Inc., Attention: Peter T. Paul, 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939, (415) 461-6790.

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                                     SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. Reference is made to the Index of Defined Terms herein for the definitions of certain capitalized terms.

Issuer.....................................  Headlands Home Equity Loan Trust
                                             1997-1 (the "Trust" or the
                                             "Issuer").

Sponsor....................................  Headlands Mortgage Securities Inc.,
                                             a Delaware corporation.

Servicer of the HELOCs.....................  Headlands Mortgage Company (the
                                             "Company"), a closely held
                                             California corporation, will act as
                                             the servicer (in such capacity, the
                                             "Servicer"). See "HEADLANDS
                                             MORTGAGE COMPANY" herein.

The Insurer................................  Capital Markets Assurance
                                             Corporation ("CapMAC"), a monoline
                                             stock insurance corporation
                                             organized under the laws of the
                                             State of New York. See "THE
                                             INSURER."

Indenture Trustee..........................  The First National Bank of Chicago,
                                             a national banking association.

Owner Trustee..............................  Wilmington Trust Company (the
                                             "Owner Trustee"), a Delaware
                                             banking corporation.

The Trust..................................  The Trust will be a business trust established under the laws of the
                                             State of Delaware. The activities
                                             of the Trust are limited by the
                                             terms of the Trust Agreement. The
                                             Trust will issue the Class A Notes
                                             in the aggregate original principal
                                             amount of $189,065,000 and the
                                             Class S Notes in the aggregate
                                             notional principal amount of
                                             $189,065,000. The Trust will also
                                             issue the Certificates which are

                                             not offered hereby but will
                                             initially be retained by the
                                             Sponsor. The Notes will be issued
                                             pursuant to the Indenture.

Trust Property.............................  The property of the Trust (the
                                             "Trust Property") will include
                                             certain adjustable rate home equity
                                             revolving credit line loans made or
                                             to be made and conveyed to the
                                             Trust on the Closing Date (the
                                             "Initial HELOCs") under certain
                                             home equity revolving credit line
                                             loan agreements and promissory
                                             notes (the "Credit Line
                                             Agreements"); the collections in
                                             respect of the HELOCs received
                                             after the related Cut-Off Date
                                             (except with respect to interest
                                             payments on the Initial HELOCS, an
                                             amount equal to 25 days' interest
                                             on the Original Pool Balance,
                                             calculated at the weighted average
                                             Loan Rate); property that secured a
                                             HELOC that has been acquired by
                                             foreclosure or deed in lieu of
                                             foreclosure; rights of the Sponsor
                                             under hazard insurance policies
                                             covering the Mortgaged Properties;
                                             the Policy; amounts on deposit in
                                             the Collection Account; amounts on
                                             deposit in the Funding Account;
                                             amounts on deposit in the Spread
                                             Account; amounts on deposit in the
                                             Deferred Interest Account; certain

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                                             rights of the Sponsor under the
                                             Purchase Agreement; and certain
                                             other property, as described more
                                             fully herein. The HELOCs are
                                             secured by first or second
                                             mortgages or deeds of trust on
                                             residential properties that are
                                             primarily one- to four-family
                                             properties and also include planned

                                             unit developments and condominiums
                                             (the "Mortgaged Properties"). In
                                             addition, during the Funding
                                             Period, the Trust shall have the
                                             right to purchase additional HELOCs
                                             (the "Subsequent HELOCs") from
                                             amounts on deposit in the Funding
                                             Account. The Initial HELOCs and the
                                             Subsequent HELOCs together
                                             constitute the HELOCs.

                                             The Trust Property will include the
                                             unpaid principal balance of each
                                             HELOC as of the related Cut-Off
                                             Date (the "Cut-Off Date Principal
                                             Balance") plus any additions
                                             thereto as a result of new advances
                                             made pursuant to the applicable
                                             Credit Line Agreements (the
                                             "Additional Balances") during the
                                             life of the Trust. With respect to
                                             any date, the "Pool Balance" will
                                             be equal to the aggregate of the
                                             Principal Balances of all HELOCs as
                                             of such date. The aggregate
                                             Principal Balance of the Initial
                                             HELOCs as of the Initial Cut-Off
                                             Date is $192,924,110.37 (the
                                             "Original Pool Balance"). The
                                             "Principal Balance" of a HELOC
                                             (other than a Liquidated HELOC) on
                                             any day is equal to its Cut-Off
                                             Date Principal Balance, plus any
                                             Additional Balances in respect of
                                             such HELOC, minus, all collections
                                             credited against the Principal
                                             Balance of such HELOC in accordance
                                             with the related Credit Line
                                             Agreement, prior to such day. The
                                             Principal Balance of a Liquidated
                                             HELOC after final recovery of
                                             related Liquidation Proceeds shall
                                             be zero. The "Initial Cut-Off Date"
                                             with respect to any Initial HELOC
                                             shall be July 31, 1997. The
                                             "Subsequent Cut-Off Date" with
                                             respect to each Subsequent HELOC
                                             shall be the date on which such
                                             HELOC is transferred to the Trust.
                                             The "Cut-Off Date" shall mean the
                                             Initial Cut-Off Date with respect
                                             to the Initial HELOCs and the
                                             Subsequent Cut-Off Date with
                                             respect to the Subsequent HELOCs.


Sale of Mortgage Loans.....................  The HELOCs will be purchased by the
                                             Sponsor from the Company pursuant
                                             to a purchase agreement (the
                                             "Purchase Agreement") between the
                                             Sponsor and the Company on or prior
                                             to the date of issuance of the
                                             Securities. The Sponsor will then
                                             sell the HELOCs to the Trust
                                             pursuant to the Sale and Servicing
                                             Agreement (the "Sale and Servicing
                                             Agreement") dated as of August 1,
                                             1997 among the Sponsor, the
                                             Servicer, the Issuer and the
                                             Indenture Trustee.

The HELOCs.................................  The Initial HELOCs are secured by second mortgages or deeds of trust
                                             on Mortgaged Properties located in
                                             12 states. As of the Initial
                                             Cut-Off Date, the percentage of the
                                             Original Pool Balance of the
                                             Initial HELOCs secured primarily by
                                             Mortgaged Properties located in the
                                             States of California, Washington
                                             and Oregon is approximately 86.12%,
                                             2.84% and 3.43%. No other state
                                             represented more than 2.27% of the
                                             Original Pool Balance. The
                                             "Combined Loan-to-Value Ratio" of
                                             each HELOC is the ratio of (A) the
                                             sum of (i) the maximum amount the
                                             borrower is permitted to draw down
                                             under the related Credit Line
                                             Agreement (the

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                                             "Credit Limit") and (ii) the
                                             amounts of any related senior
                                             mortgage loans (computed as of the
                                             date of origination of the HELOC)
                                             to (B) the appraised value of the
                                             Mortgaged Property as determined
                                             either by a drive-by inspection or
                                             an appraisal. As of the Initial
                                             Cut-Off Date, the weighted average

                                             Combined Loan-to-Value Ratio of the
                                             Initial HELOCs was approximately
                                             85.10%.

                                             Interest on each HELOC is payable
                                             monthly and computed on the related
                                             daily outstanding Principal Balance
                                             for each day in the billing cycle
                                             at a variable rate per annum (with
                                             respect to the HELOCs, the "Loan
                                             Rate") equal at any time (subject
                                             to maximum rates, as described
                                             herein under "DESCRIPTION OF THE
                                             HELOCs--HELOC Terms," and further
                                             subject to applicable usury
                                             limitations) to the sum of (i) the
                                             highest prime rate published in the
                                             "Money Rates" section of The Wall
                                             Street Journal (such rate, the
                                             "Index Rate") and (ii) a margin
                                             (the "Margin") within the range of
                                             0.00% to 5.75%; provided that the
                                             Loan Rate for HELOCS is subject to
                                             a maximum rate of 18.00%. As of the
                                             Initial Cut-Off Date, the weighted
                                             average Margin for the Initial
                                             HELOCs was approximately 3.08%.
                                             Loan Rates on the HELOCs are
                                             adjusted monthly based on changes
                                             in the Index Rate through the end
                                             of the prior month. The HELOCs are
                                             simple- interest loans under which
                                             the payment is applied first to
                                             interest accrued on the HELOC
                                             through the date of receipt and
                                             then to reduction of the principal
                                             balance. For each HELOC, the "Due
                                             Date" is the twenty-fifth day of
                                             each month. The Cut-Off Date
                                             Principal Balances of the Initial
                                             HELOCs ranged from $0.00 to
                                             $300,000 and averaged approximately
                                             $39,308.09 (excluding those HELOCs
                                             with a $0.00 principal balance).
                                             Credit Limits under the Initial
                                             HELOCs as of the Cut-Off Date
                                             ranged from $8,700 to $500,000 and
                                             had an average Credit Limit of
                                             approximately $50,014.75. As of the
                                             Initial Cut-Off Date, the maximum
                                             Credit Limit Utilization Rate (as
                                             defined below) for any Initial
                                             HELOC was 100% and the HELOCs had a
                                             weighted average Credit Limit

                                             Utilization Rate (weighted by
                                             credit line) of approximately
                                             74.87%. The "Credit Limit
                                             Utilization Rate" of a HELOC is
                                             determined by dividing the Cut-Off
                                             Date Principal Balance by the
                                             Credit Limit of the related Credit
                                             Line Agreement. As of the Initial
                                             Cut-Off Date, all of the Initial
                                             HELOCS represented second liens on
                                             the related Mortgaged Properties.
                                             HELOCs have final scheduled
                                             maturities in fifteen years and
                                             twenty-five years. As of the
                                             Initial Cut-Off Date, the Initial
                                             HELOCs had remaining terms to
                                             scheduled maturity ranging from 170
                                             months to 300 months and had a
                                             weighted average remaining term to
                                             scheduled maturity of approximately
                                             231.8 months. See "DESCRIPTION OF
                                             THE HELOCs" herein.

                                             Following the Closing Date and
                                             subject to the satisfaction of
                                             certain conditions set forth in the
                                             Sale and Servicing Agreement, the
                                             Trust intends to purchase
                                             Subsequent HELOCs for pledge under
                                             the Indenture on any Distribution
                                             Date during the Funding Period for
                                             an amount equal to the Principal
                                             Balance of each such loan as of the
                                             related transfer date. Such amount
                                             will be released from amounts on
                                             deposit in the Funding Account.
                                             Some of the

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                                             HELOCs may be teaser loans with
                                             lower initial Loan Rates at the
                                             time of the sale to the Trust and
                                             such HELOCs may not become fully
                                             indexed until after a period of
                                             time after which they were sold to
                                             the Trust. See "--Interest" and

                                             "--Deferred Interest Account."


Removal of Certain HELOCs;
Additional Balances........................  Subject to certain conditions, on any Distribution Date the Sponsor
                                             may, but shall not be obligated to,
                                             designate for removal from the
                                             Trust certain HELOCs without notice
                                             to the holders of the Notes (the
                                             "Noteholders"). The Sponsor is
                                             permitted to designate the HELOCs
                                             to be removed. HELOCs so designated
                                             will only be removed upon
                                             satisfaction of certain conditions
                                             specified in the Sale and Servicing
                                             Agreement, including: (i) the
                                             Certificateholders' Interest as of
                                             the transfer date after giving
                                             effect to such removal exceeds the
                                             Minimum Certificateholders'
                                             Interest (as defined below); (ii)
                                             the Sponsor shall have delivered to
                                             the Indenture Trustee a "HELOC
                                             Schedule" containing a list of all
                                             HELOCs remaining in the Trust after
                                             such removal; (iii) the Sponsor
                                             shall represent and warrant that no
                                             selection procedures which are
                                             adverse to the interests of the
                                             Noteholders or the Insurer were
                                             used by the Sponsor in selecting
                                             such HELOCs; (iv) in connection
                                             with each such retransfer of
                                             HELOCs, the Rating Agencies shall
                                             have been notified of the proposed
                                             transfer and prior to the transfer
                                             date, the Rating Agencies shall
                                             have notified the Indenture Trustee
                                             or the Insurer in writing that such
                                             transfer would not result in a
                                             reduction or withdrawal of the
                                             ratings assigned to the Notes
                                             without regard to the Policy; (v)
                                             the proposed retransfer shall not
                                             cause a Rapid Amortization Event to
                                             occur; (vi) the Rapid Amortization
                                             Period shall not have commenced;
                                             and (vii) the Sponsor shall have
                                             delivered to the Indenture Trustee
                                             and the Insurer an officer's
                                             certificate confirming the
                                             conditions set forth in clauses (i)
                                             through (vi) above. In certain

                                             circumstances where the removal of
                                             such HELOCs results in the
                                             Certificateholders' Interest being
                                             reduced below the Minimum
                                             Certificateholders' Interest, the
                                             Sponsor shall be permitted to
                                             remove such HELOCs only if the
                                             Sponsor deposits an amount equal to
                                             the excess of the Minimum
                                             Certificateholders' Interest over
                                             the Certificateholders' Interest
                                             (such amount the "Reimbursement
                                             Amount") in the Collection Account;
                                             the Sponsor shall not remove such
                                             HELOCs if the Reimbursement Amount
                                             would exceed $100,000. See
                                             "DESCRIPTION OF THE NOTES--Optional
                                             Retransfers of HELOCs to the
                                             Sponsor."

                                             The "Certificateholders' Interest"
                                             will be the entire beneficial
                                             ownership interest in the Trust as
                                             represented by the Certificates.
                                             The Certificateholders' Interest
                                             evidenced by the Certificates will
                                             include the right to distributions
                                             on and other proceeds of the
                                             HELOCs, to the extent that those
                                             proceeds are not used to pay the
                                             Notes or other expenses of the
                                             Trust. The Certificateholders'
                                             Interest will be in a principal
                                             amount approximately equal to the
                                             Pool Balance plus the amount of
                                             Principal Collections on deposit

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                                             in the Funding Account minus the
                                             Invested Amount. The "Minimum
                                             Certificateholders' Interest" as of
                                             any date is an amount equal to the
                                             lesser of (a) 4% of the Pool
                                             Balance on such date and (b) the
                                             Certificateholders' Interest as of
                                             the Closing Date.


                                             During the term of the Trust, all
                                             Additional Balances will be
                                             transferred to and held by the
                                             Trust. Funds on deposit in the
                                             Collection Account, to the extent
                                             available, will be used to purchase
                                             such Additional Balances. The Pool
                                             Balance at any time will generally
                                             fluctuate from day to day because
                                             the amount of Additional Balances
                                             and the amount of principal
                                             payments with respect to the HELOCs
                                             will usually differ from day to
                                             day. Because the
                                             Certificateholders' Interest is
                                             equal to the Pool Balance plus the
                                             amount of Principal Collections on
                                             deposit in the Funding Account
                                             minus the Invested Amount, the
                                             amount of the Certificateholders'
                                             Interest will fluctuate from day to
                                             day as draws are made with respect
                                             to the HELOCs and as Principal
                                             Collections are received.

Notes Offered..............................  Each of the Revolving Home Equity
                                             Loan Asset-Backed Notes, Series
                                             1997-1, Class A and Class S offered
                                             hereby represents indebtedness of
                                             the Trust. Each Class A Note
                                             represents the right to receive
                                             payments of interest at the Class A
                                             Note Rate, payable monthly, and
                                             payments of principal at such time
                                             and to the extent provided below.
                                             Each Class S Note represents the
                                             right to receive interest at the
                                             rate of 1.25% per annum on the
                                             Class S Notional Amount for such
                                             Distribution Date (the "Class S
                                             Note Rate"; the Class S Note Rate
                                             and the Class A Note Rate are
                                             sometimes referred to herein as the
                                             "Note Rate"). The "Class S Notional
                                             Amount" for any Distribution Date
                                             shall be the Note Principal Balance
                                             for the Class A Notes on such
                                             Distribution Date (prior to giving
                                             effect to any distributions on such
                                             Distribution Date). The aggregate
                                             obligation of the Trust represented
                                             by the Notes as of the Closing Date
                                             equals $189,065,000 (the "Original

                                             Invested Amount"), which represents
                                             approximately 98% of the Original
                                             Pool Balance. The "Original Class A
                                             Note Principal Balance" will equal
                                             $189,065,000. Following the Closing
                                             Date, the "Invested Amount" with
                                             respect to any date will be an
                                             amount equal to the Original
                                             Invested Amount minus (i) the
                                             amount of Principal Collections
                                             previously distributed to Class A
                                             Noteholders, amounts allocable to
                                             the Certificates that are used to
                                             reimburse Noteholders' Loss Amounts
                                             and amounts distributed as
                                             Guaranteed Principal Distribution
                                             Amounts funded by withdrawals from
                                             the Spread Account or drawn under
                                             the Policy, and minus (ii) an
                                             amount equal to the Noteholders'
                                             Loss Amounts not previously
                                             absorbed by the
                                             Overcollateralization Amount,
                                             funded by collections allocable to
                                             the Certificateholders' Interest or
                                             reallocated to the
                                             Certificateholders' Interest (up to
                                             the Certificateholders'
                                             Subordinated Amount), or funded by
                                             withdrawals from the Spread Account
                                             or draws on the Policy.

                                             The principal amount of the
                                             outstanding Class A Notes (the
                                             "Note Principal Balance") on any
                                             date is equal to the Original Class
                                             A

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                                             Note Principal Balance minus the
                                             aggregate of amounts actually
                                             distributed as principal to the
                                             Noteholders. The Class S Notional
                                             Amount of the outstanding Class S
                                             Notes on any date is equal to the
                                             Note Principal Balance on such

                                             date. See "DESCRIPTION OF THE
                                             NOTES" herein.

Denominations..............................  The Notes will be offered for purchase in denominations
                                             representing note principal
                                             balances of a minimum of $1,000 in
                                             multiples of $1,000 in excess
                                             thereof. The obligation of the
                                             Trust evidenced by a Note (the
                                             "Percentage Interest") will be
                                             equal to (i) with respect to the
                                             Class A Notes, the percentage
                                             derived by dividing the
                                             denomination of such Note by the
                                             Original Class A Note Principal
                                             Balance and (ii) with respect to
                                             the Class S Notes, the percentage
                                             derived by dividing the notional
                                             amount of such Note by the Class S
                                             Notional Amount on the Closing
                                             Date. The "Original Class A Note
                                             Principal Balance" shall be equal
                                             to $189,065,000.

Registration of Notes......................  The Notes will be issued in book-entry form. So long as such
                                             Notes are Book-Entry Securities,
                                             such Notes will be evidenced by one
                                             or more certificates registered in
                                             the name of CEDE & Co. ("CEDE"), as
                                             nominee of DTC. No person acquiring
                                             a beneficial ownership interest in
                                             the Notes will be entitled to
                                             receive a Definitive Note (as
                                             defined herein) representing the
                                             corresponding obligation of the
                                             Trust, except in the event
                                             Definitive Notes are issued under
                                             the limited circumstances described
                                             herein.

Collections................................  All collections on the HELOCs will generally be allocated in
                                             accordance with the Loan Agreements
                                             between amounts collected in
                                             respect of interest and amounts
                                             collected in respect of principal.
                                             As to any Distribution Date,
                                             "Interest Collections" will be
                                             equal to the amounts collected
                                             during the related Collection
                                             Period, including the portion of
                                             Net Liquidation Proceeds (as

                                             defined below) and insurance
                                             proceeds allocated to interest
                                             pursuant to the terms of the Loan
                                             Agreements and earnings received on
                                             funds on deposit in the Funding
                                             Account, less Servicing Fees for
                                             the related Collection Period.

                                             As to any Distribution Date,
                                             "Principal Collections" will be
                                             equal to the sum of (i) the amounts
                                             collected during the related
                                             Collection Period, including the
                                             portion of Net Liquidation Proceeds
                                             and insurance proceeds, allocated
                                             to principal pursuant to the terms
                                             of the Loan Agreements and (ii) any
                                             Transfer Deposit Amounts (as
                                             defined herein).

                                             "Net Liquidation Proceeds" with
                                             respect to a HELOC are the proceeds
                                             received in connection with the
                                             liquidation of any HELOC, whether
                                             through trustee's sale, foreclosure
                                             sale or otherwise, reduced by
                                             related expenses, but not including
                                             the portion, if any, of such amount
                                             that exceeds the Principal Balance
                                             of the HELOC plus any accrued and
                                             unpaid interest thereon to the end
                                             of the Collection Period during
                                             which such HELOC became a
                                             Liquidated HELOC.

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                                             With respect to any Distribution
                                             Date, the portion of Interest
                                             Collections allocable to the Notes
                                             ("Noteholders' Interest
                                             Collections") will equal the
                                             product of (a) Interest Collections
                                             for such Distribution Date and (b)
                                             the Floating Allocation Percentage
                                             for such Distribution Date. With
                                             respect to any Distribution Date,

                                             the "Floating Allocation
                                             Percentage" is the percentage
                                             equivalent of a fraction determined
                                             by dividing (a) the Invested Amount
                                             at the close of business on the
                                             preceding Distribution Date (or at
                                             the Closing Date in the case of the
                                             first Distribution Date) by (b) the
                                             sum as of the beginning of the
                                             related Collection Period of (i)
                                             the Pool Balance (adjusted for any
                                             HELOCs removed from the Trust or
                                             Additional Balances added to the
                                             Trust during the prior Collection
                                             Period) and (ii) the amount of
                                             Principal Collections on deposit in
                                             the Funding Account. The remaining
                                             amount of Interest Collections will
                                             be allocated to the
                                             Certificateholders' Interest as
                                             more fully described herein.

                                             On each Distribution Date, the
                                             Noteholders' Interest Collections
                                             and amounts transferred from the
                                             Deferred Interest Account and the
                                             Spread Account will be applied in
                                             the following order of priority:

                                             (i)   as payment to the Class A
                                                   Noteholders for the accrued
                                                   interest due and any overdue
                                                   accrued interest (with
                                                   interest thereon) other than
                                                   Deferred Interest on the Note
                                                   Principal Balance of the
                                                   Class A Notes;

                                             (ii)  as payment to the Class S
                                                   Noteholders for the accrued
                                                   interest due and any overdue
                                                   accrued interest (with
                                                   interest thereon) on the
                                                   Class S Notional Amount;

                                             (iii) to pay any Noteholders' Loss
                                                   Amount (as defined herein)
                                                   for such Distribution Date;

                                             (iv)  as payment for any
                                                   Noteholders' Loss Amount for
                                                   a previous Distribution Date
                                                   that was not previously (a)
                                                   funded by Noteholders'

                                                   Interest Collections, (b)
                                                   funded by Interest
                                                   Collections and Principal
                                                   Collections allocable to the
                                                   Certificateholders' Interest
                                                   or reallocated to the
                                                   Certificateholders' Interest
                                                   up to the Certificateholders'
                                                   Subordinated Amount as
                                                   described under "--Limited
                                                   Subordination of
                                                   Certificateholders' Interest"
                                                   below, (c) absorbed by the
                                                   Overcollateralization Amount,
                                                   (d) funded by amounts on
                                                   deposit in the Spread
                                                   Account, or (e) funded by
                                                   draws on the Policy;

                                             (v)   as payment to the Insurer for
                                                   the monthly premium for the
                                                   Policy;

                                             (vi)  to reimburse prior draws made
                                                   from the Policy (with
                                                   interest thereon);

                                             (vii) to deposit to an account (the
                                                   "Spread Account") for the
                                                   benefit of the Insurer and
                                                   Noteholders pursuant to the

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                                                   Indenture and the Insurance
                                                   Agreement until the funds on
                                                   deposit therein equal 0.50%
                                                   of the Original Pool Balance;

                                             (viii) to pay principal on the
                                                   Class A Notes until the
                                                   Invested Amount exceeds the
                                                   Note Principal Balance by the
                                                   Required
                                                   Overcollateralization Amount
                                                   (the aggregate of amounts, if
                                                   any, paid pursuant to this

                                                   clause (viii) being referred
                                                   to herein as the "Accelerated
                                                   Principal Distribution
                                                   Amount");

                                             (ix)  to pay any other amounts owed
                                                   to the Insurer pursuant to
                                                   the Insurance Agreement;

                                             (x)   as payment to the Indenture
                                                   Trustee for its fee for
                                                   services rendered pursuant to
                                                   the Indenture and as payment
                                                   to the Owner Trustee for its
                                                   fee for services rendered
                                                   pursuant to the Trust
                                                   Agreement;

                                             (xi)  to pay certain amounts that
                                                   may be required to be paid to
                                                   the Servicer pursuant to the
                                                   Sale and Servicing Agreement;

                                             (xii) to pay Deferred Interest on
                                                   the Class A Notes and
                                                   interest thereon at the Class
                                                   A Note Rate;

                                             (xiii) to pay to Headlands Mortgage
                                                   Company, as Manager (the
                                                   "Manager") of the Trust, the
                                                   Management Fee (as defined
                                                   herein); and

                                             (xiv) to the Certificateholders,
                                                   which shall initially be the
                                                   Sponsor, to the extent
                                                   permitted as described
                                                   herein.

                                             Noteholders' Interest Collections
                                             available after the payment of
                                             interest on the Notes may be
                                             insufficient to cover any
                                             Noteholders' Loss Amount. If such
                                             insufficiency exists after (i)
                                             giving effect to the distribution,
                                             if any, of principal to the Class A
                                             Noteholders on such Distribution
                                             Date (including all withdrawals
                                             from the Spread Account and the
                                             application of collections
                                             otherwise allocable to the
                                             Certificateholders' Interest) and

                                             (ii) the Certificateholders'
                                             Subordinated Amount has been
                                             reduced to zero, then if the Note
                                             Principal Balance as of such
                                             Distribution Date exceeds the
                                             Invested Amount, a draw in an
                                             amount equal to such difference
                                             will be made on the Policy in
                                             accordance with the terms of the
                                             Policy.

                                             The "Overcollateralization Amount"
                                             on any date of determination is the
                                             amount, if any, by which the
                                             Invested Amount exceeds the Note
                                             Principal Balance on such day.
                                             Payments to Noteholders pursuant to
                                             clauses (i), (ii) and (xii) will be
                                             interest payments on the Notes.
                                             Payments to Noteholders pursuant to
                                             clauses (iii) and (iv) will be
                                             principal payments on the Class A
                                             Notes and will therefore reduce the
                                             Note Principal Balance and the
                                             Invested Amount; however, payments
                                             pursuant to clause (viii) will
                                             reduce the Note Principal Balance
                                             but will not reduce the Invested
                                             Amount. The Accelerated Principal
                                             Distribution Amount is not

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                                             guaranteed by the Policy. The
                                             "Required Overcollateralization
                                             Amount" as of any Distribution Date
                                             is an amount equal to the excess of
                                             (a) the "Spread Account Maximum"
                                             (as defined in the Insurance
                                             Agreement) as of such Distribution
                                             Date over (b) the sum of (i) the
                                             Certificateholders' Subordinated
                                             Amount as of such Distribution Date
                                             and (ii) the amount of funds on
                                             deposit in the Spread Account as of
                                             such Distribution Date.


                                             "Liquidation Loss Amount" means
                                             with respect to any Liquidated
                                             HELOC, the unrecovered Principal
                                             Balance thereof at the end of the
                                             related Collection Period in which
                                             such HELOC became a Liquidated
                                             HELOC, after giving effect to the
                                             Net Liquidation Proceeds in
                                             connection therewith. The
                                             "Noteholders' Loss Amount" shall be
                                             the product of the Floating
                                             Allocation Percentage and the
                                             aggregate of the Liquidation Loss
                                             Amounts for such Distribution Date.
                                             See "DESCRIPTION OF THE
                                             NOTES--Distributions on the Notes."

                                             Principal Collections will be
                                             allocated between the Noteholders
                                             and the Certificateholders
                                             ("Noteholders' Principal
                                             Collections" and
                                             "Certificateholders' Principal
                                             Collections", respectively) as
                                             follows: (i) to the Noteholders in
                                             accordance with the proportion that
                                             the Class A Note Principal Balance
                                             bears to the Original Pool Balance
                                             which shall be approximately 98%
                                             and (ii) the remainder to the
                                             Certificates which shall be
                                             approximately 2%. The respective
                                             allocations shall be determined as
                                             of the Initial Cut-Off Date (the
                                             "Fixed Allocation Percentage"), but
                                             (i) during the Funding Period no
                                             amount of Principal Collections
                                             will be distributed to the
                                             Noteholders and (ii) during the
                                             Managed Amortization Period, a
                                             lesser amount of Principal
                                             Collections may be distributed to
                                             Noteholders, each as described
                                             below. Certificateholders'
                                             Principal Collections will be used
                                             to purchase Additional Balances.

                                             The Servicer will deposit Interest
                                             Collections and Principal
                                             Collections in respect of the
                                             HELOCs in an account established
                                             for such purpose under the
                                             Indenture (the "Collection
                                             Account"). See "DESCRIPTION OF THE

                                             NOTES--Payments on the HELOCs;
                                             Deposits to Collection Account;
                                             Deposits to Funding Account."

Collection Period.......................... As to any Distribution Date, the
                                             "Collection Period" is the calendar
                                             month preceding the month of such
                                             Distribution Date.

Interest...................................  Interest on the Notes will be distributed monthly on the
                                             Distribution Date, commencing on
                                             September 15, 1997, at the related
                                             Note Rate for the related Interest
                                             Period. The Class S Note Rate for
                                             an Interest Period shall be equal
                                             to 1.25% per annum. The Class A
                                             Note Rate for an Interest Period
                                             will generally equal the sum of (a)
                                             the One-Month LIBOR appearing on
                                             the Telerate Screen Page 3750, as
                                             of the second LIBOR Business Day
                                             (as defined herein) prior to the
                                             first day of such Interest Period
                                             (or as of two LIBOR Business Days
                                             prior to the Closing Date, in the
                                             case of the first Interest Period)
                                             and

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                                             (b) .18%. Notwithstanding the
                                             foregoing, in no event will the
                                             amount of interest required to be
                                             distributed in respect of the Class
                                             A Notes on any Distribution Date
                                             exceed a rate (the "Maximum Rate")
                                             equal to the weighted average of
                                             the Loan Rates (net of the Class S
                                             Note Rate, the Servicing Fee Rate,
                                             the fee payable to the Indenture
                                             Trustee and the Owner Trustee
                                             expressed as a rate and the rate at
                                             which the premium payable to the
                                             Insurer is calculated) weighted on
                                             the basis of the average daily
                                             balance of each HELOC during the

                                             related billing cycle prior to the
                                             Collection Period relating to such
                                             Distribution Date (adjusted to an
                                             effective rate reflecting accrued
                                             interest calculated on the basis of
                                             the actual number of days in such
                                             Collection Period and a 360-day
                                             year). To the extent the Maximum
                                             Rate is less than the Class A Note
                                             Rate for any Distribution Date, the
                                             deficiency will be deferred (the
                                             "Deferred Interest"). See
                                             "DESCRIPTION OF THE
                                             NOTES--Distributions on the Notes."
                                             The Policy will not guarantee the
                                             payment of Deferred Interest. In
                                             certain circumstances, the addition
                                             of Subsequent HELOCs to the Trust
                                             may result in the Class A Note Rate
                                             exceeding the Maximum Rate.
                                             Interest on the Notes in respect of
                                             any Distribution Date will accrue
                                             from the preceding Distribution
                                             Date (or, in the case of the first
                                             Distribution Date, from the date of
                                             the initial issuance of the Notes
                                             (the "Closing Date")) through the
                                             day preceding such Distribution
                                             Date (each such period, an
                                             "Interest Period") on the basis of
                                             the actual number of days in the
                                             Interest Period and a 360-day year.

                                             Interest payments on the Notes will
                                             be funded from Noteholders'
                                             Interest Collections, the Deferred
                                             Interest Account, and, if
                                             necessary, from collections
                                             allocable to the Certificates up to
                                             the then outstanding
                                             Certificateholders' Subordinated
                                             Amount, the Spread Account and from
                                             draws on the Policy. See
                                             "DESCRIPTION OF THE NOTES" herein.

Principal Payments from
Principal Collections......................  During the period commencing on the
                                             Closing Date and ending on the
                                             earlier of (i) the close of
                                             business on the August, 1998
                                             Distribution Date and (ii) the
                                             commencement of the Rapid
                                             Amortization Period (the "Funding
                                             Period"), the Scheduled Principal

                                             Collections Distribution Amount (as
                                             defined below) will be deposited in
                                             the Funding Account. In the event
                                             that not all of the Principal
                                             Collections on deposit in the
                                             Funding Account have been used to
                                             acquire Subsequent HELOCs or
                                             Additional Balances on the last
                                             Distribution Date of the Funding
                                             Period, the remaining amount on
                                             deposit in the Funding Account
                                             shall be used to acquire any
                                             remaining Additional Balances on
                                             such Distribution Date and any
                                             remaining amount on deposit in the
                                             Funding Account thereafter will be
                                             distributed to the Class A
                                             Noteholders on such Distribution
                                             Date as a payment of principal. For
                                             the period beginning on the first
                                             Distribution Date following the end
                                             of the Funding Period and, unless a
                                             Rapid Amortization Event (as
                                             defined herein) shall have earlier
                                             occurred, ending on the
                                             Distribution Date in August, 2003
                                             (such period, the "Managed
                                             Amortization Period"), the amount
                                             of Principal Collections

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                                             payable to Class A Noteholders as
                                             of each Distribution Date during
                                             the Managed Amortization Period
                                             will equal, to the extent funds are
                                             available therefor, the Scheduled
                                             Principal Collections Distribution
                                             Amount for such Distribution Date.
                                             On any Distribution Date, the
                                             "Scheduled Principal Collections
                                             Distribution Amount" shall equal
                                             the lesser of (i) the Maximum
                                             Principal Payment (as defined
                                             herein) and (ii) the Alternative
                                             Principal Payment (as defined
                                             herein). With respect to any

                                             Distribution Date, the "Maximum
                                             Principal Payment" will be equal to
                                             the product of the Fixed Allocation
                                             Percentage and Principal
                                             Collections for such Distribution
                                             Date. "Certificate Principal
                                             Balance" means, as of any date of
                                             determination, the amount equal to
                                             (i) the Pool Balance at the end of
                                             the day next preceding such date of
                                             determination plus (ii) the amount
                                             of Principal Collections on deposit
                                             in the Funding Account, minus (iii)
                                             the Invested Amount. With respect
                                             to any Distribution Date, the
                                             "Alternative Principal Payment"
                                             will equal the amount (but not less
                                             than zero) of Principal Collections
                                             for such Distribution Date less the
                                             aggregate of Additional Balances
                                             created during the related
                                             Collection Period.

                                             Beginning with the first
                                             Distribution Date in the Rapid
                                             Amortization Period, the amount of
                                             Principal Collections payable to
                                             Class A Noteholders on each
                                             Distribution Date will be equal to
                                             the Maximum Principal Payment. See
                                             "DESCRIPTION OF THE
                                             NOTES--Distributions on the Notes"
                                             herein.

                                             In addition, to the extent funds
                                             are available therefor (including
                                             funds on deposit in the Spread
                                             Account and funds available under
                                             the Policy), on the Distribution
                                             Date in August, 2024, Class A
                                             Noteholders will be entitled to
                                             receive as payment of principal an
                                             amount equal to the outstanding
                                             Note Principal Balance.

                                             Distributions of Principal
                                             Collections based upon the Fixed
                                             Allocation Percentage may result in
                                             distributions of principal to Class
                                             A Noteholders in amounts that are
                                             greater relative to the declining
                                             Pool Balance than would be the case
                                             if the Floating Allocation
                                             Percentage were used to determine

                                             the percentage of Principal
                                             Collections distributed in respect
                                             of the Invested Amount. The
                                             aggregate distributions of
                                             principal to Class A Noteholders
                                             will not exceed the Original Class
                                             A Note Principal Balance.

Funding Account............................  The "Funding Account" will be an
                                             Eligible Account (as defined
                                             herein) established with the
                                             Indenture Trustee on the Closing
                                             Date. On each Distribution Date
                                             during the Funding Period the
                                             Scheduled Principal Collections
                                             Distribution Amount for such
                                             Distribution Date will be deposited
                                             in the Funding Account and may be
                                             applied by the Indenture Trustee
                                             (i) as payment to the Sponsor of an
                                             amount equal to the Additional
                                             Balances previously acquired by the
                                             Trust and for which the Sponsor has
                                             not previously been paid, and (ii)
                                             from any remaining amount on
                                             deposit in the Funding Account on
                                             such Distribution Date, to the
                                             purchase of Subsequent HELOCs. In
                                             the event that not all of the

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                                             Principal Collections on deposit in
                                             the Funding Account have been so
                                             applied on the last Distribution
                                             Date in the Funding Period, the
                                             remaining amount on deposit in the
                                             Funding Account will be distributed
                                             to the Class A Noteholders as a
                                             payment of principal on such last
                                             Distribution Date.

Deferred Interest Account..................  On the Closing Date an amount equal to $600,809.53 will be deposited,
                                             and on each Distribution Date on
                                             which the Trust acquires Subsequent
                                             HELOCs and Eligible Substitute

                                             HELOCs, an amount calculated by the
                                             Sponsor necessary to pay any
                                             Deferred Interest with respect to
                                             such Subsequent HELOCs and Eligible
                                             Substitute HELOCs will be
                                             deposited, in an account (the
                                             "Deferred Interest Account") in the
                                             name of the Indenture Trustee on
                                             behalf of the Trust. On each
                                             Distribution Date, amounts in the
                                             Deferred Interest Account in an
                                             amount equal to the Deferred
                                             Interest for such Distribution Date
                                             will be deposited into the
                                             Collection Account and applied in
                                             accordance with the priority of
                                             payments set forth in
                                             "--Collections." Any amounts
                                             remaining in the Deferred Interest
                                             Account on the later of (i) the
                                             Distribution Date following the end
                                             of the Funding Period and (ii) the
                                             Distribution Date following the
                                             date on which all teaser HELOCs
                                             have become fully indexed, will be
                                             deposited in the Collection Account
                                             for distribution.

Policy.....................................  On or before the Closing Date, the
                                             Policy will be issued by the
                                             Insurer pursuant to the provisions
                                             of the Insurance and Reimbursement
                                             Agreement (the "Insurance
                                             Agreement") to be dated as of
                                             August 1, 1997, among the Company,
                                             the Sponsor, the Servicer, the
                                             Indenture Trustee and the Insurer.

                                             The Policy will irrevocably and
                                             unconditionally guarantee on each
                                             Distribution Date to the Indenture
                                             Trustee for the benefit of the
                                             Noteholders the full and complete
                                             payment of (i) the Guaranteed
                                             Principal Distribution Amount (as
                                             defined below) with respect to the
                                             Class A Notes for such Distribution
                                             Date and (ii) after application of
                                             amounts available from Noteholders'
                                             Interest Collections, amounts
                                             transferred from the Deferred
                                             Interest Account, collections
                                             otherwise allocable to the
                                             Certificateholders' Interest up to

                                             the Certificateholders'
                                             Subordinated Amount and amounts on
                                             deposit in the Spread Account and
                                             certain other amounts in the
                                             Collection Account, any shortfall
                                             in accrued and unpaid interest due
                                             on the Notes (other than Deferred
                                             Interest) (together, the
                                             "Guaranteed Distributions"), with
                                             such Guaranteed Distributions
                                             having been calculated in
                                             accordance with the original terms
                                             of the Policy and the Indenture.
                                             Any amendments or modifications to
                                             such terms shall require the
                                             Insurer's prior written consent.
                                             The effect of the Policy is to
                                             guarantee the timely payment of
                                             interest on the Class A and Class S
                                             Notes, and the ultimate payment of
                                             the principal amount of the Class A
                                             Notes.

                                             The "Guaranteed Principal
                                             Distribution Amount" for any
                                             Distribution Date on which the
                                             Certificateholders' Subordinated
                                             Amount has been reduced to zero
                                             shall be the amount, if any, by

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                                             which the Note Principal Balance
                                            (after giving effect to all other
                                            amounts distributable and allocable
                                            to principal on the Notes on such
                                            Distribution Date including
                                            application of any amounts available
                                            therefor in the Spread Account)
                                            exceeds the Invested Amount for such
                                            Distribution Date after giving
                                            effect to distributions of
                                            principal, if any, to the
                                            Noteholders and the allocation of
                                            Noteholders' Loss Amounts on such
                                            Distribution Date. In addition, the
                                            Policy will guarantee the payment of

                                            the outstanding Note Principal
                                            Balance on the Distribution Date in
                                            August, 2024 (after giving effect to
                                            all other amounts distributable and
                                            allocable to principal on such
                                            Distribution Date and after applying
                                            any amounts available in the Spread
                                            Account).

                                             In accordance with the Indenture
                                             and the Insurance Agreement, the
                                             Indenture Trustee will be required
                                             to establish and maintain the
                                             Spread Account for the benefit of
                                             the Insurer and the Noteholders to
                                             be used prior to any draws upon the
                                             Policy. The Indenture Trustee shall
                                             deposit the amounts into the Spread
                                             Account as required by the
                                             Indenture and the Insurance
                                             Agreement.

                                             In the absence of payments from the
                                             Spread Account and under the
                                             Policy, Noteholders will directly
                                             bear the credit and other risks
                                             associated with the Trust
                                             obligations. See "DESCRIPTION OF
                                             THE NOTES--The Policy."

Limited Subordination of
Certificateholders' Interest...............  If Noteholders' Interest
                                             Collections and funds payable from
                                             the Deferred Interest Account on
                                             any Distribution Date are
                                             insufficient to pay (i) accrued
                                             interest due and any overdue
                                             accrued interest (with interest
                                             thereon) on the Class A Notes and
                                             then accrued interest due and any
                                             overdue accrued interest (with
                                             interest thereon) on the Class S
                                             Notes, and (ii) the Noteholders'
                                             Loss Amount, allocable to the
                                             Noteholders on such Distribution
                                             Date (such insufficiency being the
                                             "Required Amount"), Interest
                                             Collections and Principal
                                             Collections allocable to the
                                             Certificateholders' Interest (but
                                             not in excess of the then
                                             outstanding Certificateholders'
                                             Subordinated Amount, determined as
                                             provided herein) will be applied to

                                             cover the Required Amount. The
                                             portion of the Required Amount in
                                             respect of clause (ii) above not
                                             covered by such collections (up to
                                             the remaining Certificateholders'
                                             Subordinated Amount and not in
                                             excess of the Noteholders' Loss
                                             Amounts allocable to Noteholders)
                                             will be reallocated to the
                                             Certificateholders' Interest,
                                             thereby reducing the
                                             Certificateholders' Interest. If
                                             such Noteholders' Interest
                                             Collections and funds payable from
                                             the Deferred Interest Account plus
                                             the amount of collections allocable
                                             to the Certificateholders' Interest
                                             which have been so applied to cover
                                             the Required Amount plus the amount
                                             available therefor in the Spread
                                             Account are together insufficient
                                             to pay the amounts set forth in
                                             item (i) of the definition of
                                             Required Amount, then a draw will
                                             be made on the Policy for such
                                             Distribution Date to cover the
                                             amount by which interest owed to
                                             the Class A Noteholders at the
                                             Class A Note Rate and to the Class
                                             S Noteholders at the Class S Note
                                             Rate (other

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                                             than Deferred Interest) exceeds
                                             Noteholders' Interest Collections,
                                             amounts available in the Deferred
                                             Interest Account, collections
                                             allocable to the
                                             Certificateholders' Interest and
                                             amounts on deposit in the Spread
                                             Account. In addition, if on any
                                             Distribution Date on or after the
                                             Certificateholders' Subordinated
                                             Amount is reduced to zero, the Note
                                             Principal Balance exceeds the
                                             Invested Amount (after giving

                                             effect to all allocations and
                                             distributions with respect to
                                             principal to be made on the Class A
                                             Notes on such Distribution Date
                                             including amounts withdrawn from
                                             the Spread Account), a draw will be
                                             made on the Policy for such
                                             Distribution Date in the amount by
                                             which the Note Principal Balance
                                             exceeds the Invested Amount. After
                                             the Certificateholders'
                                             Subordinated Amount has been
                                             reduced to zero, the Required
                                             Amount will no longer be supported
                                             by the Certificateholders'
                                             Subordinated Amount as described
                                             above.

                                             With respect to any Distribution
                                             Date, the "Certificateholders'
                                             Subordinated Amount" equals
                                             $3,859,110.37 minus (i) the
                                             aggregate amount of principal and
                                             interest collections allocable to
                                             the Certificateholders' Interest
                                             that have previously been
                                             distributed to the Noteholders to
                                             cover a Required Amount as
                                             described above and (ii) the
                                             aggregate amount of the
                                             Noteholders' Loss Amounts that have
                                             previously been reallocated to the
                                             Certificateholders' Interest as
                                             described above. The
                                             Certificateholders' Subordinated
                                             Amount at any time may also be
                                             further reduced if such reduction
                                             is consented to by both the Rating
                                             Agencies and the Insurer and upon
                                             satisfaction of certain other
                                             conditions specified in the
                                             Indenture.

Overcollateralization Amount...............  The distribution of Accelerated
                                             Principal Distribution Amounts, if
                                             any, to Class A Noteholders may
                                             result in the Invested Amount being
                                             greater than the Note Principal
                                             Balance, thereby creating the
                                             Overcollateralization Amount. The
                                             Overcollateralization Amount, if
                                             any, will be available to absorb
                                             any Noteholders' Loss Amount (a)
                                             not covered by Noteholders'

                                             Interest Collections, available
                                             funds on deposit in the Deferred
                                             Interest Account and collections
                                             otherwise allocable to the
                                             Certificateholders' Interest up to
                                             the Certificateholders'
                                             Subordinated Amount and (b) not
                                             reallocated to the
                                             Certificateholders' Interest up to
                                             the Certificateholders'
                                             Subordinated Amount. Payments of
                                             Accelerated Principal Distribution
                                             Amounts are not covered by the
                                             Policy. Any Noteholders' Loss
                                             Amounts not covered by such
                                             overcollateralization, collections
                                             otherwise payable to the
                                             Certificates up to the
                                             Certificateholders' Subordinated
                                             Amount, amounts on deposit in the
                                             Spread Account and available funds
                                             on deposit in the Deferred Interest
                                             Account, or Noteholders' Interest
                                             Collections and amounts not
                                             reallocated to the
                                             Certificateholders' Interest will
                                             be covered by draws on the Policy
                                             to the extent provided therein.

Record Date................................  The last day preceding a
                                             Distribution Date or, if the Notes
                                             are no longer Book-Entry
                                             Securities, the last day of the
                                             month preceding a Distribution
                                             Date.

--------------------------------------------------------------------------------

Servicing..................................  The Servicer will be responsible for servicing, managing and making
                                             collections on the HELOCs. The
                                             Servicer will deposit all
                                             collections in respect of the
                                             HELOCs into the Collection Account
                                             as described herein. On or before
                                             the third Business Day prior to
                                             each Distribution Date (the

                                             "Determination Date"), the Servicer
                                             will calculate, and instruct the
                                             Indenture Trustee regarding the
                                             amounts to be paid, as described
                                             herein, to the Noteholders on such
                                             Distribution Date. See "DESCRIPTION
                                             OF THE NOTES--Distributions on the
                                             Notes." With respect to each
                                             Collection Period, the Servicer
                                             will retain from collections in
                                             respect of interest on the HELOCs,
                                             on behalf of itself, a portion of
                                             such collections as a monthly
                                             servicing fee (the "Servicing Fee")
                                             in the amount of 0.50% per annum
                                             (the "Servicing Fee Rate") on the
                                             aggregate Principal Balances of the
                                             HELOCs as of the first day of each
                                             such Collection Period. See
                                             "DESCRIPTION OF THE
                                             NOTES--Servicing Compensation and
                                             Payment of Expenses." In certain
                                             limited circumstances, the Servicer
                                             may resign or be removed, in which
                                             event either the Indenture Trustee
                                             or a third-party servicer will be
                                             appointed as a successor Servicer.
                                             See "DESCRIPTION OF THE
                                             NOTES--Certain Matters Regarding
                                             the Servicer and the Sponsor."

Termination; Optional Redemption...........  The Trust will generally terminate on the later of (A) the
                                             Distribution Date immediately
                                             following the payment in full of
                                             all amounts owing to the Insurer
                                             and (B) the earliest of (i) the
                                             Distribution Date on which the Note
                                             Principal Balance has been reduced
                                             to zero and all other amounts due
                                             and owing to the Noteholders have
                                             been paid, (ii) the Distribution
                                             Date immediately following the
                                             final payment or other liquidation
                                             of the last HELOC in the Trust,
                                             (iii) the Distribution Date
                                             immediately following the optional
                                             redemption to the Sponsor of the
                                             Notes, as described below and (iv)
                                             the Distribution Date in August,
                                             2024. Interest on the Class S Notes
                                             will not accrue after the Note
                                             Principal Balance has been reduced
                                             to zero. The Notes will be subject

                                             to optional redemption by the
                                             Sponsor on any Distribution Date
                                             after the Note Principal Balance is
                                             reduced to an amount less than or
                                             equal to approximately $18,906,500
                                             (10% of the Original Class A Note
                                             Principal Balance) and all amounts
                                             due and owing to the Insurer and
                                             unreimbursed draws on the Policy,
                                             together with interest thereon, as
                                             provided under the Insurance
                                             Agreement, have been paid. The
                                             redemption price will be equal to
                                             the sum of the outstanding Note
                                             Principal Balance and accrued and
                                             unpaid interest thereon at the
                                             Class A Note Rate plus payment of
                                             all amounts due and owing to the
                                             Class S Noteholders through the day
                                             preceding the final Distribution
                                             Date, together with all amounts due
                                             and owing to the Insurer and
                                             unreimbursed draws on the Policy.
                                             See "DESCRIPTION OF THE
                                             NOTES--Termination; Retirement of
                                             the Notes" herein.

                                             In addition, the Trust may be
                                             liquidated as a result of certain
                                             events of bankruptcy, insolvency or
                                             receivership relating to the
                                             Sponsor. See "DESCRIPTION OF THE
                                             NOTES--Rapid Amortization Events"
                                             herein.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Mandatory Retransfer of
Certain HELOCs.............................  The Sponsor will make certain representations and warranties in
                                             the Sale and Servicing Agreement
                                             with respect to the HELOCs. If the
                                             Sponsor breaches certain of its
                                             representations and warranties with
                                             respect to any HELOC and such
                                             breach materially and adversely
                                             affects the interests of the

                                             Noteholders or the Insurer and is
                                             not cured within the specified
                                             period, the HELOC will be removed
                                             from the Trust upon the expiration
                                             of a specified period from the date
                                             on which the Sponsor becomes aware
                                             or receives notice of such breach
                                             and will be reassigned to the
                                             Sponsor. See "DESCRIPTION OF THE
                                             NOTES--Assignment of HELOCs"
                                             herein.

Tax Status.................................  Subject to the qualifications set forth in "CERTAIN FEDERAL INCOME
                                             TAX CONSEQUENCES" herein, Dewey
                                             Ballantine, special tax counsel to
                                             the Sponsor and counsel to the
                                             Underwriter ("Tax Counsel") is of
                                             the opinion that, for federal
                                             income tax purposes, the Notes will
                                             be characterized as debt. Each
                                             Noteholder, by the acceptance of a
                                             Note, will agree to treat the Notes
                                             as debt. See "CERTAIN FEDERAL
                                             INCOME TAX CONSEQUENCES" herein.

ERISA Considerations.......................  Subject to the conditions and considerations discussed under
                                             "ERISA CONSIDERATIONS," the Notes
                                             are eligible for purchase by
                                             pension, profit-sharing or other
                                             employee benefit plans as well as
                                             individual retirement accounts and
                                             certain types of Keogh Plans (each,
                                             a "Benefit Plan"). See "ERISA
                                             CONSIDERATIONS" herein.

Legal Investment Considerations............  The Notes will not constitute
                                             "mortgage related securities" for
                                             purposes of the Secondary Mortgage
                                             Market Enhancement Act of 1984
                                             ("SMMEA"), because not all of the
                                             Mortgages securing the HELOCs are
                                             first mortgages. Accordingly, many
                                             institutions with legal authority
                                             to invest in comparably rated
                                             securities based solely on first
                                             mortgages may not be legally
                                             authorized to invest in the Notes.
                                             See "LEGAL INVESTMENT
                                             CONSIDERATIONS" herein.

Ratings....................................  It is a condition to the issuance of the Class A and Class S Notes

                                             that they be rated "AAA" and
                                             "AAAr," respectively, by Standard &
                                             Poor's Ratings Group, a division of
                                             The McGraw Hill Companies, Inc.
                                             ("Standard & Poor's") and "Aaa" by
                                             Moody's Investors Service, Inc.
                                             ("Moody's" and together with
                                             Standard & Poor's, the "Rating
                                             Agencies"). The ratings assigned to
                                             the Class A Notes do not address
                                             the timeliness or likelihood of the
                                             payment of Deferred Interest. In
                                             general, ratings address credit
                                             risk and do not address the
                                             likelihood of prepayments. See
                                             "RATINGS" herein.

--------------------------------------------------------------------------------

                                  RISK FACTORS

     Purchasers of the Notes should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Notes.

     Book-Entry Securities. Issuance of the Notes in book-entry form may reduce the liquidity of such Notes in the secondary trading market since investors may be unwilling to purchase Notes for which they cannot obtain physical certificates. See "DESCRIPTION OF THE NOTES--Book-Entry Securities" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

     Since transactions in the Notes can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a beneficial owner of Book-Entry Securities (each a "Note Owner") to pledge a Note to persons or entities that do not participate in the DTC may be limited due to lack of a physical certificate representing the Notes. See "DESCRIPTION OF THE NOTES--Book-Entry Securities" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

     Note Owners may experience some delay in their receipt of distributions of interest and principal on the Notes since such distributions will be forwarded by the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its participants which will thereafter credit them to the accounts of Note Owners either directly or indirectly through indirect participants. Note Owners will not be recognized as Noteholders as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its participants. See "DESCRIPTION OF THE NOTES--Book-Entry Securities" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

     Cash Flow Considerations. Minimum required monthly payments on the HELOCs will at least equal accrued monthly interest on the Notes. Even assuming that the Mortgaged Properties provide adequate security for the HELOCs, substantial delays could be encountered in connection with the liquidation of HELOCs that are delinquent and resulting shortfalls in distributions to Noteholders could occur if the Insurer were unable to perform on its obligations under the Policy. Furthermore, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the HELOCs and thereby reduce the proceeds payable to Noteholders. In the event any of the Mortgaged Properties fail to provide adequate security for the related HELOCs, Noteholders could experience a loss if the Insurer were unable to perform its obligations under the Policy.

     Prepayment Considerations. The HELOCs may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the HELOCs, have been originated in significant volume only during the past few years and neither the Sponsor nor the Servicer is aware of any relevant studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the HELOCs may experience a higher rate of prepayment than traditional mortgage loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, all of the HELOCs contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the HELOC. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such HELOC. See "DESCRIPTION OF THE NOTES" herein and "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Loan Agreements that may affect the prepayment experience on the HELOCs.

     Note Ratings. The ratings of the Notes will depend primarily on an assessment by the Rating Agencies of the HELOCs and upon the claims-paying ability of the Insurer. Any reduction in a rating assigned to the claims-paying ability of the Insurer below the rating initially given to the Notes may result in a reduction in the rating of the Notes. The ratings by the Rating Agencies of the Notes are not a recommendation to purchase, hold or sell the Notes, inasmuch as such ratings do not address the market price or suitability for a particular investor.

There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Notes do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Legal Considerations. The HELOCs are secured by first or second mortgages or deeds of trust (which generally are second mortgages). With respect to HELOCs that are secured by first mortgages or deeds of trust, the Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such HELOC. HELOCs secured by second mortgages or deeds of trust are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Insurer is unable to perform its obligations under the Policy, the Noteholders will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "CERTAIN LEGAL ASPECTS OF THE LOANS" in the Prospectus.

     Insolvency Related Matters. The sale of the HELOCs from the Company to the Sponsor pursuant to the Purchase Agreement will be treated as a sale of the

HELOCs. However, in the event of an insolvency of the Company, the trustee in bankruptcy of the Company may attempt to recharacterize the sale of the HELOCs as a borrowing by the Company, secured by a pledge of the applicable HELOCs. If the trustee in bankruptcy decided to challenge such transfer and if the HELOCs have not been delivered to the Indenture Trustee, the interest of the Trust in the HELOCs will be that of an unperfected security interest. Even if the HELOCs have been delivered to the Indenture Trustee, delays in payments of the Notes and reductions in the amounts thereof could occur. The Sponsor will warrant in the Sale and Servicing Agreement that the transfer of the HELOCs by it to the Trust is either a valid transfer and assignment of such HELOCs to the Trust or the grant to the Trust of a security interest in such HELOCs.

     If a conservator, receiver or trustee were appointed for the Sponsor, or if certain other events relating to the bankruptcy or insolvency of either the Company or the Sponsor were to occur, Additional Balances would not be sold to the Trust. In such an event, the Rapid Amortization Period would commence and the Indenture Trustee would attempt to sell the HELOCs (unless Noteholders holding Notes aggregating at least 51% of the Voting Rights instruct otherwise), thereby causing early payment of the Note Principal Balance. The net proceeds of such sale will first be paid to the Insurer to the extent of unreimbursed draws under the Policy and any other amounts owing to the Insurer pursuant to the Insurance Agreement. The Fixed Allocation Percentage of any remaining amounts will be distributed to the Class A Noteholders. Such amount may be insufficient to pay the Note Principal Balance or the interest at the Note Rate in full. Subject to the prior written consent of the Insurer to the terms of such sale or other disposition of the HELOCs, the Policy will be available to cover such shortfalls. Upon termination of the Trust as discussed in this paragraph, the right of the Holders of the Class S Notes to receive distributions in respect of interest will be terminated.

     In the event of a bankruptcy or insolvency of the Servicer, the bankruptcy trustee or receiver may have the power to prevent the Indenture Trustee or the Noteholders from appointing a successor Servicer.

     Geographic Concentration. As of the Initial Cut-Off Date, approximately 86.12%, 2.84%, and 3.43% of the Initial HELOCs by Original Pool Balance are secured by Mortgaged Properties that are located in the States of California, Washington and Oregon, respectively. An overall decline in the residential real estate markets in these states could adversely affect the values of the Mortgaged Properties securing such HELOCs such that the Principal Balances of the related HELOCs, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the residential real estate markets in these states will not weaken. If these residential real estate markets should experience an overall decline in property values after the dates of origination of the HELOCs, the rates of losses on the HELOCs would be expected to increase, and could increase substantially. In the event of a natural disaster, such as an earthquake, fire or flood, the values of the Mortgaged Properties may decline. Neither the Mortgages, the Sale and Servicing Agreement nor the Loan Agreements require natural disaster insurance such as would insure against earthquake damage.

     Servicer's Ability to Change the Terms of the HELOCs. The Servicer may agree to changes in the terms of a Loan Agreement, provided that such changes
(i) do not adversely affect the interest of the Noteholders or the Insurer, and
(ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the HELOCs. In addition, the Sale and Servicing Agreement permits the Servicer, within certain limitations described therein, to increase the Credit Limit of the related HELOC or reduce the Margin for such HELOC.


                             FORMATION OF THE TRUST

General

     Headlands Home Equity Loan Trust 1997-1, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the HELOCs, the other assets of the Trust and any proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

     The Trust will not acquire any assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

Certain Activities

     The Trust will not, except as expressly provided in the Trust Agreement and the Indenture: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities; (v) engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property; or (vii) repurchase or otherwise reacquire its securities.

The Owner Trustee

     Wilmington Trust Company, the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,

Attention: Corporate Trust Administration. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Notes and the Certificates are limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement, the Indenture and the Sale and Servicing Agreement.

The Indenture Trustee

     The First National Bank of Chicago is the Indenture Trustee under the Indenture. The First National Bank is a national banking association and the principal offices of which are located in Chicago, Illinois. The Indenture Trustee's duties in connection with the Notes are limited solely to its express obligations under the Indenture and the Sale and Servicing Agreement.

                               THE TRUST PROPERTY

     The Trust Property will include certain adjustable rate home equity revolving credit line loans made or to be made and conveyed to the Trust on the Closing Date under certain home equity revolving credit line loan agreements; the collections in respect of the HELOCs received after the related Cut-Off Date (except with respect to interest payments on the Initial HELOCs, an amount equal to twenty-five days' interest on the Original Pool Balance, calculated at the weighted average Loan Rate); property that secured a HELOC that has been acquired by foreclosure or deed in lieu of foreclosure; rights of the Sponsor under hazard insurance policies covering the Mortgaged Properties; the Policy; amounts on deposit in the Collection Account; amounts on deposit in the Funding Account; amounts on deposit in the Spread Account; amounts on deposit in the Deferred Interest Account; certain rights of the Sponsor under the Purchase Agreement; and certain other property. The HELOCs are secured by first or second mortgages or deeds of trust on residential properties that are primarily one-to-four family properties and also include planned unit developments and condominiums. During the Funding Period, the Trust shall have the right to purchase Subsequent HELOCs from amounts on deposit in the Funding Account.


                                   THE INSURER

     The following information set forth in this section has been provided by the Insurer. Accordingly, the Sponsor, the Servicer and the Underwriter make no representation as to the accuracy and completeness of such information.

     CapMAC is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is licensed in 50 states in addition to the District of Columbia, the

Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated "Aaa" by Moody's, "AAA" by Standard & Poor's, "AAA" by Duff & Phelps Credit Rating Co. and "AAA" by Nippon Investors Service Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     CapMAC is wholly-owned by CapMAC Holdings Inc. ("Holdings"). Neither Holdings nor any of its stockholders is obligated to pay any claims under any surety bond issued by CapMAC or any debts of CapMAC or to make additional capital contributions.

     CapMAC is regulated by the Superintendent of Insurance of the State of New York. In addition, CapMAC is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that CapMAC may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. CapMAC is subject to periodic regulatory examinations by the same regulatory authorities.

     CapMAC's obligations under the Surety Bond(s) may be reinsured. Such reinsurance does not relieve CapMAC of any of its obligations under the Surety Bond(s).

     THE SURETY BOND IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     As at December 31, 1996 and 1995, CapMAC had qualified statutory capital (which consists of policyholders' surplus and contingency reserve) of approximately $260 and $240 million, respectively,and had not incurred any debt obligations. Article 69 of the New York State Insurance Law requires CapMAC to establish and maintain the contingency reserve, which is available to cover claims under surety bonds issued by CapMAC.

     The audited financial statements of CapMAC prepared in accordance with generally accepted accounting principles as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 and the unaudited financial statements of CapMAC as of June 30, 1997 and for the three and six month periods then ended are attached as exhibits to this document as Annex I. Copies of CapMAC's financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, are filed with the Insurance Department of the State of New York and are available upon request.

     CapMAC is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.


                           HEADLANDS MORTGAGE COMPANY

General

     The Company is a closely-held California corporation which was organized in 1981. The common stock of the Company is owned by the Hart and Paul families. The Company is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one to four-unit family residences, and the purchase and sale of mortgage servicing rights. As of December 31, 1996 and June 30, 1997, the Company had total assets of $288,990,472 and $435,826,382, respectively and shareholders equity of $29,144,240 and $45,894,160, respectively.

     The Company is headquartered in Northern California, and has production branches in California, Washington, Oregon, Idaho, Nevada and Arizona. Loans are originated primarily on a wholesale basis, through a network of independent mortgage loan brokers approved by the Company. The HELOCs were acquired by the Company in one of the three following manners: (i) originated by an independent broker and purchased by the Company, (ii) originated by a broker and funded by the Company, or (iii) originated and funded by the Company in the ordinary course of business.

     The Company's executive offices are located at 700 Larkspur Landing Circle, Suite 250, Larkspur, CA 94939.

Servicing Overview

     The Company (in its capacity as servicer) will act as servicer for the HELOCs pursuant to the Sale and Servicing Agreement. All of the HELOCs are currently serviced by the Company substantially in accordance with the procedures described herein and in the accompanying Prospectus. The Company has only recently started servicing home equity loans. As a result, there is limited information as to the losses on HELOCs serviced by the Company.

     As of June 30, 1997, the Company's mortgage loan servicing portfolio consisted of 35,083 one to four family residential mortgage loans with an aggregate principal balance of $3.874 billion. The Company's primary source of mortgage servicing rights is from mortgage loans originated through mortgage brokers.

     The Company's Servicing Center was established in January 1994. As of June 30, 1997, it had a staff of 58 employees. Prior to January 1994, the Company's servicing portfolio was subserviced by a third party.

     Mortgage loan servicing includes collecting payments from borrowers and remitting those funds to investors, accounting for mortgage loan principal and interest, reporting to investors, holding custodial funds for payment of mortgage and mortgage related expenses such as taxes and insurance, advancing funds to cover delinquent payments, inspecting foreclosures and property disposition in the event of unremedied defaults, and otherwise administering the mortgages.

     The following table summarizes the delinquency experience including pending foreclosures on residential mortgage loans originated or acquired as part of the Company's mortgage banking operations and included in the Company's servicing portfolio at the dates indicated. As of December 31, 1994, 1995 and 1996 and June 30, 1997, the total principal balance of loans serviced by the Company was (in millions) $4,779, $4,149, $4,387 and $3,874, respectively.


                           HEADLANDS MORTGAGE COMPANY
                           OVERALL MORTGAGE PORTFOLIO
                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                                                          at December 31
                           -----------------------------------------------------------------------------

                                    1994                       1995                      1996                 at June 30, 1997
                           ------------------------   -----------------------   ------------------------  -------------------------

                                         Percent of               Percent of                 Percent of                  Percent of
                                         Servicing                 Servicing                  Servicing                  Servicing
                              Loans      Portfolio       Loans     Portfolio      Loans       Portfolio       Loans      Portfolio
                           -----------  -----------   ----------- -----------   -----------  -----------  -----------   -----------
Total Number**                  29,076       100%         27,261        100%        34,363        100%          35,083       100%
                             =========  ========       =========   ========      =========   ========         ========   =======

Period of Delinquency:
30-59 days                         327       1.1%            283        1.0%           466        1.4%             298       0.9%
60-89 days                          49       0.2%             62        0.2%            43        0.1%              51       0.1%
90 days or more
                                    50       0.2%             47        0.2%            14        0.0%              29       0.1%
                             ---------  --------       ---------   --------      ---------   --------         --------   -------
Total Delinquencies
(excluding Foreclosures)           426       1.5%            392        1.4%           523        1.5%             378       1.1%
                             =========  ========       =========   ========      =========   ========         ========   =======

Foreclosures Pending               102       0.3%            146        0.5%           197        0.6%              98       0.3%


** The total portfolio has been reduced by the number of loans pending service release or that have been foreclosed.

                       HEADLANDS' HOME EQUITY LOAN PROGRAM

     The HELOCs will have been purchased by the Company, either directly or through affiliates, from mortgage loan brokers. The HELOCs have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

Underwriting Standards

     The Company believes that the HELOCs originated were underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a home equity line of credit is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy or other public records. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to a loan on a two-to-four unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two-to-four unit project's cash flow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the two-to-four unit project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. For loan values to $650,000 appraisers may use either a full appraisal (FNMA 1104/FHLMC
70) or a drive-by appraisal (FHLMC 704); for values between $650,001 to $1,000,000 with a combined loan-to-value of less than 75%, only a full appraisal is acceptable; for values between $650,001 to $1,000,000 with a combined loan-to-value of greater than 75%, only a full appraisal and one field review ordered by the Company is acceptable; and for loans with values greater than $1,000,000 with a combined loan-to-value greater than 65%, two full appraisals are required. The Company may order discretionary reviews at any time to ensure the value of the properties.

     In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by the Company may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

     The Company requires title insurance for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

     A lender may originate HELOCs under a reduced documentation program. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification is waived.

     In the case of a HELOC secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Sponsor will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the HELOC.


                                   THE SPONSOR

     The Sponsor is a company incorporated in Delaware on November 18, 1996. The Sponsor is a special purpose corporation organized for limited purposes, with limited assets and a limited operating history.


                            DESCRIPTION OF THE HELOCs

General

     The HELOCs were originated pursuant to Loan Agreements and promissory notes and the appropriate state disclosure statements and are secured by first or second mortgages or deeds of trust, on Mortgaged Properties located in 12 states. The Mortgaged Properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. See "--HELOC Terms" below.

     The Original Pool Balance is $192,924,110.37, which is equal to the aggregate Principal Balances of the Initial HELOCs as of the Initial Cut-Off Date. The average Cut-Off Date Principal Balance of the Initial HELOCs was approximately $39,308.09 (excluding those HELOCs with a $0.00 principal balance), the minimum Cut-Off Date Principal Balance of the Initial HELOCs was $0.00, the maximum Cut-Off Date Principal Balance of the Initial HELOCs was $300,000, the minimum Loan Rate and the maximum Loan Rate as of the Initial Cut-Off Date were 5.875% and 14.00% per annum, respectively, and the weighted average Loan Rate as of the Initial Cut-Off Date was approximately 7.30% per annum. As of the Initial Cut-Off Date, the weighted average Credit Limit Utilization Rate (weighted by credit line) (as defined below) of the Initial HELOCs was approximately 74.87% and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" of a HELOC is determined by dividing the Cut-Off Date Principal Balance by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for the Initial HELOCs as of the Initial Cut-Off Date ranged from 170 months to 300 months and the weighted average remaining term to scheduled maturity was approximately
231.8 months. As of the Initial Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Initial HELOCs was approximately 85.10%. Credit Limits under the Initial HELOCs as of the Cut-Off Date ranged from $8,700 to $500,000 and averaged approximately $50,014.75. The weighted average second mortgage ratio (which is the Credit Limit for the related HELOC, provided such HELOC was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Initial HELOC) was approximately 22.22%. As of the Initial Cut-Off Date, no Initial HELOCs represented first liens on the related Mortgaged Properties, while approximately 100% of the Initial HELOCs represented second liens. As of the Initial Cut-Off Date approximately 80.61% of the Initial HELOCs are secured by Mortgaged Properties which are single-family residences and approximately 98.00% of the single family residences were owner-occupied. As of the Initial Cut-Off Date, approximately 86.12%, 2.84% and 3.43% of the Initial HELOCs by Original Pool Balance are located in the States of California, Washington and Oregon. No other state represents more than 2.27% of the Original Pool Balance of the Initial HELOCs.

     Real estate lenders in California are unable as a practical matter to obtain a deficiency judgment against the borrower on a loan secured by one- to four-unit real estate. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

HELOC Terms

     The HELOCs consist of loans originated under two different loan term options: a 15-year HELOC and a 25-year HELOC.

     The HELOC loan programs have either a 5-year or 15-year draw period, during which the borrower may make cash withdrawals against the equity line and a 10-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid.

     A borrower may access a HELOC credit line at any time during the draw period by writing a check. The minimum payment during the draw period of the HELOC is the greatest of accrued finance charges on the average daily balance of the HELOC at the applicable Loan Rate, $100, or 1% of the outstanding principal balance. The payment during the repayment period of the HELOC is calculated as accrued interest plus .8333% of principal outstanding as of the last day of the draw period. HELOCs bear interest at a variable rate which changes monthly with changes in the applicable Index Rate (as defined below). All HELOCs are subject to a maximum rate equal to approximately 18% per annum and subject to applicable usury limitations. The Loan Rate on the HELOCs is the sum of the Index Rate plus the Margin (subject to "teaser loans") which generally ranges between 0% and 5.75% and had a weighted average, as of the Initial Cut-Off Date, of approximately 3.08%, divided by 365 days.

     The sum of the columns in the tables below may not equal the total indicated due to rounding. Set forth below is a description of certain characteristics of the Initial HELOCs as of the Initial Cut-Off Date:

                                                PRINCIPAL BALANCES

                                                   Number                  Aggregate               Percent of
                                                 of Initial               Cut-Off Date              Original
Range of Principal Balances                        HELOCs              Principal Balance          Pool Balance
-------------------------------------------  -------------------     ----------------------   ---------------------
<0.00......................................                244            $          0.00                0.00%

$0.01         -   25,000.00................              1,756              28,349,758.41               14.69


$25,000.01    -   50,000.00................              2,161              80,596,196.78               41.78

$50,000.01    -   75,000.00................                526              32,633,526.37               16.92

$75,000.01    -   100,000.00...............                319              28,879,879.16               14.97

$100,000.01>...............................                146              22,464,749.65               11.64
                                             -------------------     ----------------------   ---------------------
     Total                                               5,152            $192,924,110.37             100.00%
                                             ===================     ======================   =====================

                                                               GEOGRAPHIC DISTRIBUTION(1)

                                                 Number                  Aggregate                  Percent of
                                               of Initial               Cut-Off Date                 Original
State                                            HELOCs              Principal Balance             Pool Balance
--------------------------------------       ---------------    ----------------------------      --------------
Arizona...............................               105               $   3,084,726.22                  1.60%
California............................             4,310                 166,137,622.04                 86.12
Colorado..............................                75                   2,378,534.89                  1.23
Florida...............................                 4                     109,696.16                  0.06
Idaho.................................                61                   1,526,623.98                  0.79
Montana...............................                33                     821,776.60                  0.43
Nevada................................                80                   2,193,568.71                  1.14
New Mexico............................                 3                     152,640.64                  0.08
Oregon................................               185                   6,612,372.42                  3.43
Utah..................................               135                   4,381,880.93                  2.27
Washington............................               159                   5,484,767.78                  2.84
Wyoming...............................                 2                      39,900.00                  0.02
                                             ---------------    ----------------------------      --------------
     Total............................             5,152                $192,924,110.37                100.00%
                                             ===============    ============================      ==============

------------------
(1) Geographic location is determined by the address of the Mortgaged Property securing the related Initial HELOC.

                        COMBINED LOAN-TO-VALUE RATIOS(1)

                                                  Number                   Aggregate              Percent of
               Range of                         of Initial               Cut-Off Date              Original
     Combined Loan-to-Value Ratios                HELOCs               Principal Balance         Pool Balance
--------------------------------------        --------------        -----------------------    -----------------
<10.00%...............................                   2              $      30,351.49              0.02%
10.01 to 20.00%.......................                  19                    709,772.36              0.37
20.01 to 30.00%.......................                  33                    989,102.91              0.51
30.01 to 40.00%.......................                  39                  1,215,220.51              0.63
40.01 to 50.00%.......................                  55                  2,666,429.26              1.38
50.01 to 60.00%.......................                  96                  3,953,962.06              2.05

60.01 to 70.00%.......................                 220                  9,304,863.01              4.82
70.01 to 80.00%.......................                 828                 34,394,083.40             17.83
80.01 to 90.00%.......................               2,804                 98,425,905.48             51.02
90.01 to 100.00%......................               1,056                 41,234,419.89             21.37
                                              --------------        -----------------------    -----------------
     Total............................               5,152               $192,924,110.37           100.00%
                                              ==============        =======================    =================

------------------
(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the HELOCs and (ii) any outstanding principal balances of mortgage loans senior to the HELOCs (calculated at the date of origination of the HELOCs) to (B) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination.


                                  PROPERTY TYPE

                                                  Number                 Aggregate              Percent of
                                                of Initial              Cut-Off Date             Original
Property Type                                     HELOCs             Principal Balance         Pool Balance
------------------------------------          ---------------    --------------------------   ---------------
Two Units...........................                    111            $   3,956,444.87              2.05%
Three Units.........................                     21                  770,205.74               0.40
Four Units..........................                     36                1,132,431.06               0.59
Condominium/Townhouse...............                    283                8,337,283.95               4.32
Single Family.......................                  4,109              155,520,939.34              80.61
PUD.................................                    592               23,206,805.41              12.03
                                              ---------------    --------------------------   ---------------
     Total..........................                  5,152             $192,924,110.37            100.00%
                                              ===============    ==========================   ===============

                    LOAN RATES AS OF THE INITIAL CUT-OF-DATE

                                                           Number           Aggregate           Percent of
                                                         of Initial        Cut-Off Date          Original
Loan Rates                                                 HELOCs       Principal Balance      Pool Balance
---------------------------------------------------     ------------   --------------------   ---------------

5.88 to 6.00.......................................          3,748          $143,142,646.95          74.20%
6.01 to 6.50.......................................              1                   262.00           0.00
6.51 to 7.00.......................................              1                56,522.40           0.03
8.51 to 9.00.......................................              3                36,466.77           0.02
9.01 to 9.50.......................................             11               425,743.52           0.22
9.51 to 10.00......................................            452            15,651,428.35           8.11
10.01 to 10.50.....................................             37             1,106,142.20           0.57
10.51 to 11.00.....................................             50             1,642,959.08           0.85
11.01 to 11.50.....................................            196             5,433,730.29           2.82
11.51 to 12.00.....................................            227             7,663,320.67           3.97
12.01 to 12.50.....................................            218             9,054,960.57           4.69
12.51 to 13.00.....................................            140             4,934,631.37           2.56
13.01 to 13.50.....................................             57             3,075,742.74           1.59
13.51 to 14.00.....................................             11               699,553.46           0.36
                                                        ------------   --------------------   ---------------
     Total.........................................          5,152          $192,924,110.37        100.00%
                                                        ============   ====================   ===============

                                     MARGIN

                                                  Number                     Aggregate                Percent of
                                                of Initial                 Cut-Off Date                Original
Margins                                           HELOCs                 Principal Balance           Pool Balance
---------------------------------------   ----------------------   -----------------------------   ----------------
  >/- to 0.50..........................               218                  $      4,389,505.20             2.28%
0.51 to 1.00...........................               448                        17,599,486.51              9.12
1.01 to 1.50...........................               173                         6,997,756.86              3.63
1.51 to 2.00...........................               172                         6,396,370.17              3.32
2.01 to 2.50...........................               806                        24,957,094.75             12.94
2.51 to 3.00...........................               709                        27,387,677.93             14.20
3.01 to 3.50...........................               839                        31,606,793.50             16.38
3.51 to 4.00...........................               513                        24,792,561.79             12.85
4.01 to 4.50...........................               815                        27,713,984.82             14.37
4.51 to 5.00...........................               399                        17,711,925.62              9.18
5.01 to 5.50...........................                55                         3,003,757.87              1.56
5.51 to 5.75...........................                 5                           367,195.35              0.19
                                          ----------------------   -----------------------------   ----------------
     Total.............................             5,152                  $    192,924,110.37           100.00%
                                          ======================   =============================   ================


                                         CREDIT LIMIT UTILIZATION RATES(1)

                                                 Number of                   Aggregate                Percent of
                                                  Initial                  Cut-Off Date                Original
Range of Utilization Rates                        HELOCs                 Principal Balance           Pool Balance
---------------------------------------    ---------------------   -----------------------------   ----------------
  </- to 0.00..........................               244                  $              0.00              0.00%
0.01 to 10.00..........................               145                           351,442.18              0.18
10.01 to 20.00.........................                98                         1,156,454.76              0.60
20.01 to 30.00.........................               101                         1,597,215.70              0.83
30.01 to 40.00.........................               124                         2,606,570.28              1.35
40.01 to 50.00.........................               197                         5,995,685.65              3.11
50.01 to 60.00.........................               199                         5,821,378.04              3.02
60.01 to 70.00.........................               198                         7,016,749.69              3.64
70.01 to 80.00.........................               228                         9,362,933.20              4.85
80.01 to 90.00.........................               249                        10,136,136.70              5.25
90.01 to 100.00........................             3,369                       148,879,544.17             77.17
                                           ---------------------   -----------------------------   ----------------
     Total.............................             5,152                  $    192,924,110.37           100.00%
                                           =====================   =============================   ================

-------------
(1) The "Credit Limit Utilization Rate" of a HELOC is determined by dividing the Cut-Off Date Principal Balance of such HELOC by the Credit Limit of the related Credit Line Agreement.

                                  CREDIT LIMITS

                                                  Number                Aggregate                Percent of
                                                of Initial             Cut-Off Date               Original
Range Credit Limits                               HELOCs            Principal Balance           Pool Balance
---------------------------------------   ----------------------   --------------------   -------------------------
 8,700 - 25,000........................              1,154         $      19,369,427.73               10.04%
25,001 - 50,000........................              2,570                80,997,922.11               41.98
50,001 - 75,000........................                577                29,494,066.58               15.29
75,001 - 100,000.......................                582                35,572,151.66               18.44
100,001 - 125,000......................                 78                 6,268,273.09                3.25

125,001 - 150,000......................                 67                 5,954,196.62                3.09
150,001 - 175,000......................                 18                 2,220,169.44                1.15
> 175,000..............................                106                13,047,903.14                6.76
                                          ----------------------   --------------------   -------------------------
     Total.............................              5,152         $     192,924,110.37              100.00%
                                          ======================   ====================   =========================


                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                  Number                Aggregate                Percent of
                                                of Initial             Cut-Off Date               Original
Scheduled Maturity                                HELOCs            Principal Balance           Pool Balance
---------------------------------------   ----------------------   --------------------   -------------------------
                                                                                                            v
170 - 170 .............................                  1         $          21,600.00                0.01%
171 - 176 .............................              1,109                39,752,781.53               20.61
177 - 182 .............................              1,690                64,634,543.68               33.50
183 - 188..............................                  1                    21,959.01                0.01
279 - 284..............................                  1                    56,522.40                0.03
285 - 290..............................                  1                    94,092.84                0.05
291 - 296..............................              1,078                39,214,869.07               20.33
297 - 300 .............................              1,271                49,127,741.84               25.46
                                          ----------------------   --------------------   -------------------------
     Total.............................              5,152         $     192,924,110.37              100.00%
                                          ======================   ====================   =========================

                                           MONTH AND YEAR OF ORIGINATION

                                                  Number                Aggregate                Percent of
                                                of Initial             Cut-Off Date                Original
Month and Year of Origination                     HELOCs            Principal Balance           Pool Balance
---------------------------------------   ----------------------   --------------------   -------------------------
March 1996.............................                  1         $          56,522.40                0.03%
August 1996............................                  1                    94,092.84                0.05
September 1996.........................                  1                    21,600.00                0.01
October 1996...........................                  3                     9,580.54                0.00
November 1996..........................                 60                 1,869,137.42                0.97

December 1996..........................                456                16,291,133.07                8.44
January 1997...........................                479                17,134,096.31                8.88
February 1997 .........................                521                19,632,449.89               10.18
March 1997.............................                669                24,053,212.38               12.47
April 1997.............................                823                32,061,919.83               16.62
May 1997...............................                844                33,296,902.17               17.26
June 1997..............................                764                29,589,538.90               15.34
July 1997..............................                530                18,813,924.62                9.75
                                          ----------------------   --------------------   -------------------------
     Total.............................              5,152         $     192,924,110.37              100.00%
                                          ======================   ====================   =========================

Conveyance of Subsequent HELOCs

     The Sale and Servicing Agreement requires the Trust to purchase Subsequent HELOCs during the Funding Period for pledge under the Indenture subject to certain conditions and the availability thereof. Accordingly, the statistical characteristics of the HELOCs will vary as of any Distribution Date on which the acquisition of these additional HELOCs occurs.

     The obligation of the Trust to purchase all of the Subsequent HELOCs for pledge under the Indenture is subject to the following aggregate requirements:
(i) the weighted average Margin of all of the Subsequent HELOCs is at least 2.00%; (ii) the weighted average Combined Loan-to-Value Ratio of all of the Subsequent HELOCs is not more than 90.00%; (iii) 100% of all of the Subsequent HELOCs are not more than 30 days delinquent on a contractual basis as of their respective Cut-Off Dates; (iv) the remaining term to maturity of each Subsequent HELOC may not exceed 300 months; and (v) no Subsequent HELOC will have a Cut-Off Date Principal Balance greater than $240,000; provided, however, any of the foregoing requirements may be waived upon the consent of the Rating Agencies and the Insurer.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The Indenture, except as otherwise described herein, provides that the Class A Noteholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described herein, until the Note Principal Balance is reduced to zero. During the Funding Period, the Scheduled Principal Collections Distribution Amount will be deposited into the Funding Account and may be used by the Indenture Trustee to purchase Subsequent HELOCs. In the event that not all of the Principal Collections on deposit in the Funding Account have been used to acquire Subsequent HELOCs on the last Distribution Date of the Funding Period, then such Principal Collections will be used to acquire any remaining Additional Balances on such Distribution Date and any remaining amount on deposit therein will be distributed to the Class A Noteholders as a payment of principal. During the Managed Amortization Period, Class A Noteholders will receive the lesser of (i) Noteholders' Principal Collections and (ii) Principal Collections less the aggregate of Additional Balances created during the applicable Collection Period. During the Rapid Amortization Period, Class A Noteholders will receive amounts from Principal Collections based solely upon the Fixed Allocation Percentage. Because prior distributions of Principal Collections to Class A Noteholders serve to reduce the Floating Allocation Percentage but do not change the Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Class A Noteholders in amounts that are, in most cases, greater relative to the declining balance of the HELOCs than would be the case if the Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Class A Noteholders. This is especially true during the Rapid Amortization Period when the Class A Noteholders are entitled to receive Noteholders' Principal Collections and not a lesser amount. Moreover, to the extent of losses allocable to the Class A Noteholders during the Managed Amortization Period and the Rapid Amortization Period, Class A Noteholders may also receive as payment of principal the amount of such losses either from Noteholders' Interest Collections or, in some instances, collections otherwise payable to the Certificates (as described herein), draws on the Spread Account or under the Policy. The level of losses may therefore affect the rate of payment of principal on the Notes.

     To the extent obligors make more draws than principal payments, the Certificateholders' Interest may increase. Because during the Rapid Amortization Period the Noteholders' share of Principal Collections is based upon the Fixed Allocation Percentage (without reduction), an increase in the Certificateholders' Interest due to additional draws may also result in Noteholders receiving principal at a greater rate. The Sale and Servicing Agreement permits the Sponsor, at its option, but subject to the satisfaction of certain conditions specified in the Sale and Servicing Agreement, including the conditions described below, to remove certain HELOCs from the Trust at any time during the life of the Trust other than the Rapid Amortization Period, so long as the Certificateholders' Interest as of the transfer date after giving effect to such removal exceeds the Minimum Certificateholders' Interest. Such removals may affect the rate at which principal is distributed to Noteholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "DESCRIPTION OF THE NOTES--Optional Retransfers of HELOCs to the Sponsor" herein.

     The HELOCs may be prepaid in full or in part at any time without penalty. The prepayment experience with respect to the HELOCs will affect the weighted average life of the Notes.

     The rate of prepayment on the HELOCs cannot be predicted. Neither the Servicer nor the Sponsor is aware of any relevant studies or statistics on the rate of prepayment of such HELOCs. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the HELOCs amortize as described herein, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such HELOCs. The prepayment experience of the Trust with respect to the HELOCs may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the HELOCs contain "due-on-sale" provisions and the Servicer intends to enforce such provisions, unless (i) such enforcement is not permitted by applicable law or (ii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the HELOC. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related HELOC. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses" in the Prospectus.

     The yield to an investor who purchases the Notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the HELOCs is actually different than the rate anticipated by such investor at the time such Notes were purchased.

     Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the HELOCs may vary due to seasonal purchasing and payment habits of borrowers.

     No assurance can be given as to the level of prepayments that will be experienced by the Trust and it can be expected that a portion of borrowers will not prepay their HELOCs to any significant degree.

     The following table set forth below is based on conditional prepayment rate and constant draw rate (which for purposes of the assumptions is the amount of Additional Balances on the HELOCs drawn each month expressed as an annualized percentage of the total principal of the pool of HELOCs outstanding at the beginning of such month). For the following table, it was assumed that the Initial HELOCs have been aggregated into two pools, one pool with a principal balance of $88,479,119.34 and a second pool with a principal balance of $104,444,991.03. Further, the HELOCs with respect to the two pools are assumed to have weighted average initial loan rates of 6.6435% and 7.8575%, respectively, weighted average margins of 2.3744% and 3.6787%, respectively, weighted average fully indexed rates, 1 month from the Initial Cut-Off Date, of 10.8744% and 12.1787%, respectively, weighted average credit limit utilization rates (weighted by credit line) of 71.3852% and 78.1014%, respectively, and as of the Initial Cut-Off Date, weighted average remaining terms to maturity of 297 months and 177 months, respectively. It was also assumed that the Subsequent HELOCs are HELOCs and will be purchased at the end of each month during the Funding Period with an initial loan rate of 5.875%, a margin of 3.0805%, a fully indexed rate, 3 months from date of purchase, of 11.5805%, credit limit utilization rate (weighted by credit line) of 74.8708%, and a remaining term to maturity of 232 months.

     In addition, it was assumed that (i) the distributions are made in accordance with the description set forth under "DESCRIPTION OF THE NOTES--Distributions on the Notes", (ii) no extension past the scheduled maturity date of a HELOC is made, (iii) no delinquencies occur, (iv) scheduled monthly payments on the HELOCs are comprised of interest only payments and the only principal payments on the HELOCs are those represented by prepayments calculated under each of the prepayment assumptions as set forth in the tables below before giving effect to draws, (v) monthly draws are calculated under each of the assumptions as set forth in the table before giving effect to prepayments, (vi) each HELOC Loan is subject to a maximum credit utilization rate of 100%, (vii) the scheduled due date of the HELOCs is the first day of each month, (viii) each month consists of 30 days, (ix) the Closing Date is August 21, 1997, (x) for each Distribution Date the Class A Note Rate is 5.82453%, (xi) monthly fees (Servicing Fee, Trustee Fees, and the Insurer's premium fee) comprise, in the aggregate, an amount equal to .71%.


             Percentage of Original Class A Note Principal Balance -
                           Amortization Schedule(1)(2)
                       Conditional Prepayment Rate (%CPR)

Date                                          0%       10%     20%      25%      30%     35%      40%
----                                          --       ---     ---      ---      ---     ---      ---
Initial Percentage......................     100       100     100      100      100     100      100
     08/15/1998.........................      98        98      98       98       98      98       98
     08/15/1999.........................      98        98      96       90       84      78       72
     08/15/2000.........................      98        98      94       82       72      62       53
     08/15/2001.........................      98        98      91       75       61      49       38
     08/15/2002.........................      98        98      89       69       52      39       28
     08/15/2003.........................      98        98      87       63       44      30       20
     08/15/2004.........................      98        84      68       45       29      18       11
     08/15/2005.........................      98        70      49       29       16      0        0
     08/15/2006.........................      98        56      30       14       0       0        0
     08/15/2007.........................      98        42      12       0        0       0        0
     08/15/2008.........................      98        28      0        0        0       0        0
     08/15/2009.........................      98        14      0        0        0       0        0
     08/15/2010.........................      98        0       0        0        0       0        0
     08/15/2011.........................      98        0       0        0        0       0        0
     08/15/2012.........................      29        0       0        0        0       0        0
     08/15/2013.........................      29        0       0        0        0       0        0
     08/15/2014.........................      29        0       0        0        0       0        0
     08/15/2015.........................      29        0       0        0        0       0        0
     08/15/2016.........................      29        0       0        0        0       0        0
     08/15/2017.........................      29        0       0        0        0       0        0
     08/15/2018.........................      29        0       0        0        0       0        0
     08/15/2019.........................      29        0       0        0        0       0        0
     08/15/2020.........................      29        0       0        0        0       0        0
     08/15/2021.........................      29        0       0        0        0       0        0
     08/15/2022.........................      0         0       0        0        0       0        0
     08/15/2023.........................      0         0       0        0        0       0        0
Weighted Average Life Years                 17.43      9.36    7.62     6.15     5.08    4.27     3.65


(1) Assumes (i) that an optional termination is exercised when the outstanding Note Principal Balance is less than or equal to 10% of the Original Class A

     Note Principal Balance and (ii) a constant draw rate of 18%.

(2)  All percentages are rounded to the nearest 1%.


                       POOL FACTOR AND TRADING INFORMATION

     The "Pool Factor" is a seven-digit decimal which the Servicer will compute monthly expressing the Note Principal Balance of the Class A Notes as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Note Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. See "DESCRIPTION OF THE NOTES--Distributions on the Notes." Thereafter, the Pool Factor will decline to reflect reductions in the related Note Principal Balance resulting from distributions of principal to the Class A Notes.

     Pursuant to the Indenture, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Noteholders. In addition, within 60 days after the end of each calendar year, beginning with the 1997 calendar year, information for tax reporting purposes will be made available to each person who has been a Noteholder of record at any time during the preceding calendar year. See "DESCRIPTION OF THE NOTES--Book-Entry Securities" and "--Reports to Noteholders" herein.


                            DESCRIPTION OF THE NOTES

     The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference.

General

     The Notes will be offered in denominations of $1,000 and multiples of $1,000 in excess thereof, in book-entry form only. Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee, which will initially act as certificate registrar (the "Note Registrar"). See "--Book-Entry Securities" below. No service charge will be made for any registration of exchange or transfer of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.


     The aggregate obligation of the Trust represented by the Class A Notes as of the Closing Date will equal $189,065,000, which represents approximately 98% of the Original Pool Balance and interest thereon generally at a rate equal to LIBOR plus .18%. The Class S Notes will represent an obligation of the Trust for interest payable at the Class S Note Rate on the HELOCs in excess of the Class A Note Rate. The Original Class A Note Principal Balance will equal $189,065,000. Following the Closing Date, the Invested Amount with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus (i) the amount of Principal Collections previously distributed to Class A Noteholders, amounts allocable to the Certificates that are used to reimburse Noteholders' Loss Amounts and amounts distributed as Guaranteed Principal Distribution Amounts funded by withdrawals from the Spread Account or draws under the Policy, and minus (ii) an amount equal to the Noteholders' Loss Amounts not previously absorbed by the Overcollateralization Amount, funded by Noteholders' Interest Collections or collections allocable to the Certificates or reallocated to the Certificateholders' Interest (up to the Certificateholders' Subordinated Amount), or funded by withdrawals from the Spread Account or draws on the Policy. The Note Principal Balance on any Distribution Date is equal to the Original Class A Note Principal Balance minus the aggregate of amounts actually distributed as principal to the Class A Noteholders. See "--Distributions on the Notes" below. Each Class A Note represents the right to receive payments of interest at the Class A Note Rate and payments of principal as described below. The Class S Notional Amount as of any Distribution Date will be equal to the Note Principal Balance of the Class A Notes on such Distribution Date (prior to giving effect to any distributions on such Distribution Date). On the Closing Date, the Class S Notional Amount will equal $189,065,000. Each Class S Note represents the right to receive payments of interest at the Class S Note Rate as described below.

     The Certificate will represent the entire beneficial ownership interest in the Issuer. The Certificate will initially be retained by the Sponsor and will generally evidence the right to distributions on and other proceeds of the Trust Property, to the extent not used to pay the Notes or other obligations and expenses of the Issuer. Only the Notes are offered hereby. Any information contained herein with respect to the Certificate is provided only to permit a better understanding of the Notes.

     The Sponsor has the right to sell or pledge the Certificate at any time, provided (i) the Rating Agencies have notified the Sponsor and the Indenture Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Notes without regard to the Policy,
(ii) the Insurer consents thereto, and (iii) certain other conditions specified in the Indenture are satisfied.

Book-Entry Securities


     The Notes will be Book-Entry Securities. The Notes will be issued in one or more certificates, and will be held by a nominee of DTC or any successor depository. Beneficial interests in the Notes will be indirectly held by investors through the book-entry facilities of DTC, as described herein. The Sponsor has been informed by DTC that its nominee will be CEDE. Accordingly, CEDE is expected to be the holder of record of the Notes. Except as described below, no person acquiring a Note (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Note (a "Definitive Note").

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Note. Beneficial ownership of a Note may be transferred only in compliance with the procedures of such Financial Intermediaries and DTC participants.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of the Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Distributions on the Notes will be made on each Distribution Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Notes that it represents.

     Under a book-entry format, beneficial owners of the Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to CEDE. None of the Sponsor, the Servicer, the Insurer or the Indenture Trustee is responsible or liable for such delays in the application of such payments to such beneficial owners. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the Notes, may be limited due to the absence of physical certificates for the Notes. In addition, issuance of the Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

     Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Notes within the meaning of the Indenture will be CEDE,

as nominee of DTC. Beneficial owners of the Notes will not be "Noteholders", as that term is used in the Indenture. Beneficial owners are only permitted to exercise the rights of Noteholders indirectly through Financial Intermediaries and DTC. Reports on the Trust provided by the Servicer to CEDE, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Notes of such beneficial owners are credited.

     DTC has advised the Sponsor and the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Notes.

     Definitive Notes will be issued to beneficial owners of the Notes, or their nominees, rather than to DTC, only if (a) the Sponsor advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Sponsor or the Indenture Trustee is unable to locate a qualified successor; (b) the Sponsor, at its sole option, advises the Indenture Trustee that it elects to terminate a book-entry system through DTC; or (c) with the consent of the Insurer after the occurrence of an event of default under the Indenture, beneficial owners of the Notes having not less than 51% of the Voting Rights evidenced by the Notes advise the Indenture Trustee and DTC through the Financial Intermediaries in writing that the continuation of a book-entry system with respect to such Book-Entry Securities through DTC (or a successor thereto) is no longer in the best interests of beneficial owners. With respect to any date of determination, "Voting Rights" shall be allocated between the Class A Notes and the Class S Notes in the proportion of 98% to 2%. Voting Rights allocated to a Class of Notes shall be allocated among the Notes of such Class in accordance with their respective Percentage Interests.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all beneficial owners of the Notes through DTC of the occurrence of such event and the availability of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Notes and instructions for re-registration, the Indenture Trustee will issue the Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

Assignment of HELOCs

     At the time of issuance of the Notes, the Sponsor will transfer to the

Trust all of its right, title and interest in and to each HELOC (including any Additional Balances arising in the future), related Loan Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such HELOC after the Initial Cut-Off Date (except with respect to interest on the Initial HELOCs, an amount equal to twenty-five days' interest, calculated at the weighted average Loan
Rate). The Issuer will in turn pledge to the Trust under the Indenture all of its right, title and interest in the foregoing property as collateral for the Notes. The Indenture Trustee will not have any obligation to make additional fundings under the Loan Agreements. The Indenture Trustee, concurrently with such pledge, will deliver the Notes on behalf of the Trust. Each HELOC transferred to the Trust will be identified on a schedule (the "HELOC Schedule") delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement. Such schedule will include information as to the Cut-Off Date Principal Balance of each HELOC, as well as information with respect to the Loan Rate. Subject to the following conditions, among others, Subsequent HELOCs, to the extent of the availability thereof and the availability of sufficient Principal Collections on deposit in the Funding Account, will be sold to the Trust on or before the last Distribution Date of the Funding Period and (i) must meet the general criteria for eligibility in accordance with the terms of the Sale and Servicing Agreement (other than statistical information relating to the Initial HELOCs or Eligible Substitute HELOCs); and (ii) must be selected by the Servicer in a manner it believes will not materially adversely affect the Noteholders or the Insurer.

     The Sale and Servicing Agreement will require that on or prior to the Closing Date, the Servicer deliver to the Indenture Trustee (or a custodian, as the Indenture Trustee's agent for such purpose) the Mortgage Notes endorsed in blank to the Indenture Trustee on behalf of the Trust and the Related Documents. In lieu of delivery of original mortgages, the Servicer may deliver true and correct copies thereof which with respect to lost mortgages have been certified as to the authenticity by the appropriate county recording office where such mortgage is recorded.

     Under the terms of the Sale and Servicing Agreement, the Sponsor will have 30 days after the Closing Date to prepare and submit for recordation assignments of the mortgages related to each HELOC in favor of the Indenture Trustee.

     Within 90 days of the Closing Date with respect to the Initial HELOCs or 90 days of the transfer to the Trust of the Subsequent HELOCs, the Indenture Trustee will review the HELOCs and the Related Documents and if any HELOC or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Indenture Trustee, the Sponsor will be obligated to accept the transfer of such HELOC from the Trust. Upon such transfer, the Principal Balance of such HELOC will be deducted from the Pool Balance, thus reducing the amount of the

Certificateholders' Interest. If the deduction would cause the Certificateholders' Interest to become less than the Minimum Certificateholders' Interest at such time (a "Transfer Deficiency"), the Sponsor will be obligated to either substitute an Eligible Substitute HELOC (as defined below) or to make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the Certificateholders' Interest would be reduced to less than the Minimum Certificateholders' Interest at such time plus an amount equal to all accrued but unpaid interest on such removed HELOC. Any such deduction or deposit will be considered a payment in full of such HELOC. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, prior to all required deposits to the Collection Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Sponsor to accept a transfer of a Defective HELOC (as defined below) is the sole remedy regarding any defects in the HELOCs and Related Documents available to the Indenture Trustee or the Noteholders.

     An "Eligible Substitute HELOC" is a home equity loan substituted by the Sponsor for a Defective HELOC which must, on the date of such substitution, (i) have an outstanding Principal Balance (or, in the case of a substitution of more than one HELOC for a Defective HELOC, an aggregate Principal Balance), not more than 115%, of the Transfer Deficiency, if any, relating to such Defective HELOC;
(ii) except for HELOCs still in their teaser period, have a Loan Rate not less than the Loan Rate of the Defective HELOC and not more than 4.00% in excess of the Loan Rate of such Defective HELOC; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same date on which the Defective HELOC's interest rate adjusts (the "Interest Rate Adjustment Date");
(iv) except for HELOCs still in their teaser period, have a Margin that is not less than the Margin of the Defective HELOC and not more than 100 basis points higher than the Margin for the Defective HELOC; (v) have a mortgage of the same or higher level of priority as the HELOC relating to the Defective HELOC at the time such HELOC was transferred to the Trust; (vi) have a remaining term to maturity not more than 120 months earlier and not more than 180 months later than the remaining term to maturity of the Defective HELOC; (vii) comply with each representation and warranty as to the HELOCs set forth in the Sale and Servicing Agreement (deemed to be made as of the date of substitution); and
(viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective HELOC.

     The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Indenture Trustee with respect to each HELOC (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, the Sponsor will represent and warrant on the Closing Date that at the time of transfer to the Trust, the Sponsor has transferred or assigned all of its rights, title and interest in each HELOC and the Related Documents, free of any lien. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Noteholders or the Insurer in the related HELOC and Related Documents, the Sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to accept a transfer of the Defective HELOC from the Trust. The same procedure and limitations that are set forth for the transfer of a Defective HELOC in the preceding paragraph will apply to the transfer of a HELOC that is required to be transferred because of such breach of a representation or warranty.

     HELOCs required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as "Defective HELOCs."

Amendments to Credit Line Agreements

     Subject to applicable law, the Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not adversely affect the interest of the Noteholders or the Insurer, and (ii) are consistent with prudent business practice. The Servicer may make material changes to the Credit Line Agreements with the prior written consent of the Insurer. In addition, the Sale and Servicing Agreement permits the Servicer, within certain limitations described therein, to increase the Credit Limit of the related HELOC or reduce the Margin for such HELOC.

Optional Retransfers of HELOCs to the Sponsor

     Subject to the conditions specified in the Sale and Servicing Agreement, on any Distribution Date the Sponsor may, but shall not be obligated to, designate for removal on such Distribution Date (the "Transfer Date") from the Trust, certain HELOCs without notice to the Securityholders. HELOCs so designated will only be removed upon satisfaction of certain conditions specified in the Sale and Servicing Agreement, including: (i) the Certificateholders' Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Certificateholders' Interest; (ii) the Sponsor shall have delivered to the Indenture Trustee a HELOC Schedule containing a list of all HELOCs remaining in the Trust after such removal; (iii) the Sponsor shall represent and warrant that no selection procedures which the Sponsor reasonably believes are adverse to the interests of the Noteholders or the Insurer were used by the Sponsor in selecting such HELOCs; (iv) in connection with each such retransfer of HELOCs, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date shall have notified the Indenture Trustee or the Insurer in writing that such transfer would not result in a reduction or withdrawal of the ratings assigned to the Notes without regard to the Policy; (v) the proposed retransfer shall not cause a Rapid Amortization Event to occur; (vi) the Rapid Amortization Period shall not have commenced; and (vii) the Sponsor shall have delivered to the Indenture Trustee and the Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above. In certain circumstances where the removal of such HELOCs results in the Certificateholders' Interest being reduced below the Minimum Certificateholders' Interest, the Sponsor shall be permitted to remove such HELOCs only if the Sponsor deposits the Reimbursement Amount in the Collection Account; the Sponsor shall not remove such HELOCs if the Reimbursement Amount would exceed $100,000.

Payments on HELOCs; Deposits to Collection Account; Deposits to Funding Account


     The Indenture Trustee shall establish and maintain the Collection Account for the benefit of the Noteholders, the Insurer and the Sponsor, as their interests may appear. The Collection Account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, within two Business Days of receipt by the Servicer of amounts in respect of the HELOCs (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments maturing no later than one Business Day prior to the next Distribution Date or on such Distribution Date if approved by the Rating Agencies and the Insurer. Not later than the Determination Date, the Servicer will notify the Indenture Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     The Funding Account will be an Eligible Account established with the Indenture Trustee on the Closing Date. Amounts deposited into the Funding Account will be invested in Eligible Investments at the direction of the Servicer maturing no later than one Business Day prior to the related Distribution Date or on the related Distribution Date if approved by the Rating Agencies and the Insurer. All income or gain realized from any investment in Eligible Investments shall constitute part of Noteholders' Interest Collections. On each Distribution Date during the Funding Period the Scheduled Principal Collections Distribution Amount for such Distribution Date will be deposited in the Funding Account and may be applied by the Indenture Trustee (i) as payment to the Sponsor of an amount equal to the Additional Balances previously acquired by the Trust and for which the Sponsor has not previously been paid, and (ii) from any remaining amount on deposit in the Funding Account on such Distribution Date, to the purchase of Subsequent HELOCs. In the event that not all Principal Collections on deposit in the Funding Account have been so applied on the last Distribution Date of the Funding Period, the remaining amount of Principal Collections on deposit in the Funding Account will be distributed to the Class A Noteholders as a payment of principal on such last Distribution Date.

     An "Eligible Account" is an account that is (i) maintained with a depository institution whose short-term debt obligations at the time of any deposit therein have the highest short-term debt rating by Standard & Poor's and Moody's, (ii) one or more accounts maintained with a depository institution whose long term unsecured debt rating by Standard & Poor's and Moody's is at least investment grade and whose accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Indenture Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the

Insurer as evidenced by a letter from each Rating Agency and the Insurer to the Indenture Trustee, without reduction or withdrawal of their then current ratings of the Notes without regard to the Policy.

     Eligible Investments are specified in the Indenture and may also include investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Notes.

Allocations and Collections

     All collections on the HELOCs will generally be allocated in accordance with the Loan Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, Interest Collections will be equal to the amounts collected during the related Collection Period, including the portion of Net Liquidation Proceeds and insurance proceeds allocated to interest pursuant to the terms of the Loan Agreements and earnings received on funds on deposit in the Funding Account, less Servicing Fees for the related Collection Period.

     As to any Distribution Date, Principal Collections will be equal to the sum of (i) the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds and insurance proceeds, allocated to principal pursuant to the terms of the Loan Agreements and (ii) any Transfer Deposit Amounts. Net Liquidation Proceeds with respect to a HELOC are equal to the Liquidation Proceeds and insurance proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the HELOC, and accrued and unpaid interest thereon to the end of the Collection Period during which such HELOC became a Liquidated HELOC. "Liquidation Proceeds" are the proceeds received in connection with the liquidation of any HELOC, whether through trustee's sale, foreclosure sale or otherwise.

     With respect to any Distribution Date, the Noteholders' Interest Collections will equal the product of (i) Interest Collections for such Distribution Date and (ii) the Floating Allocation Percentage. With respect to any Distribution Date, the Floating Allocation Percentage is the percentage equivalent of a fraction determined by dividing (a) the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by (b) the sum as of the beginning of the related Collection Period of (i) the Pool Balance (adjusted for any HELOCs removed from the Trust or Additional Balances added to the Trust during the prior Collection Period) and (ii) the amount of Principal Collections on deposit in the Funding Account. The remaining amount of Interest Collections will be allocated to the Certificateholders' Interest.

     Principal Collections will be allocated between the Noteholders and the Sponsor ("Noteholders' Principal Collections" and "Certificateholders' Principal Collections", respectively) as described herein.

     The Indenture Trustee will deposit any amounts drawn under the Policy into the Collection Account.

Distributions on the Notes


     Beginning with the first Distribution Date (which will occur on September 15, 1997), distributions on the Notes will be made by the Indenture Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Notes are registered at the close of business on the day prior to each Distribution Date or, if the Notes are no longer Book-Entry Notes, at the close of business on the Record Date. Distribution Date means the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Noteholder owning Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Notes, will be DTC or its nominee) as it appears on the Note Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Noteholders of such final distribution. For purposes of the Indenture, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York State or California are required or authorized by law to be closed.

     Application of Interest Collections. On each Distribution Date, the Indenture Trustee or the Paying Agent will apply the Noteholders' Interest Collections, amounts transferred from the Deferred Interest Account, and amounts transferred from the Spread Account in accordance with the Indenture in the following manner and order of priority:

     (i) for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) (other than Deferred Interest) on the Note Principal Balance of the Class A Notes;

     (ii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the Class S Notional Amount;

     (iii) to pay Class A Noteholders the Noteholders' Loss Amount for such Distribution Date;

     (iv) as payment for any Noteholders' Loss Amount for a previous Distribution Date that was not previously (a) funded by Noteholders' Interest Collections including amounts transferred from the Deferred Interest Account,
(b) funded by Interest Collections and Principal Collections allocable to the Certificateholders' Interest or reallocated to the Certificateholders' Interest up to the Certificateholders' Subordinated Amount as described below, (c) absorbed by the Overcollateralization Amount, (d) funded by amounts on deposit in the Spread Account, or (e) funded by draws on the Policy;


     (v) as payment to the Insurer for the monthly premium for the Policy;

     (vi) to reimburse prior draws made from the Policy (with interest thereon);

     (vii) to deposit to the Spread Account for the benefit of the Insurer and Noteholders pursuant to the Indenture and the Insurance Agreement until the funds on deposit therein equal 0.50% of the Original Pool Balance;

     (viii) to pay principal on the Class A Notes until the Invested Amount exceeds the Note Principal Balance by the Required Overcollateralization Amount (the aggregate of amounts, if any, paid pursuant to this clause (viii) being referred to herein as the "Accelerated Principal Distribution Amount");

     (ix) to pay any other amounts owed to the Insurer pursuant to the Insurance Agreement;

     (x) as payment to the Indenture Trustee for its fee for services rendered pursuant to the Indenture and as payment to the Owner Trustee for its fees for services rendered pursuant to the Trust Agreement;

     (xi) to pay certain amounts that may be required to be paid to the Servicer pursuant to the Sale and Servicing Agreement;

     (xii) to pay Deferred Interest on the Class A Notes and interest thereon at the Class A Note Rate;

     (xiii) to pay a fee to the Manager (the "Management Fee") pursuant to the Management Agreement (the "Management Agreement") dated as of August 1, 1997 between Headlands Mortgage Company, as Manager and the Trust; and

     (xiv) to the Certificateholders, which shall initially be the Sponsor, to the extent permitted as described herein.

     The "Overcollateralization Amount" on any date of determination is the amount, if any, by which the Invested Amount exceeds the Note Principal Balance on such day. Payments to Noteholders pursuant to clauses (i) and (ii) will be interest payments on the Notes. Payments to Noteholders pursuant to clauses
(iii) and (iv) will be principal payments on the Notes and will therefore reduce the Note Principal Balance and the Invested Amount; however, payments pursuant to clause (viii) will reduce the Note Principal Balance but will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy. The "Required Overcollateralization Amount" as of any Distribution Date is an amount equal to the excess of (a) the "Spread

Account Maximum" (as defined in the Insurance Agreement) as of such Distribution Date over (b) the sum of (i) the Certificateholders' Subordinated Amount as of such Distribution Date and (ii) the amount of funds on deposit in the Spread

Account as of such Distribution Date.

     To the extent that Noteholders' Interest Collections are applied to pay the interest on the Notes, available Noteholders' Interest Collections may be insufficient to cover Noteholders' Loss Amounts. If such insufficiency exists after (i) giving effect to the distribution, if any, of principal to the Class A Noteholders on such Distribution Date (including the application of collections otherwise allocable to the Certificateholders' Interest and all withdrawals from the Spread Account) and (ii) the Certificateholders' Subordinated Amount has been reduced to zero, then if the Note Principal Balance as of such Distribution Date exceeds the Invested Amount, a draw in an amount equal to such difference will be made on the Policy in accordance with the terms of the Policy.

     "Liquidation Loss Amount" means with respect to any Liquidated HELOC, the unrecovered Principal Balance thereof at the end of the Collection Period in which such HELOC became a Liquidated HELOC, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Noteholders' Loss Amount" shall be the product of the Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.

     A "Liquidated HELOC" means, as to any Distribution Date, any HELOC in respect of which the Servicer has determined, based on the servicing procedures specified in the Sale and Servicing Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. Except as otherwise specified herein, the Noteholders' Loss Amount will be allocated to the Noteholders.

     Interest will be distributed on each Distribution Date at the Note Rate for the related Interest Period. The Note Rate for the Class S Notes for any Distribution Date will equal 1.25% per annum. The Note Rate for the Class A Notes for a Distribution Date will generally equal the sum of (a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus (b) .18% per annum. Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Class A Notes on any Distribution Date exceed the Maximum Rate. To the extent the Maximum Rate is less than the Class A Note Rate, the deficiency will be deferred and payable as Deferred Interest. In certain circumstances, the addition of Subsequent HELOCs to the Trust may result in the Class A Note Rate exceeding the Maximum Rate.

     Interest on the Class A Notes in respect of any Distribution Date will accrue on the Note Principal Balance, or the Class S Notional Amount in the case of the Class S Notes, from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Notes through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Notes will be funded from Noteholders' Interest Collections, transfers from the Deferred Interest Account and from collections allocable to the Certificateholders' Interest up to the then outstanding Certificateholders' Subordinated Amount and, if necessary, from draws on the Spread Account and on the Policy.


     Calculation of the LIBOR Rate. On the second LIBOR Business Day prior to each Distribution Date, LIBOR shall be established by the Indenture Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Sponsor after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be two major banks that are engaged in transactions in the London interbank market, selected by the Sponsor after consultation with the Indenture Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Sponsor after consultation with the Indenture Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Certificateholders' Collections. Except as otherwise provided herein, collections that are not distributed to Noteholders or deposited into the Funding Account ("Certificateholders' Collections") will be distributed to the Certificates only to the extent that such distribution will not reduce the amount of the Certificateholders' Interest as of the related Distribution Date below the Minimum Certificateholders' Interest. Amounts of the Certificateholders' Collections not distributed to the Certificates because of such limitations will be retained in the Collection Account until the Certificateholders' Interest exceeds the Minimum Certificateholders' Interest, at which time such excess shall be released to the Certificates. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Class A Noteholders as a reduction of the Note Principal Balance.

     Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Noteholders may result in the Invested Amount being greater than the Note Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Liquidation Loss Amount that is allocated to Noteholders and is not covered by the excess interest or the Certificateholders' Subordinated Amount.

     Distributions of Principal Collections. During the Funding Period, the Scheduled Principal Collections Distribution Amount will be deposited into the Funding Account. In the event that not all of the Principal Collections remaining on deposit in the Funding Account have been used to acquire Additional Balances or Subsequent HELOCs on the last Distribution Date of the Funding Period, then such Principal Collections will be used to acquire any remaining Additional Balances on such Distribution Date and any remaining amount on deposit therein will be distributed to the Noteholders as a payment of principal. During the Managed Amortization Period, the amount of Principal Collections payable to Noteholders as of each Distribution Date will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date, the Scheduled Principal Collections Distribution Amount shall equal the lesser of
(i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. With respect to any Distribution Date, the Maximum Principal Payment will be equal to the product of the Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the Alternative Principal Payment will equal the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

     During the Rapid Amortization Period, the amount of Principal Collections payable to Class A Noteholders on each Distribution Date will be equal to the Maximum Principal Payment.

     Distributions of Principal Collections based upon the Fixed Allocation Percentage may result in distributions of principal to Class A Noteholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Class A Noteholders will be allocated to the Certificateholders' Interest. The aggregate distributions of principal to the Class A Noteholders will not exceed the Original Class A Note Principal Balance.

     In addition, to the extent of funds available therefor (including funds on deposit in the Spread Account and funds available under the Policy), on the Distribution Date in August 2024, Class A Noteholders will be entitled to receive as a payment of principal an amount equal to the outstanding Note Principal Balance.

     The Paying Agent. The Paying Agent shall initially be the Indenture Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Noteholders.

Limited Subordination of Certificateholders' Interest

     If Noteholders' Interest Collections, and funds payable from the Deferred Interest Account on any Distribution Date are insufficient to pay (i) accrued interest due and any overdue accrued interest (with interest thereon) (other than Deferred Interest) on the Notes and (ii) the Noteholders' Loss Amount on such Distribution Date (such insufficiency being the "Required Amount"), a portion of the Interest Collections and Principal Collections allocable to the Certificateholders' Interest (but not in excess of the then outstanding Certificateholders' Subordinated Amount, determined as provided herein) will be applied to cover the Required Amount. The portion of the Required Amount in respect of clause (ii) above not covered by such collections will be reallocated to the Certificateholders' Interest, thereby reducing the Certificateholders' Interest (up to the remaining Certificateholders' Subordinated Amount and not in excess of the Noteholders' Loss Amounts). If such Noteholders' Interest Collections and funds payable from the Deferred Interest Account plus the amount of collections allocable to the Certificateholders' Interest which have been so applied to cover the Required Amount are together insufficient to pay the amounts set forth in item (i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amounts by which interest owed to the Class A Noteholders at the Class A Note Rate and to the Class S Noteholders at the Class S Note Rate exceeds Noteholders' Interest Collections, amounts payable from the Deferred Interest Account, collections allocable to the Certificateholders' Interest applied to cover the Required Amount and amounts on deposit in the Spread Account. In addition, if on any Distribution Date on or after the Certificateholders' Subordinated Amount is reduced to zero, the Note Principal Balance exceeds the Invested Amount (after giving effect to all allocations and distributions with respect to principal to be made on the Class A Notes on such Distribution Date including amounts payable from the Spread Account), a draw will be made on the Policy in the amount of such excess for such Distribution Date. After the Certificateholders' Subordinated Amount has been reduced to zero, the Required Amount will no longer be supported by the Certificateholders' Subordinated Amount as described above.

     To the extent the Original Class A Note Principal Balance less all principal payments actually distributed to Noteholders exceeds the Invested Amount on a Distribution Date in accordance with the terms of the Policy when the Certificateholders' Subordinated Amount is equal to zero, a draw will be made upon the Policy to cover such shortfall in principal to the extent available under the Policy. See "--The Policy."


     With respect to any Distribution Date, the "Certificateholders' Subordinated Amount" equals $3,859,110.37 minus (i) the aggregate amount of principal and interest collections allocable to the Certificateholders' Interest that have previously been distributed to the Class A Noteholders to cover a Required Amount as described above and (ii) the aggregate amount of the Noteholders' Loss Amounts that have previously been reallocated to the Certificateholders' Interest as described above; provided that the Certificateholders' Subordinated Amount shall not be less the zero. The Certificateholders' Subordinated Amount at any time may also be further reduced if such reduction is consented to by both the Rating Agencies and the Insurer and certain other conditions are satisfied.

Deferred Interest Account

     On the Closing Date an amount equal to $600,809.53 will be deposited, and on each Distribution Date on which the Trust acquires Subsequent HELOCs and Eligible Substitute HELOCs, an amount calculated by the Sponsor necessary to pay any Deferred Interest with respect to such Subsequent HELOCs and Eligible Substitute HELOCs will be deposited, in the Deferred Interest Account in the name of the Indenture Trustee on behalf of the Trust. On each Distribution Date, amounts in the Deferred Interest Account in an amount of Deferred Interest for such Distribution Date will be deposited into the Collection Account and applied in accordance with the priority of payments set forth in "DESCRIPTION OF THE NOTES--Distributions on the Notes." Any amounts remaining in the Deferred Interest Account on the later of (i) the Distribution Date following the end of the Funding Period and (ii) the Distribution Date following the date on which all teaser HELOCs have become fully indexed, will be deposited in the Collection Account for distribution.

     Amounts on deposit in the Deferred Interest Account shall be invested in Eligible Investments.

Rapid Amortization Events

     As described above, the Managed Amortization Period will continue through the Distribution Date in August, 2003, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. The "Rapid Amortization Period" is the period commencing on the earlier of (x) the end of the Managed Amortization Period and (y) the day, if any, upon which a Rapid Amortization Event occurs and concluding upon termination of the Trust. A "Rapid Amortization Event" refers to any of the following events:

          (a) failure on the part of the Company, the Servicer or the Sponsor
     (i) to make a payment or deposit required under the Sale and Servicing Agreement or the Insurance Agreement within two Business Days after notification that such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Company, the Servicer or of the Sponsor set forth in the Sale and Servicing Agreement or the Insurance Agreement, which failure continues unremedied for a period of 60 days after written notice;

          (b) any representation or warranty made by the Company, the Servicer or the Sponsor in the Sale and Servicing Agreement or the Insurance Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Securityholders or the Insurer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Company, the Servicer or the Sponsor has purchased the related HELOC or HELOCs if applicable during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Insurer) in accordance with the provisions of the Sale and Servicing Agreement;

          (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Company, the Sponsor or relating to the Trust;

          (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

          (e) the aggregate of all draws under the Policy exceeds 1% of the Original Pool Balance;

          (f) if any of the transaction documents shall cease to be in full force and effect or the security interest of the Indenture Trustee in the Trust shall cease to be a first priority perfected security interest;

          (g) the occurrence of a change in control with respect to the Company;

          (h) the occurrence of any material breach by the Company of the provisions of its credit agreements during the term of the Trust;

          (i) failure by the Servicer, if the Servicer is the Company, to maintain a minimum volume in its mortgage servicing portfolio of $2 billion, calculated by outstanding principal balances of mortgage loans serviced, in accordance with the Servicer's credit and collection policy;

          (j) at the end of each calendar quarter commencing on September 30, 1997, failure by the Company to maintain (a) "shareholder's equity" according to GAAP, of $15 million or (b) a maximum ratio of total liabilities to shareholder's equity according to GAAP of 20 to 1;


          (k) the failure by the Servicer to implement the CPI servicing system or a servicing system mutually acceptable to the Servicer and the Insurer within 90 days after availability of the system.

          (l) for each Distribution Date commencing on the third Distribution Date, the percentage equivalent of a fraction the numerator of which is equal to the average of the aggregate Principal Balances on such date of all HELOCs with respect to which principal or interest are at least 60 days delinquent as of the last day of each of the three immediately preceding Collection Periods, and the denominator of which is equal to the average of the Pool Balance as of the last day of each of the three immediately preceding Collection Periods shall exceed 4%;

          (m) for each Distribution Date commencing on the third Distribution Date, the percentage equivalent of a fraction, the numerator of which is equal to the average of the aggregate Principal Balances on such date of all defaulted HELOCs (excluding Liquidated HELOCs) as to which (i) collection procedures are ongoing and (ii) the Servicer has charged off all or a portion of the related Principal Balance as of the last day of each of the three immediately preceding Collection Periods, and the denominator of which is equal to the average of the Pool Balance as of the last day of each of the three immediately preceding Collection Periods shall exceed 2%;

          (n) default in payment of any interest, principal or any installment of principal on any Note when the same becomes due and payable, and such default shall continue for a period of five days;

          (o) default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and the Servicer, on behalf of the Owner Trustee, delivers an Officer's Certificate to the Indenture Trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Insurer or Holders of at least 25% of the outstanding amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder.

     In the case of any event described above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either (i) the Indenture Trustee or Noteholders holding Notes evidencing in the aggregate more than 51% of the Voting Rights, with the consent of the Insurer, or (ii) the Insurer (so long as there is no default by the Insurer in the performance of its obligations under the Policy), by written notice to the Servicer (and to the Indenture Trustee, if given by the Noteholders) declare that a Rapid Amortization Event has occurred as of the date of such notice; provided that with respect to clauses, (c), (d), (e) and (n) a Rapid Amortization Event shall occur immediately upon the occurrence of such, without any such notice.

     In addition to the consequences of a Rapid Amortization Event discussed above, if the Sponsor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Sponsor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust, the Sponsor will immediately cease to transfer Additional Balances to the Trust and the Sponsor will promptly give notice to the Indenture Trustee, the Owner Trustee and the Insurer of any such filing or appointment. Within 15 days, the Indenture Trustee will publish a notice of the liquidation or the filing or appointment stating that the

Indenture Trustee intends to sell, dispose of or otherwise liquidate the HELOCs in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Noteholders evidencing in the aggregate more than 51% of the Voting Rights, the Indenture Trustee will sell, dispose of or otherwise liquidate the HELOCs to a purchaser in a commercially reasonable manner and on commercially reasonable terms; provided, however, that the Insurer's consent to the terms of any such sale shall be required, which consent shall not be unreasonably withheld. Any proceeds will be treated as collections allocable to the Noteholders and will be distributed to the Noteholders on the date such proceeds are received (the "Dissolution Distribution Date"). The proceeds from the sale, disposition or liquidation of the HELOCs will first be paid to the Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Insurer pursuant to the Insurance Agreement.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Sponsor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Sponsor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of HELOCs described above.

The Policy

     On or before the Closing Date, the Policy will be issued by the Insurer pursuant to the provisions of the Indenture and the Insurance and Reimbursement Agreement to be dated as of August 1, 1997, among the Company, the Sponsor, the Servicer, the Indenture Trustee and the Insurer (the "Insurance Agreement").

     The Policy will irrevocably and unconditionally guarantee on each

Distribution Date to the Indenture Trustee for the benefit of the Noteholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount with respect to the Class A Notes for such Distribution Date and (ii) after application of amounts available from Noteholders' Interest Collections, amounts transferred from the Deferred Interest Account, collections allocable to the Certificateholders' Interest up to the Certificateholders' Subordinated Amount and amounts on deposit in the Spread Account, any shortfall in accrued and unpaid interest due on the Notes other than Deferred Interest (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Policy and the Indenture. Any amendments or modifications to such terms shall require the Insurer's prior written consent. The effect of the Policy is to guarantee the timely payment of interest on the Class A and Class S Notes, and the ultimate payment of the principal amount of the Class A Notes.

         The Guaranteed Principal Distribution Amount for any Distribution Date on which the Certificateholders' Subordinated Amount has been reduced to zero shall be the amount, if any, by which the Note Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Notes on such Distribution Date including application of any amounts available therefor in the Spread Account) exceeds the Invested Amount as of such Distribution Date (after giving effect to distributions of principal, if any, to the Noteholders and the allocation of Noteholders' Loss Amounts on such Distribution Date). In addition, the Policy will guarantee the payment of the outstanding Note Principal Balance on the Distribution Date in August, 2024 (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date and after application of amounts on deposit in the Spread Account).

     Payment of claims on the Policy will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (i) 11:00 a.m., New York City time, on the Business Day next succeeding Receipt of such notice for payment and (ii) 11:00 a.m., New York City time, on the Business Day immediately preceding the relevant Distribution Date.

     If payment of any amount guaranteed by the Insurer pursuant to the Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Insurer will pay such amount following Receipt by the Insurer from the Indenture Trustee of (A) a certified copy of the final order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Indenture Trustee is required to return the amount of any Guaranteed Distributions distributed with respect to the Notes during the term of the related Policy because such distributions were avoidable preference payments under applicable bankruptcy law with respect to which Order the appeal period has expired without an appeal having been filed, (B) a certificate of the Indenture Trustee on behalf of the

Noteholders that the Order has been entered and is not subject to any stay, (C) an assignment, in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee and the Noteholders relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (D) a claim for payment as required by the Insurer. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly.

     The terms "Receipt" and "Received," with respect to the Policy, means actual delivery to the Insurer prior to 2:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 2:00 p.m., New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered it shall be deemed not to have been Received, and the Insurer shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York or the state in which the Indenture Trustee's corporate trust office is located are authorized or obligated by law or executive order to be closed.

     The Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy, whether or not such funds are properly applied by the Indenture Trustee. On any Distribution Date, the amount available under the Policy in respect of principal shall be equal to the excess of the Original Class A Note Principal Balance over the sum of (i) the aggregate of all amounts theretofore paid by the Insurer in respect of principal on the Notes and (ii) the aggregate of all amounts withdrawn from the Spread Account in respect of payments of principal on the Notes. Further, the aggregate amount of all claims paid under the Policy in respect of principal may not exceed the Original Class A Note Principal Balance.

     The Insurer shall be subrogated to the rights of each Noteholder to receive payments of principal and interest, as applicable, with respect to distributions on the Notes to the extent of any payment by the Insurer under the Policy. To the extent the Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Indenture Trustee), to the Noteholders, the Insurer will be subrogated to the rights of the Noteholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Noteholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Insurer have been fully reimbursed. The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Sponsor. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

     The Policy is not covered by the Property/Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law.


     Pursuant to the terms of the Indenture, the Insurer shall be deemed to be the Holder of the Notes for certain purposes (other than with respect to payment on the Notes), will be entitled to exercise all rights of the Noteholders thereunder, without the consent of such Holders and the Holders of the Notes may exercise such rights only with the prior written consent of the Insurer. In addition, the Insurer will have certain additional rights as third party beneficiary to the Indenture.

     In the absence of payments from the Spread Account and under the Policy, Noteholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

Reports to Noteholders

     Concurrently with each distribution to the Noteholders, the Servicer will forward to the Indenture Trustee for mailing to such Noteholder a statement setting forth among other items:

          (i) the Floating Allocation Percentage for the preceding Collection Period;

          (ii) the amount being distributed to each Class of Noteholders;

          (iii) the amount of interest included in such distribution and the related Note Rate;

          (iv) the amount, if any, of overdue accrued interest and Deferred Interest included in such distribution (and the amount of interest thereon);

          (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

          (vi) the amount, if any, of principal included in such distribution;

          (vii) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

          (viii) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution and the amount, if any, of Liquidation Loss Amounts with respect to the related Collection Period;

          (ix) the Servicing Fee for such Distribution Date;


          (x) the Invested Amount, the Note Principal Balance and the Class S Notional Amount, each after giving effect to such distribution;

          (xi) the Pool Balance as of the end of the preceding Collection
     Period;

          (xii) the number and aggregate Principal Balances of the HELOCs as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

          (xiii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

          (xiv) the amount of any draws on the Policy;

          (xv) the amount, if any, on deposit in the Spread Account and the amount, if any, transferred from the Spread Account in respect of such Distribution Date;

          (xvi) the amount of losses, if any, allocated against the Certificateholders' Subordinated Amount on such Distribution Date and the amount, if any, of the remaining Certificateholders' Subordinated Amount (after making distributions in respect of such Distribution Date).

     In the case of information furnished pursuant to clauses (iii), (iv), (v),
(vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Note with a $1,000 denomination.

     Within 60 days after the end of each full calendar year beginning in 1997, the Servicer will be required to forward to the Indenture Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for the prior calendar year.

Collection and Other Servicing Procedures on HELOCs

     The Servicer will make reasonable efforts to collect all payments called for under the HELOCs and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the HELOCs. Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the HELOCs.

     With respect to the HELOCs, the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the Sale and Servicing Agreement, the Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a HELOC.

Hazard Insurance

     The Servicer shall cause to be maintained for each HELOC hazard insurance naming the Servicer or the related subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such HELOC from time to time or (ii) the combined principal balance owing on such HELOC and any mortgage loan senior to such HELOC from time to time. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined principal balance owing on such HELOC and any mortgage loan senior to such HELOC at the time of such foreclosure or deed in lieu of foreclosure. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account net of certain amounts as indicated in the Sale and Servicing Agreement. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related HELOC shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a HELOC, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the HELOCs in an aggregate amount prudent under industry standards, it shall conclusively be deemed to have satisfied its obligations and if there shall have been a loss which would have been covered by such policy, deposit in the Collection Account, as the case may be, the amount not otherwise payable under the blanket policy because of any deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the HELOCs will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

Realization Upon Defaulted HELOCs


     The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the HELOCs as come into default when, in accordance with applicable servicing procedures under the Sale and Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Noteholders or the Sponsor.

Servicing Compensation and Payment of Expenses

     With respect to each Collection Period, the Servicer will receive from interest collections in respect of the HELOCs a portion of such interest collections as a monthly Servicing Fee in the amount equal to approximately 0.50% per annum on the aggregate Principal Balances of the HELOCs as of the first day of the related Collection Period (or at the Cut-Off Date for the first Collection Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

     The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Sale and Servicing Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted HELOCs and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Noteholders to receive any related Net Liquidation Proceeds.

Evidence as to Compliance

     The Sale and Servicing Agreement provides for delivery on or before May 31 in each year, beginning in May 31, 1998, to the Indenture Trustee and the Insurer of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Sale and Servicing Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before May 31 of each year, beginning May 31, 1998, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Sponsor) to the Indenture Trustee, the Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the HELOCs under the Sale and Servicing Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Sale and Servicing Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

Certain Matters Regarding the Servicer and the Sponsor

     The Sale and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, (i) unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Indenture Trustee and the Insurer in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee and the Insurer and;
(b) the Rating Agencies have confirmed to the Indenture Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current ratings of the Notes without regard to the Policy. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Sale and Servicing Agreement.

     The Servicer may perform any of its duties and obligations under the Sale and Servicing Agreement through one or more subservicers or delegates acceptable to the Insurer, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Indenture Trustee and the Noteholders for the Servicer's duties and obligations under the Sale and Servicing Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

     The Sale and Servicing Agreement provides that the Servicer will indemnify the Trust and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer's actions or omissions in connection with the servicing and administration of the HELOCs which are not in accordance with the provisions of the Sale and Servicing Agreement. Under the Sale and Servicing Agreement, the Sponsor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Sale and Servicing Agreement (other than losses resulting from defaults under the HELOCs). The Sale and Servicing Agreement provides that neither the Sponsor nor the Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Indenture Trustee, the Noteholders or any other person for any action taken or for refraining from taking any action pursuant to the Sale and Servicing Agreement. However, neither the Sponsor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Sponsor or the Servicer in the performance of its duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Sale and Servicing Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and which in its opinion may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Securityholders thereunder.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Sale and Servicing Agreement to the contrary notwithstanding.

Events of Servicing Termination

     "Events of Servicing Termination" will consist of: (i) any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the Sale and Servicing Agreement or to make any payment required to be made under the Insurance Agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Insurer or Noteholders evidencing an aggregate, of at least 25% of the Voting Rights; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement which, in each case, materially and adversely affects the interests of the Noteholders or the Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Insurer or Noteholders evidencing an aggregate of at least 25% of the Voting Rights; or
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (each an "Insolvency Event"). Under certain other circumstances, the Insurer may deliver written notice to the Servicer terminating all the rights and obligations of the Servicer under the Sale and Servicing Agreement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of five Business Days or referred to under clause (ii) above for a period of 60 days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Servicer shall provide the Indenture Trustee, the Sponsor, the Insurer and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon an Event of Servicing Termination

     So long as an Event of Servicing Termination remains unremedied, either (i) the Indenture Trustee, or Noteholders evidencing an aggregate of at least 51% of the Voting Rights in each case with the consent of the Insurer or (ii) the Insurer, may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement and in and to the HELOCs, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Sale and Servicing Agreement and having a net worth of at least $15,000,000 and acceptable to the Insurer to act as successor to the Servicer under the Sale and Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Servicer would otherwise have received (or such lesser compensation as the Indenture Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

Amendment

     The Sale and Servicing Agreement may be amended from time to time by the Sponsor, the Servicer and the Indenture Trustee and with the consent of the Insurer, but without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Sale and Servicing Agreement, to add to the duties of the Sponsor or the Servicer or to add or amend any provisions of the Sale and Servicing Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Sponsor, the Indenture Trustee nor the Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Sale and Servicing Agreement or the Policy which shall not be inconsistent with the provisions of the Sale and Servicing Agreement or to comply with any requirement imposed by the Code; provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder or the Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Noteholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Notes, without regard to the Policy. The Sale and Servicing Agreement may also be amended from time to time by the Sponsor, the Servicer, and the Indenture Trustee, with the consent of Noteholders evidencing an aggregate of at least 51% of the Voting Rights and the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Notes or distributions or payments under the Policy which are required to be made on any Note without the consent of the holder of such Note or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes then outstanding or (iii) adversely affect in any material respect the interest of the Insurer.

Termination; Retirement of the Notes

     The Trust will generally terminate on the later of (A) the Distribution Date immediately following the payment in full of all amounts owing to the Insurer and (B) the earliest of (i) the Distribution Date on which the Note Principal Balance has been reduced to zero and all other amounts due and owing to the Noteholders have been paid in full, (ii) the Distribution Date immediately following the final payment or other liquidation of the last HELOC in the Trust, (iii) the Distribution Date immediately following the optional redemption by the Sponsor of the Notes, as described below and (iv) the Distribution Date in August, 2024.

     The Notes will be subject to optional redemption by the Sponsor on any Distribution Date after the Note Principal Balance is reduced to an amount less than or equal to 10% of the Original Class A Note Principal Balance and all amounts due and owing to the Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The redemption price will be equal to the sum of the outstanding Note Principal Balance and accrued and unpaid interest thereon at the respective Note Rates through the day preceding the final Distribution Date and interest accrued on any unpaid interest, to the extent legally permissible, together with all amounts due and owing to the Insurer and unreimbursed draws on the Policy. In no event, however, will the Trust created by the Trust Agreement continue for more than 21 years after the death of certain individuals named in the Trust Agreement. Written notice of termination of the Trust Agreement will be given to each Noteholder, and the final distribution will be made only upon surrender and cancellation of the Notes at an office or agency designated by the Indenture Trustee which will be specified in the notice of termination.

     In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Sponsor. See "--Rapid Amortization Events" herein.

     No holder of a Note will have any right under the Indenture to institute any proceeding with respect to the Indenture unless such holder previously has given to the Indenture Trustee written notice of default and unless Noteholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Note Principal Balance have made written requests upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute any such proceeding. The Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Notes will be applied by the Sponsor toward the purchase of the HELOCs. The Company will use the proceeds from the sale of the HELOCs to the Sponsor to pay down warehouse lines and for general corporate purposes.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Note Owners in light of their personal investment circumstances or to certain types of Note Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes.

Characterization of the Notes as Indebtedness

     Based on the application of existing law to the facts as set forth in the Indenture and other relevant documents and factors and assuming compliance with the terms of the Indenture as in effect on the date of issuance of the Notes, Dewey Ballantine, special tax counsel to the Sponsor and counsel to the Underwriter ("Tax Counsel"), is of the opinion that, based on the application of existing law to the facts as set forth in the Indenture and other relevant documents and such investigations as it deemed appropriate, the Notes will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Notes will be treated as described herein.

     The Sponsor and the Noteholders express in the Indenture their intent that, for applicable tax purposes, the Notes will be indebtedness secured by the HELOCs. The Sponsor and the Noteholders, by accepting the Notes, and each Note Owner by its acquisition of a beneficial interest in a Note, have agreed to treat the Notes as indebtedness for federal, state and local income and franchise tax purposes. Investors should be aware that no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, and therefore the matter is subject to interpretation. Because different criteria are used to determine the non-tax accounting characterization of the transaction, the Sponsor intends to treat this transaction as a sale of an interest in the Principal Balances of the HELOCs for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors including the Sponsor's economic analyses with respect to the transaction in reaching its opinion that the weight of the benefits and burdens of ownership of the HELOCs has been retained by the Sponsor and has not been transferred to the Note Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel believes that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

Taxation of Interest Income of Note Owners


     Interest Income on the Notes. As a general rule, interest paid or accrued on the Notes will be treated as ordinary income to the holders thereof. A Noteholder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the Notes in ordinary income as such interest accrues, while a Noteholder using the cash receipts and disbursements method of accounting for federal income tax purposes must include such interest in ordinary income when payments are received (or made available for receipt) by such holder. The following discussion is based in part on the rules governing "original issue discount" ("OID") which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Notes.

     It is anticipated that the Class A Notes will not be issued with OID within the meaning of Section 1273 of the Code, and that the Trust will not take any OID deduction with respect thereto. If the Class A Notes were issued at more than a de minimis discount, however, such Notes would be treated as issued with OID for federal income tax purposes. The amount of OID on a Class A Note will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The Class S Notes will be issued with OID within the meaning of section 1273(a) of the Code. Payments of interest on the Class S Notes will not be treated as "qualified stated interest," as defined below. Holders of the Class S Notes should be aware that for federal income tax purposes they must include in gross income OID as it accrues under a method that takes account of the compounding of interest, generally in advance of receipt of the cash attributable to such income. The Indenture Trustee will supply, at the time and in the manner required by the IRS to holders of Class S Notes information with respect to the OID accruing on such Notes.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Note and its issue price. The issue price of a
Note is the first price at which a substantial amount of Notes is sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Note also includes the amount paid by an initial Noteholder for accrued interest that relates to a period prior to the issue date of the Note. The stated redemption price at maturity of the Class S Notes is equal to the sum of all distributions to be made under such Notes. The stated redemption price at maturity of a Class A Note includes the original principal amount of the Note, but generally will not include distributions of interest if such distributions constitute qualified stated interest.


     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Note. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Because the Class A Notes will not be entitled to penalty payments of interest on interest deficiencies other than interest at the coupon rate on the amount of such deficiencies and do not provide for default or acceleration rights in the event of interest shortfalls, the interest payments on the Class A Notes may not be treated by the IRS as qualified stated interest, and in such event, the interest payments would be taxed as OID. Holders of Class A Notes should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Class A Note. While the tax treatment of interest on the Class A Notes is not entirely clear, the Trust intends to treat the stated interest on the Class A Notes as qualified stated interest for OID purposes.

     A Holder of a Note treated as issued with OID is required to include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. Generally, the amount of OID includible in income of a Noteholder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Note and the adjusted issue price of the Note at the beginning of the accrual period, reduced by any payments of qualified stated interest during such accrual period. The adjusted issue price at the beginning of an accrual period is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Note in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by Noteholders is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period for such Notes is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Notes as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Notes, over the adjusted issue price of the Notes at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Noteholder to take into account prepayments with respect to the HELOCs at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Noteholder to take into account prepayments with respect to the HELOCs at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Noteholders based on the Prepayment Assumption, no representation is made to Noteholders that HELOCs will be prepaid at that rate or at any other rate.

     A subsequent holder of a Note will also be required to include OID in gross income, but such a holder who purchases such Note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Note's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Variable Rate Notes. Because the Class A Notes bear interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the present value of all payments remaining to be made on such Notes should be calculated as if the interest index remained at its value as of the issue date of such Notes. Because the proper method of adjusting accruals of OID on a variable rate Note is uncertain, holders of variable rate Notes should consult their own tax advisors regarding the appropriate treatment of such Notes for federal income tax purposes.

     Market Discount. Noteholders should be aware that the resale of a Note may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder acquires a Note at a market discount (i.e., at a price below its "adjusted issue price") and thereafter recognizes gain upon a disposition of the Note, the lesser of such gain or the portion of the market discount that accrued while the Note was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may instead elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual or a yield to maturity method.

     Premium. A Noteholder who purchases a Note for more than its stated redemption price at maturity will be subject to the premium amortization rules of the Code. Under those rules, the Noteholder may elect to amortize such premium on a constant yield method. Amortizable premium reduces interest income on the Note. If the Noteholder does not make such an election, the premium paid for the Note generally will be included in the tax basis of the Note in determining the gain or loss on its disposition.

     Election to Treat all Interest as Original Issue Discount. The OID Regulations permit a holder of a Note to elect to accrue all interest, discount (including de minimis market or original issue discount) in income (as adjusted by any amortizable premium) as interest, based on a constant yield method. If such an election were to be made with respect to a Note with market discount, the holder of the Note would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder acquires during the year of the election or thereafter. Similarly, a holder of a Note that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest and discount on a constant yield method with respect to a Note is irrevocable.

     Each Noteholder should consult his own tax advisor regarding the impact of the original issue discount, market discount, and premium amortization rules.

Possible Classification of the Trust as a Partnership or Association Taxable as a Corporation

     Although, as described above, it is the opinion of Tax Counsel that the Notes are properly characterized as debt for federal income tax purposes, the opinion of Tax Counsel is not binding on the courts or the IRS and no assurance can be given that this characterization will prevail. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Notes constitutes a sale of the HELOCs (or an interest therein) to the Note Owners and that the proper classification of the legal relationship between the Sponsor and the Note Owners resulting from this transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership treated as a corporation, or an association taxable as a corporation.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the HELOCs, which would reduce the amounts available for distribution to the Note Owners. Cash distributions to the Note Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. If the transaction were treated as creating a partnership between the Note Owners and the Certificate Owners, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, each Certificate Owner and each Note Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Note Owner and the Certificate Owners could differ if the Notes were held to constitute partnership interests rather than indebtedness.

     The Sponsor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Notes were not treated as indebtedness.

Possible Classification as a Taxable Mortgage Pool

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the Indenture, as in effect on the date of issuance, are complied with, although this matter is not free from doubt, Tax Counsel is of the opinion that the arrangement created by the Indenture will not be a taxable mortgage pool under Section 7701(i) of the Code because although two classes of indebtedness secured by the HELOCs are being issued by the Trust, both classes should be regarded as having the same maturity since neither class will be outstanding beyond the period the other is outstanding. Investors should be aware, however, that neither the Code, the Treasury regulations issued under the Code with respect to taxable mortgage pools, nor any other relevant authority defines the term "maturity" for this purpose.

     Following the issuance of the Notes, the Sponsor anticipates forming or causing an affiliate to form a trust (the "Post-Closing Trust") which will issue an instrument (the "Instrument") entitling the holder thereof to receive payments under certain circumstances. The original purchasers of the Class S Notes will be given the opportunity to purchase such Instrument from the Sponsor. The IRS could take the position that the Trust and the Post-Closing Trust should be viewed as one arrangement for purposes of applying the taxable mortgage pool rules. Because the Instruments will have the same maturity as the Notes, such a recharacterization will not cause either the Trust or the Post-Closing Trust to be treated as a taxable mortgage pool, although such conclusion is not free from doubt.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Indenture is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the HELOCs. Such a tax would likely reduce amounts available for distributions to Note Owners. The amount of such a tax would depend upon whether distributions to Note Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Foreign Investors

     In general, subject to certain exceptions, interest (including OID) paid on a Note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Note Owner provides the required foreign person information certification.

     If the interests of the Note Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner also would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

     The Small Business Job Protection Act of 1996 changed the definition of a "foreign" trust. Under prior law, the definition was based on whether a trust's foreign source income would be subject to U.S. tax. The new definition contains two objective requirements which, if satisfied, will cause a trust to be treated as a U.S. trust. It looks first to whether the trust's administration is subject to a U.S. court's "primary supervision" and second to whether U.S. fiduciaries control all substantial decisions of the trust. If both these requirements are met, the trust is a U.S. trust. All other trusts are "foreign" trusts.

Backup Withholding

     Certain Note Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Notes if the Note Owners, upon issuance, failed to supply the Indenture Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, failed to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, failed to provide the Indenture Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The Indenture Trustee will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Noteholder" of record is Cede, as nominee for DTC, Note Owners and the IRS will receive tax and other information including the amount of interest paid on the Notes owned from Participants and Indirect Participants rather than from the Indenture Trustee. (The Indenture Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Note Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest and payment with respect to OID (and principal) otherwise payable to the Noteholder, and remit the withheld amount to the IRS as a credit against the Noteholder's Federal income tax liability.


                                   STATE TAXES

     The Sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Notes.


                              ERISA CONSIDERATIONS

     Section 406 of ERISA, and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of

ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Sponsor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, or any of its affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however, such plans may be subject to comparable state law restrictions.

     A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                         LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Notes will be rated in the highest rating category of the Rating Agencies, the Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the HELOCs are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Notes, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated August 18, 1997 (the "Underwriting Agreement"), among the Company, the Sponsor and the Underwriter, the Sponsor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase the Notes from the Trust.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of the Notes are purchased.

     The Underwriter has informed the Sponsor that it proposes to offer the Notes for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Sponsor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

     The Sponsor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the 1933 Act.

     In connection with this offering and in compliance with applicable law and industry practice, the Underwriter may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Notes at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the Underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Notes originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriter is not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

     The Sponsor has been advised by the Underwriter that the Underwriter presently intends to make a market in the Notes, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Notes and such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of any trading markets for the Notes.


                                  LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Trust and the Sponsor by Tobin & Tobin, San Francisco, California, and for the Underwriter and with regard to the tax characterization of the Notes by Dewey Ballantine, New York, New York.

                                     EXPERTS

     The financial statements of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 are included herein as Annex I and have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.


                                     RATINGS

     It is a condition to issuance that the Notes be rated "AAA" and "AAAr," respectively by Standard & Poor's and "Aaa" and by Moody's.

     A securities rating addresses the likelihood of the receipt by Noteholders of distributions on the HELOCs. However, the ratings of the Class A Notes do not address the timeliness or likelihood of the payment of Deferred Interest. The rating takes into consideration the characteristics of the HELOCs and the structural and legal aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the HELOCs or the possibility that Noteholders might realize a lower than anticipated yield.

     The ratings assigned to the Notes will depend primarily upon the creditworthiness of the Insurer. Any reduction in a rating assigned to the claims-paying ability of the Insurer below the ratings initially assigned to the Notes may result in a reduction of one or more of the ratings assigned to the Notes.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS


                                                                           PAGE

1933 Act          ..........................................................S-3
1934 Act          ..........................................................S-3
Accelerated Principal Distribution Amount............................S-11, S-44
Additional Balances.........................................................S-5
Alternative Principal Payment........................................S-14, S-46
Beneficial owner  .........................................................S-39
Benefit Plan      ...................................................S-19, S-62
BIF               .........................................................S-42
Business Day      ...................................................S-43, S-51
CapMAC            .....................................................S-2, S-4
CEDE              ..........................................................S-9
CEDEL             ..........................................................S-1
Certificate       ..........................................................S-1
Certificate Principal Balance..............................................S-14
Certificateholders' Collections............................................S-46
Certificateholders' Interest................................................S-7
Certificateholders' Principal Collections............................S-12, S-43
Certificateholders' Subordinated Amount..............................S-17, S-47
Class A Note Rate ..........................................................S-1
Class A Notes     ..........................................................S-1
Class S Note Rate .....................................................S-1, S-8
Class S Notes     ..........................................................S-1
Class S Notional Amount...............................................S-8, S-38
Closing Date      .........................................................S-13
Code              .........................................................S-57
Collection Account...................................................S-12, S-42
Collection Period .........................................................S-12
Combined Loan-to-Value Ratio................................................S-5
Commission        ..........................................................S-3
Company           ....................................................S-4, S-24
Credit Limit      ..........................................................S-6
Credit Limit Utilization Rate...................................S-6, S-27, S-32
Credit Line Agreements......................................................S-4
Cut-Off Date      ..........................................................S-5
Cut-Off Date Principal Balance..............................................S-5
Defective HELOCs  .........................................................S-41
Deferred Interest .........................................................S-13
Deferred Interest Account..................................................S-15
Definitive Note   .........................................................S-39
Determination Date...................................................S-18, S-42
Dissolution Distribution Date..............................................S-50
Distribution Date ..............................................S-2, S-12, S-43
DTC               ..........................................................S-1
Due Date          ..........................................................S-6
Eligible Account  .........................................................S-42
Eligible Substitute Mortgage Loan..........................................S-41

Equity Interest   .........................................................S-63
Euroclear         ..........................................................S-1
Events of Servicing Termination............................................S-55
Financial Intermediary.....................................................S-39

                                                                            PAGE

Fixed Allocation Percentage.................................................S-12
Floating Allocation Percentage........................................S-10, S-43
Funding Account   ..........................................................S-14
Funding Period    ..........................................................S-13
Guaranteed Distributions..............................................S-15, S-50
Guaranteed Principal Distribution Amount..............................S-15, S-50
Headlands SPC     ..........................................................S-27
HELOC Schedule    .....................................................S-7, S-40
HELOCs            ...........................................................S-2
Holdings          ..........................................................S-23
Indenture         ...........................................................S-1
Indenture Trustee ...........................................................S-1
Index Rate        ...........................................................S-6
Initial Cut-Off Date.........................................................S-5
Initial HELOCs    ...........................................................S-4
Insolvency Event  ..........................................................S-55
Instrument        ..........................................................S-61
Insurance Agreement...................................................S-15, S-50
Insurer           ...........................................................S-2
Interest Collections...................................................S-9, S-43
Interest Period   ....................................................S-13, S-45
Interest Rate Adjustment Date...............................................S-41
Invested Amount   .....................................................S-8, S-38
IRS               ..........................................................S-58
Issuer            ......................................................S-1, S-4
LIBOR             ..........................................................S-12
LIBOR Business Day..........................................................S-46
Liquidated HELOC  ..........................................................S-45
Liquidation Loss Amount...............................................S-12, S-45
Liquidation Proceeds........................................................S-43
Loan Rate         ...........................................................S-6
Managed Amortization Period.................................................S-13
Management Agreement........................................................S-44
Management Fee    ..........................................................S-44
Manager           ..........................................................S-11
Margin            .....................................................S-6, S-28
Maximum Principal Payment.............................................S-14, S-46
Maximum Rate      ..........................................................S-13
Minimum Certificateholders' Interest.........................................S-7
Minimum Sponsor Interest.....................................................S-8
Moody's           ..........................................................S-19

Mortgage Loan Schedule......................................................S-42
Mortgage Loans    ...........................................................S-5
Mortgaged Properties.........................................................S-5
Net Liquidation Proceeds...............................................S-9, S-43
Note Owner        ..........................................................S-20
Note Principal Balance.................................................S-8, S-38
Note Rate         .....................................................S-8, S-45
Note Registrar    ..........................................................S-38
Noteholders       ...........................................................S-7
Noteholders' Interest Collections.....................................S-10, S-43
Noteholders' Loss Amount..............................................S-12, S-45
Noteholders' Principal Collections....................................S-12, S-43

                                                                           PAGE

Notes             ..........................................................S-1
OID               .........................................................S-58
OID Regulations   .........................................................S-58
One-Month LIBOR   ..........................................................S-2
Order             .........................................................S-50
Original Class A Note Principal Balance................................S-8, S-9
Original Invested Amount....................................................S-8
Original Pool Balance.......................................................S-5
Overcollateralization Amount.........................................S-11, S-44
Owner Trustee     .....................................................S-1, S-4
Paying Agent      .........................................................S-47
Percentage Interest.........................................................S-9
Plan Assets Regulation.....................................................S-63
Policy            ...............................................S-2, S-4, S-23
Pool Balance      ..........................................................S-5
Pool Factor       .........................................................S-37
Post-Closing Trust.........................................................S-61
Prepayment Assumption......................................................S-59
Principal Balance ..........................................................S-5
Principal Balances.........................................................S-58
Principal Collections.................................................S-9, S-43
PTCE              .........................................................S-63
Purchase Agreement..........................................................S-5
Rapid Amortization Event...................................................S-48
Rapid Amortization Period..................................................S-48
Rating Agencies   .........................................................S-19
Receipt           .........................................................S-51
Received          .........................................................S-51
Record Date       .........................................................S-43
Reference Bank Rate........................................................S-45
Reimbursement Amount........................................................S-7
Related Documents .........................................................S-40
Required Amount   ...................................................S-16, S-47

Required Overcollateralization Amount................................S-12, S-44
SAIF              .........................................................S-42
Scheduled Principal Collections Distribution Amount..................S-14, S-46
Securities        ..........................................................S-1
Servicer          ..........................................................S-4
Servicing Fee     .........................................................S-18
Servicing Fee Rate.........................................................S-18
SMMEA             ...................................................S-19, S-63
Sponsor           ..........................................................S-1
Sponsor Interest  ..........................................................S-7
Spread Account    ...................................................S-10, S-16
Spread Account Maximum.....................................................S-44
Standard & Poor's .........................................................S-19
Subsequent Cut-Off Date.....................................................S-5
Subsequent Mortgage Loans.............................................S-5, S-23
Tax Counsel       ...................................................S-19, S-57
Telerate Screen Page 3750..................................................S-45
Transfer Date     .........................................................S-42
Transfer Deficiency........................................................S-41
Transfer Deposit Amount....................................................S-41

                                                                           PAGE

Trust             .....................................................S-1, S-4
Trust Agreement   ..........................................................S-1
Trust Property    ..........................................................S-4
Underwriter       ..........................................................S-1
Underwriting Agreement.....................................................S-63
Voting Rights     .........................................................S-40
Yield Supplement Account...................................................S-47

                      CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 and 1994

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Board of Directors
Capital Markets Assurance Corporation:


We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.







January 29, 1997

                      Capital Markets Assurance Corporation
                                 Balance Sheets
                  (Dollars in thousands, except per share data)

                                           ASSETS

                                                                                              December 31       December 31
                                                                                                     1996              1995
---------------------------------------------------------------------------------------------------------------------------
Investments:
Bonds at fair value (amortized cost $294,861 at December 31,
1996 and $210,651 at December 31, 1995)                                                          $297,893           215,706
Short-term investments (at amortized cost which approximates
fair value)                                                                                        16,810            68,646
---------------------------------------------------------------------------------------------------------------------------
   Total investments                                                                              314,703           284,352
---------------------------------------------------------------------------------------------------------------------------
Cash                                                                                                  371               344
Accrued investment income                                                                           3,807             3,136
Deferred acquisition costs                                                                         45,380            35,162
Premiums receivable                                                                                 5,141             3,540
Prepaid reinsurance                                                                                18,489            13,171
Other assets                                                                                        6,424             3,428
---------------------------------------------------------------------------------------------------------------------------
   Total assets                                                                                  $394,315           343,133
===========================================================================================================================

                                 LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
Unearned premiums                                                                                $ 68,262            45,767
Reserve for losses and loss adjustment expenses                                                    10,985             6,548
Ceded reinsurance                                                                                   1,738             2,469
Accounts payable and other accrued expenses                                                         8,019            10,844
Current income taxes                                                                                  679               136
Deferred income taxes                                                                              15,139            11,303
---------------------------------------------------------------------------------------------------------------------------
   Total liabilities                                                                              104,822            77,067
---------------------------------------------------------------------------------------------------------------------------
Stockholder's Equity:
Common stock - $1.00 par value per share; 15,000,000 shares are authorized, issued and outstanding at December 31, 1996
and 1995                                                                                           15,000            15,000
Additional paid-in capital                                                                        208,475           205,808
Unrealized appreciation on investments, net of tax                                                  1,970             3,286
Retained earnings                                                                                  64,048            41,972
---------------------------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                                                     289,493           266,066
---------------------------------------------------------------------------------------------------------------------------

   Total liabilities and stockholder's equity                                                    $394,315           343,133
===========================================================================================================================

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                              Statements of Income
                             (Dollars in thousands)

                                                 Year Ended             Year Ended              Year Ended
                                          December 31, 1996      December 31, 1995       December 31, 1994
----------------------------------------------------------------------------------------------------------
Revenues:

Direct premiums written                           $ 71,752                  56,541                  43,598
Assumed premiums written                             1,086                     935                   1,064
Ceded premiums written                             (15,104)                (15,992)                (11,069)
----------------------------------------------------------------------------------------------------------
   Net premiums written                             57,734                  41,484                  33,593
Increase in unearned premiums                      (17,177)                (12,242)                (10,490)
----------------------------------------------------------------------------------------------------------
   Net premiums earned                              40,557                  29,242                  23,103
Net investment income                               16,992                  11,953                  10,072
Net realized capital gains                             236                   1,301                      92
Other income                                           146                   2,273                     120
----------------------------------------------------------------------------------------------------------
   Total revenues                                   57,931                  44,769                  33,387
----------------------------------------------------------------------------------------------------------

Expenses:

Losses and loss adjustment expenses                  4,815                   3,141                   1,429
Underwriting and operating expenses                 14,613                  13,808                  11,833
Policy acquisition costs                             7,824                   7,203                   4,529
----------------------------------------------------------------------------------------------------------
   Total expenses                                   27,252                  24,152                  17,791
----------------------------------------------------------------------------------------------------------
   Income before income taxes                       30,679                  20,617                  15,596
----------------------------------------------------------------------------------------------------------

Income Taxes:

Current income tax                                   5,235                   2,113                     865
Deferred income tax                                  3,368                   3,102                   2,843
----------------------------------------------------------------------------------------------------------
   Total income taxes                                8,603                   5,215                   3,708
----------------------------------------------------------------------------------------------------------

   Net Income                                     $ 22,076                  15,402                  11,888
==========================================================================================================

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                       Statements of Stockholder's Equity
                             (Dollars in thousands)


                                                    Year Ended               Year Ended               Year Ended
                                              December 31,1996        December 31, 1995        December 31, 1994
----------------------------------------------------------------------------------------------------------------
Common stock:

Balance at beginning of year                         $  15,000                   15,000                   15,000
----------------------------------------------------------------------------------------------------------------
   Balance at end of year                               15,000                   15,000                   15,000
----------------------------------------------------------------------------------------------------------------

Additional paid-in capital:

Balance at beginning of year                           205,808                  146,808                  146,808
Capital contribution                                     2,667                   59,000                       --
----------------------------------------------------------------------------------------------------------------
   Balance at end of year                              208,475                  205,808                  146,808
----------------------------------------------------------------------------------------------------------------
Unrealized appreciation (depreciation)
on investments, net of tax:

Balance at beginning of year                             3,286                   (5,499)                   3,600
Unrealized appreciation (depreciation)
on investments                                          (1,316)                   8,785                   (9,099)
----------------------------------------------------------------------------------------------------------------
   Balance at end of year                                1,970                    3,286                   (5,499)
----------------------------------------------------------------------------------------------------------------


Retained earnings:

Balance at beginning of year                            41,972                   26,570                   14,682
Net income                                              22,076                   15,402                   11,888
----------------------------------------------------------------------------------------------------------------
   Balance at end of year                               64,048                   41,972                   26,570
----------------------------------------------------------------------------------------------------------------

   Total stockholder's equity                        $ 289,493                  266,066                  182,879
================================================================================================================

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                              (Dollar in thousands)



                                                           Year Ended               Year Ended               Year Ended
                                                    December 31, 1996        December 31, 1995        December 31, 1994
-----------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:

Net income                                                  $  22,076                   15,402                   11,888
-----------------------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net
cash provided (used) by operating activities:

   Reserve for losses and loss adjustment
   expenses                                                     4,437                    1,357                    1,429

   Unearned premiums, net                                      22,496                   19,862                   15,843

   Deferred acquisition costs                                 (10,218)                 (10,302)                  (9,611)

   Premiums receivable                                         (1,601)                    (161)                  (2,103)

   Accrued investment income                                     (671)                    (390)                    (848)

   Income taxes payable                                         3,911                    3,621                    2,611

   Net realized capital gains                                    (236)                  (1,301)                     (92)

   Accounts payable and other accrued
   expenses                                                     1,020                      472                    3,726

   Prepaid reinsurance                                         (5,318)                  (7,620)                  (5,352)

   Other, net                                                  (3,396)                     992                      689
-----------------------------------------------------------------------------------------------------------------------
         Total adjustments                                     10,424                    6,530                    6,292
-----------------------------------------------------------------------------------------------------------------------
   Net cash provided by operating activities                   32,500                   21,932                   18,180
-----------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:

   Purchases of investments                                  (199,989)                (158,830)                 (77,980)

   Proceeds from sales of investments                          57,210                   49,354                   39,967


   Proceeds from maturities of investments                    110,306                   28,803                   19,665
-----------------------------------------------------------------------------------------------------------------------
   Net cash used in investing activities                      (32,473)                 (80,673)                 (18,348)
-----------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:

   Capital contribution                                            --                   59,000                       --
-----------------------------------------------------------------------------------------------------------------------
   Net cash provided by financing activities                       --                   59,000                       --
-----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                    27                      259                     (168)

Cash balance at beginning of year                                 344                       85                      253
-----------------------------------------------------------------------------------------------------------------------
   Cash balance at end of year                              $     371                      344                       85
=======================================================================================================================
Supplemental disclosure of cash flow
information:

Income taxes paid                                           $   4,525                    1,450                    1,063
=======================================================================================================================


                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements
                           December 31, 1996 and 1995



1) Background

     Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.


2) Significant Accounting Policies

     Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

     a)   Basis of Presentation

          The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

     b)   Investments


          As of December 31, 1996 and 1995, all of the Company's securities have been classified as available-for-sale. Available-for-sale securities are recorded at fair value. Fair value is generally based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

               See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


          Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

          Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

     c)   Premium Revenue Recognition

          Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the years ended December 31, 1996 and 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an up-front basis.

     d)   Deferred Acquisition Costs

          Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

     e)   Reserve for Losses and Loss Adjustment Expenses

          The reserve for losses and loss adjustment expenses consists of a supplemental loss reserve ("SLR") and a case basis loss reserve. The SLR is established for expected levels of losses resulting from credit failures on currently insured issues and reflects the estimated portion of earned premiums required to cover those losses.

          A case basis loss reserve is established for insured obligations when, in the judgment of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable. Case basis loss reserves may be allocated from any SLR outstanding at the time the case basis reserves are established.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


          Management believes that the current level of reserves is adequate to cover the ultimate net cost of claims and the related expenses with respect to financial guarantees issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving estimates and subjective judgments by management, and therefore there can be no assurance that ultimate losses in CapMAC's insured portfolio will not exceed the current estimate of loss reserves.

     f)   Depreciation

          Leasehold improvements, furniture, fixtures and electronic data processing equipment are being amortized or depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.


     g)   Income Taxes

          Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


3) Insured Portfolio

     At December 31, 1996 and 1995, the principal amount of financial obligations insured by CapMAC was $24.5 billion and $16.9 billion, respectively, and net of reinsurance (net principal outstanding), was $19.7 billion and $12.6 billion, respectively, with a weighted average life of
     6.4 years and 6.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1996 and 1995, the statutory qualified capital was approximately $260 million and $240 million, respectively.

                                                                 Net Principal Outstanding

                                                     December 31, 1996                   December 31, 1995
                                                 ------------------------             -----------------------
Type of Obligations Insured ($ in millions)        Amount             %                Amount             %
-------------------------------------------------------------------------------------------------------------
Consumer receivables                             $ 10,362            52.8             $  6,959           55.1

Trade and other corporate
obligations                                         8,479            43.1                4,912           38.9

Municipal/government obligations                      814             4.1                  757            6.0
-------------------------------------------------------------------------------------------------------------
   Total                                         $ 19,655           100.0             $ 12,628          100.0
=============================================================================================================


     At December 31, 1996 and 1995, the principal and interest amount of financial obligations insured by CapMAC was $29.8 billion and $20.3 billion, respectively, and net of reinsurance (net principal and interest outstanding) was $23.3 billion and $15.1 billion, respectively. At December 31, 1996, approximately 93% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

     During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

     The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:

                                          Year Ended                        Year Ended                       Year Ended
                                   December 31, 1996                 December 31, 1995                December 31, 1994
                         ---------------------------      ----------------------------     ----------------------------
                                                % of                              % of                             % of
                                            Revenues                          Revenues                         Revenues
                         ---------------------------      ----------------------------     ----------------------------
Citicorp                                        14.5                              15.2                             16.3

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


4) Investments


     The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1996 and 1995 were as follows ($ in thousands):

December 31, 1996
-----------------------------------------------------------------------------------------------------
                                                                    Gross         Gross     Estimated
                                                   Amortized   Unrealized    Unrealized          Fair
Securities Available-for-sale                           Cost        Gains        Losses         Value
-----------------------------------------------------------------------------------------------------
U.S. Treasury obligations                       $      4,059           10            --         4,069

Mortgage-backed securities of
U.S. government instrumentalities
and agencies                                         109,436          265         1,160       108,541

Obligations of states, municipalities
and political subdivisions                           177,811        4,602           555       181,858

Corporate and asset-backed
securities                                            20,365           23           153        20,235
-----------------------------------------------------------------------------------------------------
   Total                                        $    311,671        4,900         1,868       314,703
=====================================================================================================


December 31, 1995
-----------------------------------------------------------------------------------------------------
                                                                    Gross         Gross     Estimated
                                                   Amortized   Unrealized    Unrealized          Fair
Securities Available-for-sale                           Cost        Gains        Losses         Value
-----------------------------------------------------------------------------------------------------
U.S. Treasury obligations                       $      4,153           55            --         4,208

Mortgage-backed securities of
U.S. government instrumentalities
and agencies                                         100,628          313            79       100,862

Obligations of states, municipalities
and political subdivisions                           166,010        4,809            82       170,737

Corporate and asset-backed
securities                                             8,506           45             6         8,545
-----------------------------------------------------------------------------------------------------
   Total                                        $    279,297        5,222           167       284,352
=====================================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     The amortized cost and estimated fair value of investments in debt securities at December 31, 1996 by contractual maturity are shown below ($ in thousands):

December 31, 1996
------------------------------------------------------------------------------------------------------
                                                                      Amortized              Estimated
Securities Available-for-sale                                              Cost             Fair Value
------------------------------------------------------------------------------------------------------
Due in one year or less                                             $    11,627                 11,644

Due after one year through five years                                    31,821                 32,815

Due after five years through ten years                                   76,450                 78,200

Due after ten years                                                      82,337                 83,503
------------------------------------------------------------------------------------------------------
     Sub-total                                                          202,235                206,162

Mortgage-backed securities                                              109,436                108,541
------------------------------------------------------------------------------------------------------
         Total                                                      $   311,671                314,703
======================================================================================================

     Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

     Proceeds from sales of investment securities were approximately $57.2 million, $49.3 million and $39.9 million in 1996, 1995 and 1994, respectively. Gross realized capital gains of $772,000, $1,320,000 and $714,000, and gross realized capital losses of $536,000, $19,000 and $622,000 were realized on those sales for the years ended December 31, 1996, 1995 and 1994, respectively.

     Investments include bonds having a fair value of approximately $3,884,000 and $3,985,000 which are on deposit at December 31, 1996 and 1995, respectively, with state regulators as required by law.

     Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                                            Year Ended             Year Ended              Year Ended
$ in thousands                       December 31, 1996      December 31, 1995       December 31, 1994
-----------------------------------------------------------------------------------------------------
Bonds                                         $ 15,726                 11,105                   9,193

Short-term investments                           1,534                  1,245                     484

Mutual funds                                         -                   (162)                    579

Investment expenses                               (268)                  (235)                   (184)
-----------------------------------------------------------------------------------------------------
  Total                                       $ 16,992                 11,953                  10,072
=====================================================================================================

                    Capital Markets Assurance Corporation
                        Notes to Financial Statements


         The change in unrealized appreciation (depreciation) on available-for-sale securities is included as a separate component of stockholder's equity as shown below:

                                                                  Year  Ended               Year Ended
$ in thousands                                              December 31, 1996        December 31, 1995
------------------------------------------------------------------------------------------------------
Balance at beginning of year                                       $    3,286                   (5,499)

Change in unrealized (depreciation) appreciation                       (2,024)                  13,386

Income tax effect                                                         708                   (4,601)
------------------------------------------------------------------------------------------------------
Net change                                                             (1,316)                   8,785
------------------------------------------------------------------------------------------------------
   Balance at end of year                                          $    1,970                    3,286
======================================================================================================

     No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 2% of stockholder's equity as of

     December 31, 1996 and 1995, respectively.

5) Deferred Acquisition Costs

     The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:

                                                Year Ended            Year Ended          Year  Ended
$ in thousands                           December 31, 1996     December 31, 1995    December 31, 1994
-----------------------------------------------------------------------------------------------------
Balance at beginning of year                $       35,162                24,860               15,249

Additions                                           18,042                17,505               14,140

Amortization (policy
acquisition costs)                                  (7,824)               (7,203)              (4,529)
-----------------------------------------------------------------------------------------------------
  Balance at end of year                    $       45,380                35,162               24,860
=====================================================================================================


6) Employee Benefits

     CapMAC has a service agreement with CapMAC Financial Services, Inc. ("CFS"). Under the service agreement, CFS has agreed to provide various services, including underwriting, reinsurance, marketing, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS a fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,374,000, $13,484,000 and $11,081,000 in 1996, 1995 and 1994, respectively.

     The Company, through CFS, maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award. For the years ended December 31, 1996, 1995 and 1994, the Company had provided approximately $8,810,000, $7,804,000 and $5,253,000, respectively, for the plan. CFS also provides health and welfare benefits to substantially all of its employees. The Company incurred $551,943, $598,530, and $562,508 of expense for the years ended December 31, 1996, 1995 and 1994, respectively, for such

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     plan. The Company also has a defined contribution retirement plan which allows participants to make voluntary contributions by salary reduction pursuant to section 401 (k) of the Internal Revenue Code. The Company provides for the administrative cost for the 401 (k) plan.

     On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. During 1995 and 1994, the expense was $1.3 million and $0.1 million, respectively. During 1996, Holdings assumed the liability of $3.7 million less the related deferred tax asset of $1.1 million as capital contribution. The cash amount is held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December 2000.


7) Employee Stock Ownership Plan

     Holdings maintains an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). Compensation expense related to the ESOP and allocated to CapMAC was approximately $2,764,000, $2,087,000 and $2,086,000 for the years ended December 31, 1996, 1995 and
     1994, respectively.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


8) Reserve for Losses and Loss Adjustment Expenses

     The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

     In 1995, CapMAC incurred its first claim on a financial guarantee policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

     The following is a summary of the activity in the case basis loss reserve account and the components of the reserve for losses and loss adjustment expenses ($ in thousands):


                                                    1996        1995        1994
--------------------------------------------------------------------------------
Case basis loss reserve:

Net balance at January 1                         $   620          --          --
--------------------------------------------------------------------------------

Incurred related to:
   Current year                                       --       2,473          --
   Prior years                                        --          --          --
--------------------------------------------------------------------------------
Total incurred                                        --       2,473          --
--------------------------------------------------------------------------------

Paid related to:
   Current year                                       --       1,853          --
   Prior years                                       309          --          --
--------------------------------------------------------------------------------
Total paid                                           309       1,853          --
--------------------------------------------------------------------------------
Net balance at December 31                           311         620          --
Reinsurance recoverable                               --          69          --
--------------------------------------------------------------------------------
Gross balance at December 31                         311         689          --
--------------------------------------------------------------------------------
Supplemental loss reserve
Balance at January 1                               5,859       5,191       3,762
--------------------------------------------------------------------------------
   Additions to supplemental loss reserve          4,815       3,141       1,429
   Allocated to case basis reserve                    --      (2,473)         --
--------------------------------------------------------------------------------
Balance at December 31                            10,674       5,859       5,191
--------------------------------------------------------------------------------
Total reserve for losses and loss adjustment
expenses                                         $10,985       6,548       5,191
================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


9) Income Taxes

     Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

     Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1996 and 1995 and 34% in 1994:

                                                Year Ended            Year Ended          Year  Ended
                                         December 31, 1996     December 31, 1995    December 31, 1994

$ in thousands                            Amount         %      Amount         %    Amount          %
-----------------------------------------------------------------------------------------------------
Expected tax expense computed
at the statutory rate                  $  10,738      35.0      $7,216      35.0    $5,303       34.0

Increase (decrease) in tax
resulting from:

   Tax-exempt interest                    (2,916)     (9.5)     (2,335)    (11.3)   (1,646)     (10.6)

   Other, net                                781       2.5         334       1.6        51        0.4
-----------------------------------------------------------------------------------------------------
       Total income tax expense        $   8,603      28.0      $5,215      25.3    $3,708       23.8
=====================================================================================================

     The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:

$ in thousands                                               December 31, 1996      December 31, 1995
-----------------------------------------------------------------------------------------------------
Deferred tax assets:

Deferred compensation                                               $      200                  1,901

Losses and loss adjustment expenses                                      1,527                  1,002

Unearned premiums                                                          866                    852

Other, net                                                                  96                     98
-----------------------------------------------------------------------------------------------------
  Total gross deferred tax assets                                        2,689                  3,853
-----------------------------------------------------------------------------------------------------
Deferred tax liabilities:

Deferred acquisition costs                                              15,883                 12,307

Unrealized capital gains on investments                                  1,061                  1,769


Other, net                                                                 884                  1,080
-----------------------------------------------------------------------------------------------------
   Total gross deferred tax liabilities                                 17,828                 15,156
-----------------------------------------------------------------------------------------------------
   Net deferred tax liability                                       $   15,139                 11,303
=====================================================================================================

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


10) Insurance Regulatory Restrictions

     CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1996, 1995 and 1994. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1996 and 1995 was approximately $193,726,000 and $195,018,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $18,737,000, $9,000,000 and $4,543,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.


11) Commitments and Contingencies

     The Company's lease agreement for the space occupied in New York expires on November 20, 2008. CapMAC has a lease agreement for its London office, which expires on October 1, 2002. As of December 31, 1996, future minimum payments under the lease agreements are as follows:


$ in thousands                                                          Payment

-------------------------------------------------------------------------------
1997                                                                 $    2,647
1998                                                                      2,715
1999                                                                      3,077
2000                                                                      3,152
2001 and thereafter                                                      28,660
-------------------------------------------------------------------------------
   Total                                                             $   40,251
===============================================================================

     Rent expense, commercial rent taxes and electricity for the years ended December 31, 1996, 1995 and 1994 amounted to $1,618,000, $1,939,000 and
     $2,243,000, respectively.

     CapMAC has available a $150,000,000 standby corporate liquidity facility (the "Liquidity Facility") scheduled to terminate in September 1999. The Liquidity Facility is provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P- 1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. There have been no draws under the Liquidity Facility.

     CapMAC has agreed to make an investment of 50 million French Francs (approximately $10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. This investment is anticipated to be made in 1997.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements



12) Reinsurance

     In the ordinary course of business, CapMAC cedes exposure under various treaty and facultative reinsurance contracts, both on a pro rata and excess of loss basis, primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.


     The effect of reinsurance on premiums written and earned was as follows:


                                                    Years Ended December 31

                                    1996                      1995                     1994
                          ------------------------   ----------------------   -----------------------
$ in thousands                  Written     Earned      Written      Earned      Written       Earned
-----------------------------------------------------------------------------------------------------
Direct                      $    71,752     48,835       56,541      36,853       43,598       28,561
Assumed                           1,086      1,508          935         761        1,064          258
Ceded                           (15,104)    (9,786)     (15,992)     (8,372)     (11,069)      (5,716)
-----------------------------------------------------------------------------------------------------
Net premiums                $    57,734     40,557       41,484      29,242       33,593       23,103
=====================================================================================================

     The reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders. A contingent liability exists with respect to the aforementioned reinsurance arrangements, which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1996 and 1995, CapMAC had ceded loss reserves of $0 and $69,000, respectively, and had ceded unearned premiums of $18,489,000 and $13,171,000, respectively.

     In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

     The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. For the 1996 policy year, the agreement provides $7 million of loss coverage in excess of the premium deposit amount of $5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     In addition to its capital (including statutory contingency reserves), CapMAC has other reinsurance available to pay claims under its insurance contracts. Effective November 30, 1995, CapMAC entered into a Stop-loss Reinsurance Agreement with Mitsui Marine and Fire Insurance Co. (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine and Fire Insurance Co. ("Mitsui") will be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances. Effective January 1, 1997 the stop-loss reinsurance coverage increased to $75 million in excess of incurred losses of $150 million increasing annually based on increases in CapMAC's statutory qualified capital. The new stop-loss reinsurance is provided by Mitsui, AXA Re Finance S.A. ("AXA Re") and Munchener Ruckversicherungs-Gesellschaft ("Munich Re").

     On November 30, 1995, CapMAC canceled the quota share reinsurance agreement with Winterthur Swiss Insurance Company ("Winterthur") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC. As a result, CapMAC reassumed approximately $1.4 billion of principal insured by Winterthur on January 1, 1996. In connection with the commutation, Winterthur returned $2.0 million of unearned premiums, net of ceding commission and Federal excise tax.


13) Disclosures About Fair Value of Financial Instruments

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995. The fair value amounts were determined by the Company using independent market information when available, and appropriate valuation methodologies when market information was not available. Such valuation methodologies require significant judgment and are not necessarily indicative of the amount the Company could recognize in a current market exchange.


                                                           December 31, 1996         December 31, 1995

                                                       Carrying    Estimated      Carrying   Estimated
$ in thousands                                           Amount   Fair Value        Amount  Fair Value
--------------------------------------------------------------- --------------------------------------
Financial Assets:
Available-for-sale securities                      $    314,703      314,703       284,352     284,352

------------------------------------------------------------------------------------------------------

Off-Balance-Sheet Instruments:
Financial guarantees outstanding                   $         --      219,989            --     147,840
   Less: ceding commission                                   --       65,997            --      44,352
------------------------------------------------------------------------------------------------------
Net financial guarantees outstanding               $         --      153,992                   103,488
======================================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

     Available-for-sale Securities

     The fair values of fixed maturities are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

     Financial Guarantees Outstanding

     The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1996 and 1995. The amount calculated is assumed to be equivalent to the consideration that would be paid by CapMAC under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of future installment revenue actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue earnings due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a material net reduction in the future installment revenue.



14) Capitalization

     In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an initial public offering and private placements were contributed to CapMAC.

              CAPITAL MARKETS ASSURANCE CORPORATION AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 1997

                                   (Unaudited)

              Capital Markets Assurance Corporation and Subsidiary
                           Consolidated Balance Sheets
                             (Dollars in thousands)


                                     ASSETS

                                                                         June 30,
                                                                             1997      December 31,1996
                                                                      (Unaudited)
-------------------------------------------------------------------------------------------------------
Investments:

Bonds at fair value (amortized cost $307,166 at June 30,
1997 and $294,861 at December 31, 1996)                              $    307,821               297,893

Short-term investments (at amortized cost which
approximates fair value)                                                   17,053                16,810
-------------------------------------------------------------------------------------------------------
   Total investments                                                      324,874               314,703
-------------------------------------------------------------------------------------------------------
Cash                                                                        4,506                   371

Accrued investment income                                                   3,835                 3,807

Deferred acquisition costs                                                 50,327                45,380

Premiums receivable                                                         5,826                 5,141

Prepaid reinsurance                                                        20,787                18,489

Other assets                                                               10,464                 6,424
-------------------------------------------------------------------------------------------------------
   Total assets                                                      $    420,619               394,315
=======================================================================================================

                                 LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Unearned premiums                                                    $     71,800                68,262

Reserve for losses and loss adjustment expenses                            13,861                10,985

Ceded reinsurance                                                           2,766                 1,738

Accounts payable and other accrued expenses                                14,433                 8,019

Current income taxes                                                          203                   679


Deferred income taxes                                                      15,700                15,139
-------------------------------------------------------------------------------------------------------
   Total liabilities                                                      118,763               104,822
-------------------------------------------------------------------------------------------------------
Stockholder's Equity:
Common stock - $1.00 par value per share; 15,000,000
shares are authorized, issued and outstanding at June 30,
1997 and December 31, 1996                                                 15,000                15,000

Additional paid-in capital                                                208,475               208,475

Unrealized appreciation on investments, net of tax                            425                 1,970

Retained earnings                                                          77,956                64,048
-------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                             301,856               289,493
-------------------------------------------------------------------------------------------------------
   Total liabilities and stockholder's equity                        $    420,619               394,315
=======================================================================================================


          See accompanying notes to consolidated financial statements.

              Capital Markets Assurance Corporation and Subsidiary
                        Consolidated Statements of Income
                                   (Unaudited)
                             (Dollars in thousands)



                                            Three Months Ended           Six Months Ended
                                                 June 30                    June 30

                                           1997          1996          1997         1996
------------------------------------------------------------------------------------------
Revenues:

Direct premiums written                 $ 18,726        18,622        35,180        32,777

Assumed premiums written                     655           150           916         1,024

Ceded premiums written                    (6,272)       (5,103)      (10,621)       (7,013)
------------------------------------------------------------------------------------------
   Net premiums written                   13,109        13,669        25,475        26,788

Increase in unearned premiums               (877)       (3,681)       (1,240)       (7,972)
------------------------------------------------------------------------------------------
   Net premiums earned                    12,232         9,988        24,235        18,816

Net investment income                      4,684         4,112         9,386         7,989

Net realized capital gains                   506            19         2,549           168

Other income                                  45            25            88            79
------------------------------------------------------------------------------------------
   Total revenues                         17,467        14,144        36,258        27,052
------------------------------------------------------------------------------------------

Expenses:
Losses and loss adjustment expenses        1,333         1,109         2,876         2,184

Underwriting and operating expenses        4,208         3,385         8,879         7,362

Policy acquisition costs                   2,472         2,059         5,053         4,123
------------------------------------------------------------------------------------------
   Total expenses                          8,013         6,553        16,808        13,669
------------------------------------------------------------------------------------------
   Income before income taxes              9,454         7,591        19,450        13,383
------------------------------------------------------------------------------------------

Income Taxes:
Current income tax                         2,277         1,316         4,150         1,981


Deferred income tax                          473         1,148         1,392         1,971
------------------------------------------------------------------------------------------
   Total income taxes                      2,750         2,464         5,542         3,952
------------------------------------------------------------------------------------------

   Net Income                           $  6,704         5,127        13,908         9,431
==========================================================================================


          See accompanying notes to consolidated financial statements.

              Capital Markets Assurance Corporation and Subsidiary
                 Consolidated Statement of Stockholder's Equity
                                   (Unaudited)
                             (Dollars in thousands)




                                                                Six Months Ended
                                                                   June 30, 1997
-------------------------------------------------------------------------------
Common stock:

Balance at beginning of period                                        $  15,000
-------------------------------------------------------------------------------
   Balance at end of period                                              15,000
-------------------------------------------------------------------------------

Additional paid-in capital:

Balance at beginning of period                                          208,475
-------------------------------------------------------------------------------
   Balance at end of period                                             208,475
-------------------------------------------------------------------------------

Unrealized appreciation (depreciation)
on investments, net of tax:

Balance at beginning of period                                            1,970

Unrealized depreciation on investments                                   (1,545)
-------------------------------------------------------------------------------
   Balance at end of period                                                 425
-------------------------------------------------------------------------------

Retained earnings:

Balance at beginning of period                                           64,048

Net income                                                               13,908
-------------------------------------------------------------------------------
   Balance at end of period                                              77,956
-------------------------------------------------------------------------------

   Total stockholder's equity                                         $ 301,856
===============================================================================


          See accompanying notes to consolidated financial statements.

              Capital Markets Assurance Corporation and Subsidiary
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)

                                                      Six Months Ended   Six Months Ended
                                                         June 30, 1997      June 30, 1996
-----------------------------------------------------------------------------------------
Cash flows from operating activities:

Net income                                                  $  13,908               9,431
-----------------------------------------------------------------------------------------
Adjustments to reconcile net income to net
cash provided (used) by operating activities:

   Reserve for losses and loss adjustment expenses              2,876               1,821
   Unearned premiums, net                                       3,538              10,977

   Deferred acquisition costs                                  (4,947)             (4,742)

   Premiums receivable                                           (685)                308

   Accrued investment income                                      (28)               (579)

   Income taxes payable                                           916               2,113

   Net realized capital gains                                  (2,549)               (168)

   Accounts payable and other accrued expenses                  6,414               2,581

   Prepaid reinsurance                                         (2,298)             (3,004)

   Other, net                                                  (2,765)               (183)
-----------------------------------------------------------------------------------------
         Total adjustments                                        472               9,124
-----------------------------------------------------------------------------------------
    Net cash provided by operating activities                  14,380              18,555
-----------------------------------------------------------------------------------------
Cash flows from investing activities:
Purchases of investments                                     (112,743)           (121,115)

Proceeds from sales of investments                             74,768              19,875

Proceeds from maturities of investments                        27,730              82,800
-----------------------------------------------------------------------------------------
   Net cash used in investing activities                      (10,245)            (18,440)
-----------------------------------------------------------------------------------------
Net increase in cash                                            4,135                 115


Cash balance at beginning of period                               371                 344
-----------------------------------------------------------------------------------------
   Cash balance at end of period                            $   4,506                 459
=========================================================================================
Supplemental disclosures of cash flow
information:

Income taxes paid                                           $   4,550               1,725

Tax and loss bonds purchased                                $      76                 112
=========================================================================================


          See accompanying notes to consolidated financial statements.

              Capital Markets Assurance Corporation and Subsidiary Notes to Unaudited Consolidated Financial Statements
                                  June 30, 1997


1. Background

     Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). In early 1997, CapMAC made an investment of 50 million French francs (approximately 10 million U.S. dollars) in CapMAC Assurance, S.A., an insurance subsidiary to be established in Paris, France. CapMAC Assurance, S.A., is licensed to write financial guarantee insurance in the European Union member states.

     CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2. Basis of Presentation

     CapMAC's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 1997 may not be indicative of the results that may be expected for the full year ending December 31, 1997. These consolidated financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996.

3. Reclassifications

     Certain prior period balances have been reclassified to conform to the current period presentation.

                                   PROSPECTUS

                       HEADLANDS MORTGAGE SECURITIES INC.
                                     Sponsor

                             Asset Backed Securities
                              (Issuable in Series)

                               ------------------

     This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by a Trust Fund (as defined below) on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will consist of Certificates which evidence beneficial ownership of a trust (each, a "Trust Fund") established by Headlands Mortgage Securities Inc. (the "Sponsor") and/or Notes secured by the assets of a Trust Fund. As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which will consist of the following types of single family mortgage loans (the "Loans"): (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties (the "Mortgage Loans"), (ii) closed-end loans (the "Closed End Loans") and/or revolving home equity loans or certain balances thereof (the "Revolving Credit Line Loans", and together with the Closed End Loans, the "Home Equity Loans") secured by first or subordinate liens on one- to four-family residential properties and (iii) home improvement installment sale contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured by subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements"). The Trust Fund Assets will be acquired by the Sponsor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Sponsor, and conveyed by the Sponsor to the related Trust Fund. A Trust Fund also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See "Index of Defined Terms" on page 89 of this Prospectus for the location of the definitions of certain capitalized terms.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related

Prospectus Supplement.

     Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Sponsor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Sponsor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the related Trust Fund Assets.

     The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under "Risk Factors--Prepayment and Yield Considerations" and "Yield and Prepayment Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under "The Agreements--Termination; Optional Termination herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

                               ------------------



     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 14.

 THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, AND
  THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SPONSOR,
    THE MASTER SERVICER, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE
      EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE SECURITIES
       AND THE LOANS WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL
         AGENCY OR INSTRUMENTALITY OR BY THE SPONSOR OR ANY OTHER PERSON
          OR ENTITY, EXCEPT IN EACH CASE TO THE EXTENTDESCRIBED IN THE
                         RELATED PROSPECTUS SUPPLEMENT.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                               ------------------


     Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

July 17, 1997

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

               PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets comprising the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) the stated maturity of each class of Notes of such Series; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiii) information as to the Seller, the Master Servicer and the Trustee.

                              AVAILABLE INFORMATION

     The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:

Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Sponsor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

     The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.


                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities--Reports to Securityholders".

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series of Securities offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See "Index of Defined Terms" on Page 81 of this Prospectus for the location of the definitions of certain capitalized terms.

Title of Securities.............        Asset Backed Certificates (the
                                        "Certificates") and Asset Backed Notes
                                        (the "Notes" and, together with the
                                        Certificates, the "Securities"), which
                                        are issuable in Series.

Sponsor.........................        Headlands Mortgage Securities Inc., a
                                        Delaware corporation.

Trustee.........................        The trustee(s) (the "Trustee") for each
                                        Series of Securities will be specified
                                        in the related Prospectus Supplement.
                                        See "The Agreements" herein for a
                                        description of the Trustee's rights and
                                        obligations.

Master Servicer.................        The entity or entities named as Master
                                        Servicer (the "Master Servicer") in the
                                        related Prospectus Supplement, which may be an affiliate of the Sponsor. See "The
                                        Agreements--Certain Matters Regarding
                                        the Master Servicer and the Sponsor".

Trust Fund Assets...............        Assets of the Trust Fund for a Series of
                                        Securities will include certain assets
                                        (the "Trust Fund Assets") which will
                                        consist of the Loans, together with
                                        payments in respect of such Trust Fund
                                        Assets, as specified in the related
                                        Prospectus Supplement. At the time of
                                        issuance of the Securities of the
                                        Series, the Sponsor will assign the
                                        Loans comprising the related Trust Fund
                                        to the Trustee, without recourse. The
                                        Loans will be collected in a pool (each, a "Pool") as of the first day of the month of the issuance of the related

                                        Series of Securities or such other date
                                        specified in the related Prospectus
                                        Supplement (the "Cut-off Date"). Trust
                                        Fund Assets also may include insurance
                                        policies, surety bonds, cash accounts,
                                        reinvestment income, guaranties or
                                        letters of credit to the extent
                                        described in the related Prospectus
                                        Supplement. See "Credit Enhancement". In addition, if the related Prospectus Supplement so provides, the related Trust Fund Assets will include the funds on deposit in an account (a "Pre-Funding Account") which will be used to purchase additional Loans during the period specified in such Prospectus Supplement. See "The Agreements--Pre- Funding Account".

Loans...........................        The Loans will consist of (i) mortgage
                                        loans secured by first and/or
                                        subordinate liens on one- to four-family residential properties (each, a
                                        "Mortgage Loan"), (ii) closed-end loans
                                        (the "Closed-End Loans") and/or
                                        revolving home equity loans or certain
                                        balances thereof (the "Revolving Credit
                                        Line Loans", together with the
                                        Closed-End Loans,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        the "Home Equity Loans"), and (iii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"). All Loans will have been purchased by the Sponsor, either directly or through an affiliate, from one or more Sellers.

                                        As specified in the related Prospectus
                                        Supplement, the Mortgage Loans and the
                                        Home Equity Loans will, and the Home
                                        Improvement Contracts may, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may
                                        be subordinated to one or more senior
                                        liens on the Mortgaged Property, as
                                        described in the related Prospectus
                                        Supplement. As specified in the related
                                        Prospectus Supplement, Home Improvement
                                        Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties".

Description of
  the Securities................        Each Security will represent a
                                        beneficial ownership interest in, or be
                                        secured by the assets of, a Trust Fund
                                        created by the Sponsor pursuant to an
                                        Agreement among the Sponsor, the Master
                                        Servicer and the Trustee for the related
                                        Series. The Securities of any Series may be issued in one or more classes as specified in the related Prospectus
                                        Supplement. A Series of Securities may
                                        include one or more classes of senior
                                        Securities (collectively, the "Senior
                                        Securities") and one or more classes of
                                        subordinate Securities (collectively,
                                        the "Subordinated Securities"). Certain
                                        Series or classes of Securities may be
                                        covered by insurance policies or other
                                        forms of credit enhancement, in each
                                        case as described under "Credit
                                        Enhancement" herein and in the related
                                        Prospectus Supplement.

                                        One or more classes of Securities of
                                        each Series (i) may be entitled to
                                        receive distributions allocable only to
                                        principal, only to interest or to any
                                        combination thereof; (ii) may be
                                        entitled to receive distributions only
                                        of prepayments of principal throughout
                                        the lives of the Securities or during
                                        specified periods; (iii) may be
                                        subordinated in the right to receive
                                        distributions of scheduled payments of
                                        principal, prepayments of principal,
                                        interest or any combination thereof to
                                        one or more other classes of Securities
                                        of such Series throughout the lives of
                                        the Securities or during specified
                                        periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the
                                        related Prospectus Supplement; (v) may
                                        be entitled to receive distributions in
                                        accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time, as specified in the related Prospectus Supplement.

Distributions on
  the Securities................        Distributions on the Securities entitled
                                        thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a
                                        "Distribution Date") out of the payments received in respect of the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securities as described under "Credit
                                        Enhancement" herein to the extent
                                        specified in the related Prospectus
                                        Supplement. The amount allocable to
                                        payments of principal and interest on
                                        any Distribution Date will be determined as specified in the related Prospectus
                                        Supplement. The Prospectus Supplement

                                        for a Series of Securities will describe the method for allocating distributions among Securities of different classes as well as the method for allocating distributions among Securities for any particular class.

                                        Unless otherwise specified in the
                                        related Prospectus Supplement, the
                                        aggregate original principal balance of
                                        the Securities will not exceed the
                                        aggregate distributions allocable to
                                        principal that such Securities will be
                                        entitled to receive. If specified in the related Prospectus Supplement, the Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Trust Fund Assets as of the related Cut-off Date and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the "Loan Rate") net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement or at such other interest rate as may be specified in such Prospectus Supplement.

                                        The rate (each, a "Pass-Through Rate")
                                        at which interest will be passed through or paid to holders of each class of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan or weighted average basis or calculated based on a notional amount, in each case, as described in the related Prospectus Supplement.

Compensating Interest...........        If so specified in the related
                                        Prospectus Supplement, the Master
                                        Servicer will be required to remit to
                                        the Trustee, with respect to each Loan
                                        in the related Trust Fund as to which a
                                        principal prepayment in full or a
                                        principal payment which is in excess of
                                        the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of
                                        amounts otherwise payable to the
                                        Master Servicer as servicing
                                        compensation, equal

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        to (i) the excess, if any, of (a) 30
                                        days' interest on the principal balance
                                        of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee or (ii) such other amount as described in the related Prospectus Supplement. See "Description of the Securities--Compensating Interest".

Credit Enhancement..............        The Trust Fund Assets or the Securities
                                        of one or more classes in the related
                                        Series may have the benefit of one or
                                        more types of credit enhancement as
                                        described in the related Prospectus
                                        Supplement. The protection against
                                        losses afforded by any such credit
                                        support may be limited. The type,
                                        characteristics and amount of credit
                                        enhancement will be determined based on
                                        the characteristics of the Loans
                                        comprising the Trust Fund Assets and
                                        other factors and will be established on the basis of requirements of each Rating
                                        Agency rating the Securities of such
                                        Series. See "Credit Enhancement."

                                        If specified in the related Prospectus
                                        Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of
                                        coverage provided to such Trust Funds
                                        thereby and of the application of such
                                        coverage to the identified Trust Funds.

A. Subordination................        A Series of Securities may consist of
                                        one or more classes of Senior Securities and one or more classes of Subordinated
                                        Securities. The rights of the holders of the Subordinated Securities of a Series to receive distributions with respect to the related Trust Fund Assets will be subordinated to such rights of the holders of the Senior Securities of the same Series to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of such Series of the full amount of monthly payments of principal and interest due them. The protection afforded to the holders of Senior Securities of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated
                                        Securities, the amounts of interest
                                        and/or principal due them on each
                                        Distribution Date out of the funds
                                        available for distribution on such date
                                        in the related Security Account and, to
                                        the extent described in the related
                                        Prospectus Supplement, by the right of
                                        such holders to receive future
                                        distributions on the related Trust Fund
                                        Assets that would otherwise have been
                                        payable to the holders of Subordinated
                                        Securities; (ii) reducing the ownership
                                        interest (if applicable) of the related
                                        Subordinated Securities; or (iii) a
                                        combination of clauses (i) and (ii)
                                        above. If so specified in the related
                                        Prospectus Supplement, subordination may apply only in the

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                                        event of certain types of losses not
                                        covered by other forms of credit
                                        support, such as hazard losses not
                                        covered by standard hazard insurance
                                        policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.

B. Reserve Account..............        One or more reserve accounts or other
                                        cash accounts (each, a "Reserve
                                        Account") may be established and
                                        maintained for each Series of
                                        Securities. The related Prospectus
                                        Supplement will specify whether or not
                                        such Reserve Accounts will be included
                                        in the corpus of the Trust Fund for such Series and will also specify the manner of funding such Reserve Accounts and the conditions under which the amounts in any such Reserve Accounts will be used to make distributions to holders of Securities of a particular class or released from such Reserve Accounts.

C. Letter of Credit.............        If so specified in the related
                                        Prospectus Supplement, credit support
                                        for a Series may be provided by one or
                                        more letters of credit. A letter of
                                        credit may provide limited protection
                                        against certain losses in addition to or in lieu of other credit support. The issuer of the letter of credit (the "L/C
                                        Bank") will be obligated to honor
                                        demands with respect to such letter of
                                        credit, to the extent of the amount
                                        available thereunder to provide funds
                                        under the circumstances and subject to
                                        such conditions as are specified in the
                                        related Prospectus Supplement. The
                                        liability of the L/C Bank under its
                                        letter of credit will be reduced by the
                                        amount of unreimbursed payments

                                        thereunder.

                                        The maximum liability of a L/C Bank
                                        under its letter of credit will be an
                                        amount equal to a percentage specified
                                        in the related Prospectus Supplement of
                                        the initial aggregate outstanding
                                        principal balance of the Loans in the
                                        related Trust Fund or one or more
                                        Classes of Securities of the related
                                        Series. The maximum amount available at
                                        any time to be paid under a letter of
                                        credit will be determined in the manner
                                        specified therein and in the related
                                        Prospectus Supplement.

D. Insurance Policies;
   Surety Bonds and
   Guarantees...................        If so specified in the related
                                        Prospectus Supplement, credit support
                                        for a Series may be provided by an
                                        insurance policy and/or a surety bond
                                        issued by one or more insurance
                                        companies or sureties. Such certificate
                                        guarantee insurance or surety bond will
                                        guarantee timely distributions of
                                        interest and/or full distributions of
                                        principal on the basis of a schedule of
                                        principal distributions set forth in or
                                        determined in the manner specified in
                                        the related Prospectus Supplement. If
                                        specified in the related Prospectus
                                        Supplement, one or more bankruptcy
                                        bonds, special hazard insurance
                                        policies, other insurance or third-party

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                                        guarantees may be used to provide
                                        coverage for the risks of default or
                                        types of losses set forth in such
                                        Prospectus Supplement.

E. Over-Collateralization.......        If so provided in the Prospectus
                                        Supplement for a Series of Securities, a portion of the interest payment on each

                                        Loan may be applied as an additional
                                        distribution in respect of principal to
                                        reduce the principal balance of a
                                        certain class or classes of such Series
                                        of Securities and, thus, accelerate the
                                        rate of payment of principal on such
                                        class or classes of such Series of
                                        Securities.

F. Loan Pool
   Insurance Policy.............        A mortgage pool insurance policy or
                                        policies may be obtained and maintained
                                        for Loans relating to any Series of
                                        Securities, which shall be limited in
                                        scope and shall cover defaults on the
                                        related Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the related
                                        Cut-off Date.

G. FHA Insurance................        If specified in the related Prospectus
                                        Supplement, all or a portion of the
                                        Loans in a Pool may be (i) insured by
                                        the Federal Housing Administration
                                        (the "FHA") and/or (ii) partially
                                        guaranteed by the Department of
                                        Veterans' Affairs (the "VA").

H. Cross-Support................        If specified in the related Prospectus
                                        Supplement, separate classes of a Series of Securities may evidence the beneficial ownership of, or be secured by, separate groups of assets included in a Trust Fund. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. See
                                        "Credit Enhancement--Cross Support."

Advances........................        The Master Servicer and, if applicable,
                                        each mortgage servicing institution that services a Loan in a Pool on behalf of the Master Servicer (each, a
                                        "Sub-Servicer") may be obligated to
                                        advance amounts (each, an "Advance")
                                        corresponding to delinquent interest

                                        and/or principal payments on such Loan
                                        until the date, as specified in the
                                        related Prospectus Supplement, following the date on which the related Property is sold at a foreclosure sale or the related Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Advances may be drawn from a cash account available for such purpose as described in such Prospectus Supplement. Advances will be reimbursable to the extent described under "Description of the
                                        Securities--Advances" herein and in the
                                        related Prospectus Supplement.

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                                        In the event the Master Servicer or
                                        Sub-Servicer fails to make a required
                                        Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer or Sub-Servicer. See "Description of the Securities--Advances."

Optional Termination............        The Master Servicer or the party
                                        specified in the related Prospectus
                                        Supplement, including the holder of the
                                        residual interest in a REMIC, may have
                                        the option to effect early retirement of a Series of Securities through the purchase of the Trust Fund Assets. The
                                        Master Servicer will deposit the
                                        proceeds of any such purchase in the
                                        Security Account for each Trust Fund as
                                        described under "The
                                        Agreements--Payments on Loans; Deposit
                                        to Security Account." Any such purchase
                                        of Trust Fund Assets and property
                                        acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master

                                        Servicer, such other person or, if
                                        applicable, such holder of the REMIC
                                        residual interest, at a price specified
                                        in the related Prospectus Supplement.
                                        The exercise of such right will effect
                                        early retirement of the Securities of
                                        that Series, but the right of the Master
                                        Servicer, such other person or, if
                                        applicable, such holder of the REMIC
                                        residual interest, to so purchase is
                                        subject to the principal balance of the
                                        related Trust Fund Assets being less
                                        than the percentage specified in the
                                        related Prospectus Supplement of the
                                        aggregate principal balance of the Trust
                                        Fund Assets at the Cut-off Date for the
                                        Series. The foregoing is subject to the
                                        provision that if a REMIC election is
                                        made with respect to a Trust Fund, any
                                        such purchase will be made only in
                                        connection with a "qualified
                                        liquidation" of the REMIC within the
                                        meaning of Section 860F(g)(4) of the
                                        Internal Revenue Code of 1986, as
                                        amended (the "Code").

Legal Investment................        The Prospectus Supplement for each
                                        Series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                        Act of 1984 ("SMMEA"). Classes of
                                        Securities that qualify as "mortgage
                                        related securities" will be legal
                                        investments for certain types of
                                        institutional investors to the extent
                                        provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Securities (whether or not such class constitutes a "mortgage related security") complies with applicable guidelines, policy statements or restrictions. See "Legal Investment."

Federal Income Tax
  Consequences..................        The federal income tax consequences to

                                        Securityholders will vary depending on
                                        whether one or more elections are made
                                        to treat the Trust Fund or specified
                                        portions thereof as a REMIC under the
                                        provisions of the Code or as a
                                        "financial asset securitization
                                        investment trust"

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                                        ("FASIT") within the meaning of Section
                                        860L of the Code. The Prospectus
                                        Supplement for each Series of Securities will specify whether such an election will be made.

                                        If a REMIC election is made, Securities
                                        representing regular interests in a
                                        REMIC will generally be taxable to
                                        holders in the same manner as evidences
                                        of indebtedness issued by the REMIC.
                                        Stated interest on such regular
                                        interests will be taxable as ordinary
                                        income and taken into account using the
                                        accrual method of accounting, regardless of the holder's normal accounting method. If a FASIT election is made, the material federal income tax consequences for investors associated with the purchase, ownership and disposition of such Securities will be set forth under the heading "Federal Income Tax Consequences" in the related Prospectus Supplement.

                                        If no REMIC or FASIT election is made,
                                        interest (other than original issue
                                        discount ("OID")) on Securities that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual method of accounting.

                                        Certain classes of Securities may be
                                        issued with OID. A Securityholder should

                                        be aware that the Code and the Treasury
                                        regulations promulgated thereunder do
                                        not adequately address certain issues
                                        relevant to prepayable securities, such
                                        as the Securities.

                                        Securityholders that will be required to report income with respect to the related Securities under the accrual method of accounting will do so without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Securityholder in any period could significantly exceed the amount of cash distributed to such Securityholder in that period.

                                        In the opinion of Brown & Wood LLP or
                                        Dewey Ballantine, as special tax counsel to the Sponsor (each, a "Special Tax Counsel"), if a REMIC election is made with respect to a Series of Securities, then the arrangement by which such Securities are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC. A REMIC will not be subject to entity-level tax. Rather, the taxable income or net loss of a REMIC will be taken into account by the holders of residual interests. Such holders will report their proportionate share of the taxable income of the REMIC whether or not they receive cash distributions from the REMIC attributable to such income. The portion of the REMIC taxable income

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                                        consisting of "excess inclusions" may
                                        not be offset against other deductions
                                        or losses of the holder, including the
                                        net operating losses.

                                        In the opinion of Special Tax Counsel,
                                        if a REMIC, FASIT or a partnership
                                        election is not made with respect to a
                                        Series of Securities, then the
                                        arrangement by which such Securities are issued will be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. If so provided in the Prospectus Supplement for a Series, there will be no separation of the principal and interest payments on the Loans. In such circumstances, the Securityholder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases, sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

                                        In the opinion of Special Tax Counsel,
                                        if a partnership election is made, the
                                        Trust Fund will not be treated as an
                                        association or a publicly traded
                                        partnership taxable as a corporation as
                                        long as all of the provisions of the
                                        applicable Agreement are complied with
                                        and the statutory and regulatory
                                        requirements are satisfied. The holders
                                        of the Certificates issued by such Trust
                                        Fund, if any, will agree to treat the
                                        Certificates as equity interests in a
                                        partnership. If there is only one holder of the Certificates issued by such Trust Fund, the Trust Fund will not be treated as a partnership. Instead, it will be treated as an entity not distinct from its owner, the holder of the Certificates. If Notes are issued by such Trust Fund, such Notes will be treated as indebtedness for federal income tax purposes. The federal income tax consequences to the holders of the Notes will be the same regardless of the number of Certificateholders.


                                        The Securities will be treated as assets described in Section 7701(a)(19)(C) of the Code and as real estate assets described in Section 856(c) of the Code.

                                        Generally, gain or loss will be
                                        recognized on a sale of Securities in
                                        the amount equal to the difference
                                        between the amount realized and the
                                        seller's tax basis in the Securities
                                        sold.

                                        The material federal income tax
                                        consequences for investors associated
                                        with the purchase, ownership and
                                        disposition of the Securities are set
                                        forth herein under "Federal Income Tax
                                        Consequences". The material federal
                                        income tax consequences for investors
                                        associated with the purchase, ownership
                                        and disposition of Securities of any
                                        particular Series will be set forth
                                        under the heading "Federal Income Tax
                                        Consequences" in the related Prospectus
                                        Supplement. See "Federal Income Tax
                                        Consequences".

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ERISA Considerations............        A fiduciary of any employee benefit plan
                                        or other retirement plan or arrangement
                                        subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA"), or the Code should carefully
                                        review with its legal advisors whether
                                        the purchase or holding of Securities
                                        could give rise to a transaction
                                        prohibited or not otherwise permissible
                                        under ERISA or the Code. See "ERISA
                                        Considerations". Certain classes of
                                        Securities may not be transferred unless the Trustee is furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of
                                        ERISA and the Code and will not subject
                                        the Trustee, the Sponsor, the Seller or
                                        the Master Servicer to additional
                                        obligations. See "Description of the
                                        Securities--General" and "ERISA
                                        Considerations".

Risk Factors....................        For a discussion of certain risks
                                        associated with an investment in the
                                        Securities, see "Risk Factors" on page
                                        12 herein and in the related Prospectus
                                        Supplement.

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                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of the Securities.

Limited Liquidity

     There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

Limited Source of Payments - No Recourse to Sponsor, Seller, Master Servicer or Trustee

     The Sponsor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Sponsor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Sponsor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     The Securities will not represent an interest in or obligation of the Sponsor, the Master Servicer, the Trustee, any Seller or any of their respective affiliates. The only obligations, if any, of the Sponsor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. The Sponsor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Sponsor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the related Seller or originator of such Loan, or (ii) to the extent provided in the related Prospectus Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases.


     The only obligations of any Seller with respect to Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties and certain document delivery requirements. A Seller may be required to repurchase or substitute for any Loan with respect to which such representations and warranties or document delivery requirements are breached. There is no assurance, however, that such Seller will have the financial ability to effect such repurchase or substitution.

Credit Enhancement

     Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See "Credit Enhancement".

Prepayment and Yield Considerations

     The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Sponsor or the Master Servicer) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Loans by the Sponsor or the Seller may result from repurchases of Trust Fund Assets due to material breaches of the Sponsor's or the Seller's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. In addition, the yields to maturity and weighted average lives of the Securities will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Securities. See "Yield and Prepayment Considerations" and "The Agreements--Pre-Funding Account."

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities -- Distributions on Securities -- Distributions of Interest".

Balloon Payments

     Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

Nature of Mortgages

     Property Values. There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the

Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

     Delays Due to Liquidation. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Disproportionate Effect of Liquidation Expenses. Liquidation expenses with respect to defaulted Loans do not vary directly with the outstanding principal balance of the Loan at the time of default. Therefore, assuming that a servicer took the same steps in liquidating a defaulted Loan having a small remaining principal balance as it would in the case of a defaulted Loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small Loan than would be the case with the defaulted Loan having a large remaining principal balance.

     Junior Liens. Since the mortgages and deeds of trust, if any, securing the Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore be prevented from foreclosing on the related property.


     Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans".

Environmental Risks

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holders of one or more classes of Securities of the related Series. A lender also risks such liability on foreclosure of the related property. See "Certain Legal Aspects of the Loans--Environmental Risks".

Certain Other Legal Aspects of the Loans

     Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and generally principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

     The Loans may also be subject to federal laws, including:


          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

          (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain Loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to nonpurchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all Loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related Loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the Loan.

     Holder in Due Course Rules. The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Rating of the Securities


     It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any other financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See

"Rating".

Book-Entry Registration

     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Book-Entry Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a Book-Entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Security Owners will not be recognized as Securityholders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on Book-Entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Sponsors participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities".

Pre-Funding Accounts

     If so provided in the related Prospectus Supplement, on the related Closing Date the Sponsor will deposit cash in an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into an account (the "PreFunding Account"). In no event shall the Pre-Funded Amount exceed 50% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the "Funding Period") from the Sponsor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Sponsor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Distribution Date immediately following the end of the

Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Securities.

Bankruptcy and Insolvency Risks

     The Seller and the Sponsor will treat the transfer of the Loans by the Seller to the Sponsor as a sale for accounting purposes. The Sponsor and the Trust Fund will treat the transfer of Loans from the Sponsor to the Trust Fund as a sale for accounting purposes. As a sale of the Loans by the Seller to the Sponsor, the Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Seller, it is possible that the bankruptcy trustee or a creditor of the Seller may attempt to recharacterize the sale of the Loans as a borrowing by the Seller, secured by a pledge of the Loans. Similarly, as a sale of the Loans by the Sponsor to the Trust Fund, the Loans would not be part of the Sponsor's bankruptcy estate and would not be available to the Sponsor's creditors. However, in the event of the insolvency of the Sponsor, it is possible that the bankruptcy trustee or a creditor of the Sponsor may attempt to recharacterize the sale of the Loans as a borrowing by the Sponsor, secured by a pledge of the Loans. In either case, this position, if argued before and/or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Servicer. The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

Value of Trust Fund Assets

     There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under "Credit Enhancement" herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series of Securities and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

                                 THE TRUST FUND

General

     The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans as specified in the related Prospectus Supplement, together with payments in respect of such Loans, as specified in the related Prospectus Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of

     ----------

     * Whenever the terms "Pool", "Certificates", "Notes" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests

Securities or such other date specified in the related Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders, as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Sponsor.

     The Trust Fund Assets will be acquired by the Sponsor, either directly or through affiliates, from originators or sellers which may be affiliates of the Sponsor (the "Sellers"), and conveyed without recourse by the Sponsor to the related Trust Fund. Loans acquired by the Sponsor will have been originated in accordance with the underwriting criteria specified below under "Loan Program--Underwriting Standards" or as otherwise described in the related Prospectus Supplement. See "Loan Program--Underwriting Standards".

     The Sponsor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Sponsor, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a "Master Servicing Agreement") between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See "Loan Program" and "The Agreements". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

     As used herein, "Agreement" means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Sponsor and the trustee of such Trust Fund.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein specified and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Sponsor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Securities the Sponsor's rights with respect to such representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program--Representations by Sellers; Repurchases" and "The Agreements--Sub-Servicing By

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     *(...continued)
     in, and/or Notes secured by the assets of, a single Trust Fund consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates and the term "interest rate" will refer to the interest rate borne by the Notes of one specific Series, as applicable, and the term "Trust Fund" will refer to one specific Trust Fund.

Sellers" and "--Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

The Loans

     General. Loans will consist of Mortgage Loans, Home Equity Loans or Home Improvement Contracts. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans". As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or

VA.

     The Loans in a Pool will have monthly payments due on the first day of each month or on such other day of the month specified in the related Prospectus Supplement. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement.

          (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time. Certain Loans may permit prepayments after expiration of certain periods ("lockout periods"). Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable standards set forth in the Agreement.


     A Trust Fund may contain certain Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the Loans is referred to as the "Mortgaged Properties". Home Improvement Contracts may, and the other Loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans, such liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties". The Properties relating to Loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes, individual units in planned unit developments, and certain other dwelling units ("Single Family Properties"). Such Properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     The aggregate principal balance of Loans secured by Properties that are owner-occupied may be disclosed in the related Prospectus Supplement. The basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Home Equity Loans. As more fully described in the related Prospectus

Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. As specified in the related Prospectus Supplement, the Trust Fund may include any amounts borrowed under a Revolving Credit Line Loan after the Cut-Off Date.

     The full amount of a Closed-End Loan is advanced at the origination of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity or is a Balloon Loan. As more fully described in the related Prospectus Supplement, interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such Loan multiplied by the Loan Rate thereon and further multiplied by either a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Loan, or a fraction which is 30 over 360. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans generally will not exceed 360 months.

     Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

     Home Improvement Contracts. The Trust Fund Assets for a Series of Securities may consist, in whole or in part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interests in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement. The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Sponsor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property or Home Improvements), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates, and (ix) the geographical location of the Loans. If specific information regarding the Loans is not known to the Sponsor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     Generally, the "Loan-to-Value Ratio" (or "LTV") of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property. Generally, the "Combined Loan-to-Value Ratio" (or "CLTV") of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance

Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such Loan and (b) the sales price for such Property if the proceeds of such Loan are used to purchase the related Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.


     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne by the holders of the Securities of the related Series.

Substitution of Trust Fund Assets

     Substitution of Trust Fund Assets may be permitted in the event of breaches of representations and warranties with respect to certain Trust Fund Assets or in the event the documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete or as further specified in the related Prospectus Supplement. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Sponsor to the purchase of Trust Fund Assets or will be used by the Sponsor for general corporate purposes. The Sponsor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Sponsor, prevailing interest rates, availability of funds and general market conditions.

                                   THE SPONSOR

     Headlands Mortgage Securities Inc., a Delaware corporation (the "Sponsor"), was organized on November 18, 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The Sponsor is a subsidiary of Headlands Mortgage Company, a closely-held California S-corporation ("Headlands"). The Sponsor maintains its principal office at 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939. Its telephone number is (415) 925-5442.

     Neither the Sponsor nor any of the Sponsor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                  LOAN PROGRAM

     The Loans will have been purchased by the Sponsor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Sponsor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

Underwriting Standards

     Each Seller will represent and warrant that all Loans originated and/or sold by it to the Sponsor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy or other significant public records. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the Property as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by a Seller, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit aspects exist.

     If specified in the related Supplement, a portion of the Loans in a Pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The Prospectus Supplement for each Series of Securities will indicate the types of limited documentation programs pursuant to which the related Loans were originated and the underwriting standards applicable to such limited documentation programs.

     In the case of a Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the related mortgage note.

     Certain of the types of Loans that may be included in a Trust may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans may provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of Loans may also be underwritten primarily upon the basis of Combined Loan to Value Ratios or other favorable credit factors.

Qualifications of Sellers

     Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation.

Representations by Sellers; Repurchases

     Each Seller will have made representations and warranties in respect of the

Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Such representations and warranties may include, among other things:
(i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Sponsor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     The Master Servicer or the Trustee will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within the time period specified in the related Prospectus Supplement following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus Supplement. If a REMIC election is to be made with respect to a Trust Fund the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that any such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

     Neither the Sponsor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans.

                          DESCRIPTION OF THE SECURITIES

     Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Sponsor, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Seller, the Sponsor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Sponsor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to Headlands Mortgage Securities Inc., 700 Larkspur Landing Circle, Suite 240, Larkspur, California 94939, Attention:
Secretary.

General

     Unless otherwise described in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Sponsor. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of the Sponsor or any affiliate of the Sponsor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets as are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-off Date (the "Cut-off Date Principal Balance")); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to

Security Account"; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and
(iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for Securityholders (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.


     The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series of Securities may provide that a REMIC election may be made at the discretion of the Sponsor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series of Securities, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series of Securities with respect to which a REMIC election is to be made, the Master Servicer, the Trustee or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

Distributions on Securities


     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust
Fund) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. Except in the case of the Accrual Securities, the original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.


     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual

     Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrual Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, as specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Securities and (ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement--Subordination".

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

Advances

     To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to Securityholders, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the

Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by the Sponsor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under "Credit Enhancement", in each case as described in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See "Description of the Securities--Distributions on Securities".

Compensating Interest

     If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to (i) the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee or (ii) such other amount as described in the related Prospectus Supplement.

Reports to Securityholders

     Prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:


          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

               (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

               (v) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

               (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

               (vii) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

               (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

               (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xi) the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;


               (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

               (xiii) the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and

               (xiv) any amounts remaining under letters of credit, Pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

Categories of Classes of Securities

     The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Securities may identify the classes which comprise such Series by reference to the following categories.

Categories of Classes                                Definition

                                                   PRINCIPAL TYPES

Accretion Directed...................   A class that receives principal payments
                                        from the accredit interest from
                                        specified classes of Accrual Securities.
                                        An Accretion Directed Class also may
                                        receive principal payments from
                                        principal paid on the underlying Trust
                                        Fund Assets for the related Series.

Component Securities.................   A class consisting of "Components." The
                                        Components of a class of Component

                                        Securities may have different principal
                                        and/or interest payment characteristics
                                        but together constitute a single class.
                                        Each Component of a class of Component
                                        Securities may be identified as falling
                                        into one or more of the categories in
                                        this chart.

Notional Amount
  Securities.........................   A class having no principal balance and
                                        bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class
  (also sometimes
  referred to as "PACs").............   A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets.
                                        These two rates are the endpoints for
                                        the "structuring range" for the Planned
                                        Principal Class. The Planned Principal
                                        Classes in any Series of Securities may
                                        be subdivided into different categories
                                        (e.g., Primary Planned Principal
                                        Classes, Secondary Planned Principal
                                        Classes and so forth) having different
                                        effective structuring ranges and
                                        different principal payment priorities.
                                        The structuring range for the Secondary
                                        Planned Principal Class of a Series of
                                        Securities will be narrower than that
                                        for the Primary Planned Principal Class
                                        of such Series.

Scheduled Principal Class............   A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying

Categories of Classes                                Definition


                                        Trust Fund Assets. These two rates are
                                        the endpoints for the "structuring
                                        range" for the Scheduled Principal
                                        Class.

Sequential Pay.......................   Classes that receive principal payments
                                        in a prescribed sequence, that do not
                                        have predetermined principal balance
                                        schedules and that under all
                                        circumstances receive payments of
                                        principal continuously from the first
                                        Distribution Date on which they receive
                                        principal until they are retired. A
                                        single class that receives principal
                                        payments before or after all other
                                        classes in the same Series of Securities may be identified as a Sequential Pay
                                        Class.

Strip................................   A class that receives a constant
                                        proportion, or "strip," of the principal payments on the underlying Trust Fund
                                        Assets. The constant proportion of such
                                        principal payments may or may not vary
                                        for each Mortgage Asset included in the
                                        Trust Fund and will be calculated in the manner described in the related
                                        Prospectus Supplement. Such Classes may
                                        also receive payments of interest.

Support Class (also
  sometimes referred to
  as "Companion Classes")............   A class that receives principal payments
                                        on any Distribution Date only if
                                        scheduled payments have been made on
                                        specified Planned Principal Classes,
                                        Targeted Principal Classes and/or
                                        Scheduled Principal Classes.

Targeted Principal Class
  (also sometimes
  referred to as "TACs").............   A class that is designed to receive
                                        principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund
                                        Assets.

                                                     INTEREST TYPES

Accrual..............................   A class that accretes the amount of

                                        accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class, which amount will be added as principal to the principal balance of such class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

Fixed Rate...........................   A class with a Pass-Through Rate that is
                                        fixed throughout the life of the class.

Floating Rate........................   A class with a Pass-Through Rate that
                                        resets periodically based upon a
                                        designated index and that varies
                                        directly with changes in such index.

Inverse Floating Rate................   A class with a Pass-Through Rate that
                                        resets periodically based upon a
                                        designated index and that varies
                                        inversely with changes in such index.

Interest Only........................   A class that receives some or all of the
                                        interest payments made on the underlying
                                        Trust Fund Assets and little or no
                                        principal. Interest Only Classes have
                                        either a nominal principal balance or a
                                        notional amount. A nominal principal
                                        balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest
                                        Only Class that is not entitled to any
                                        distributions in respect of principal.

Variable Rate........................   A class with an interest rate that
                                        resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying Loans).


Principal Only.......................   A class that does not bear interest and
                                        is entitled to receive only
                                        distributions in respect of principal.

Partial Accrual......................   A class that accretes a portion of the
                                        amount of accrued interest thereon,
                                        which amount will be added to the
                                        principal balance of such class on each
                                        applicable Distribution Date, with the
                                        remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual Class is retired.

Book-Entry Registration of Securities

     As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholder" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement with DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.


     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan" and in such capacity, the

"Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Sponsor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

General

     Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.

     If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement described in this Prospectus may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.

Subordination

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related

Prospectus Supplement, holders of Senior Securities would experience losses on their Securities.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

Letter of Credit

     The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "The Agreements--Termination: Optional Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

Insurance Policies, Surety Bonds and Guaranties

     If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

Over-Collateralization

     If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities relative to the principal balance of the Loans in the related Trust Fund.

Reserve Accounts

     If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinated Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments ("Eligible Investments"). Any instrument deposited therein will name the Trustee, in its capacity as trustee for Securityholders, or such other entity as is specified in the related Prospectus Supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

Pool Insurance Policies

     If specified in the related Prospectus Supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. The Pool Insurance Policies generally will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     The Pool Insurance Policies generally will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or
(b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The Pool Insurance Policies generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to repurchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each Pool Insurance Policy generally will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim or such other date set forth in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.

Cross Support

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross support feature which requires that distributions be made to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. The Prospectus Supplement for a Series of Securities which includes a cross support feature will describe the manner and conditions for applying such cross support feature.

Other Insurance, Guaranties, Letters of Credit and Similar Instruments or Agreements

     If specified in the related Prospectus Supplement, a Trust Fund may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such

Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Sponsor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses".

     The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

     Collections on Home Equity Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.


     As specified in the related Prospectus Supplement, certain of the conventional Loans will contain "due-on-sale" provisions permitting the mortgagee to accelerate the maturity of the Loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

     When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Generally, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master

Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund and thereby effect earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination".

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

     Assignment of the Loans. At the time of issuance of the Securities of a Series, the Sponsor will assign the Loans comprising the related Trust Fund to the Trustee, without recourse, together with all principal and interest received by or on behalf of the Sponsor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to the Sponsor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Sponsor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan or Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Sponsor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Sponsor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records. If specified in the related Prospectus Supplement, some or all of the Loan documents may not be delivered to the Trustee until after the occurrence of certain events specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Sponsor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Sponsor will cause a UCC-1 financing statement to be executed by the Sponsor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

     The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the Trustee will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Sponsor, and the Master Servicer will notify the related Seller. If such Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller will be obligated to either (i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

     No Recourse to Sellers; Sponsor or Master Servicer. As described above under "--Assignment of the Loans," the Sponsor will assign the Loans comprising the related Trust Fund to the Trustee, without recourse. However, each Seller will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Loans as described herein under "Assignment of the

Loans" and "Loan Program--Representations by Sellers; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") which must be an Eligible Account. An "Eligible Account" is an account or accounts which is (i) maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the Rating Agency that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, Securityholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing such funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained or
(iv) an account or accounts otherwise acceptable to such Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. The Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than certain payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal and interest (which, at its option, may be net of the applicable servicing compensation), including Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

          (ii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

          (iii) all advances as described herein under "Advances";

          (iv) all proceeds of any Loan or property in respect thereof repurchased by any Seller as described under "Loan Program--Representations by Sellers; Repurchases" or "--Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "--Termination; Optional Termination" below;

          (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The Master Servicer (or the Sponsor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the Security Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to pay to the Master Servicer, with respect to each Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Loan;

          (vii) to reimburse the Master Servicer or the Sponsor for expenses incurred and reimbursable pursuant to the Agreement;

          (viii) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

          (ix) to clear and terminate the Security Account upon termination of the Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

     The applicable Agreement may require the Master Servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Master Servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the Property and to clear and terminate any of the escrow accounts. The

Master Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

Pre-Funding Account

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Sponsor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Sponsor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Securities of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Sponsor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

     In addition, if so provided in the related Prospectus Supplement, on the related Closing Date the Sponsor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Trustee for the related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized

Interest Account will be paid to the Sponsor.

Sub-Servicing by Sellers

     The Master Servicer may enter into an agreement (each, a "Sub-Servicing Agreement") with any servicing entity which will act as the Sub-Servicer for the related Loans, which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

Collection Procedures

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, suspend or reduce regular monthly payment for a period of up to six months, or arrange with a borrower a schedule for the liquidation of delinquencies. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

     Under the Agreement, the Master Servicer will be required to enforce "due-on-sale" clauses with respect to any Loans to the extent contemplated by the terms of such Loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a Loan is required by law, upon receipt of assurance that the Primary Mortgage Insurance Policy covering such Loan will not be affected, the Master Servicer may permit the assumption of a Loan, pursuant to which the borrower would remain liable on the related loan note, or a substitution of liability with respect to such Loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the loan note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the Master Servicer as additional servicing compensation. In connection with any assumption or substitution, the Loan Rate borne by the related loan note may not be changed.

Hazard Insurance

     Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan from time to time, or (ii) the greater of (y) the combined principal balance owing on such Loan and any mortgage loan senior to such Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor or obligor and/or the lender from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover (among other things) any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

     If, however, any Mortgaged Property at the time of origination of the related Loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Such flood insurance policy will provide coverage in an amount not less than the lesser of (i) the principal balance of the Loan or (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program.

     The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the replacement costs of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

Primary Mortgage Insurance

     The Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer (a "Primary Insurer") whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the Primary Insurer of the related Primary Mortgage Insurance Policy, (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.


     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in ordination or servicing of the Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Loan; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related sub-servicer not being approved as a servicer by the Primary Insurer.

     Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Loan. The Master Servicer, on behalf of itself, the Trustee and Securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Loans. Amounts collected by the Master Servicer on behalf of the Master Servicer, the Trustee and Securityholders shall be deposited in the related Security Account for distribution as set forth above. The Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy required to be kept in force by the Agreement.

Claims Under Insurance Policies and Other Realization Upon Defaulted Loans

     The Master Servicer, on behalf of the Trustee and Securityholders, will present claims to the insurer under any applicable Insurance Policies. If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Insurance Policy is not available, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master

Servicer in connection with such proceedings and which are reimbursable under the Agreement.

     The proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

Servicing and Other Compensation and Payment of Expenses

     The Master Servicer's primary compensation for its activities as Master Servicer will come from the payment to it, with respect to each interest payment on a Loan, of the amount specified in the related Prospectus Supplement (the "Master Servicing Fee"). As principal payments are made on the Loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the Master Servicer will decrease as the Loans amortize. Prepayments and liquidations of Loans prior to maturity will also cause servicing compensation to the Master Servicer to decrease. As compensation for its servicing duties, a Sub-Servicer, if any, will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, and if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances.

Evidence as to Compliance

     Each Agreement will provide that the Master Servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the Trustee to the effect that such firm has performed certain procedures specified in the Agreement and that such review has disclosed no items of noncompliance with the provisions of such Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Certain Matters Regarding the Master Servicer and the Sponsor

     The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Sponsor or the Sponsor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon (a) appointment of a successor servicer and receipt by the Trustee of a letter from the

Rating Agency that such resignation and appointment will not result in a downgrade of the Securities and (b) a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Sponsor nor any director, officer, employee, or agent of the Master Servicer or the Sponsor (collectively, the "Indemnified Parties") will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Sponsor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that each Indemnified Party will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities for such Series, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties thereunder or by reason of reckless disregard by such Indemnified Party of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Sponsor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Sponsor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Sponsor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

Events of Default; Rights Upon Event of Default

     Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) (a) any failure by the Master Servicer to make an Advance which continues unremedied for one business day or (b) any failure by the Master Servicer to make or cause to be made any other required payment pursuant to the Agreement which continues unremedied for five days after written notice of such failure to the Master Servicer in the manner specified in the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after written notice of such failure to the Master Servicer in the manner specified in the Agreement; and
(iii) certain events of insolvency, readjustments of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under "Credit Enhancement" herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The Trust Fund Assets will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Securities evidencing not less than 25% of the aggregate voting rights of such Series and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution which is a FNMA or FHLMC approved servicer with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise provided in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% of the aggregate voting rights for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement for any Series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any Securityholders, unless such Securityholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for no more than five days after the giving of written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of the Sponsor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Sponsor or the Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for which continues unremedied for no more than five days after written notice of such default is given as specified in the related Prospectus Supplement, unless (a) the holders of 100% of the aggregate voting rights of the Notes of such Series consent to such sale,
(b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 662/3% of the aggregate voting rights of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default in the payment of principal of or interest on the Notes of a Series which continues unremedied for no more than five days after written notice of such default is given as specified in the related Prospectus Supplement, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

Amendment

     Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Sponsor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity;
(ii) to correct a defective provision or correct or supplement any provision therein which may be inconsistent with any other provision therein; (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or (iv) to comply with any requirements imposed by the Code or any regulation thereunder, provided, however, that no such amendments (except those pursuant to clause
(iv)) will adversely affect in any material respect the interests of any Securityholder of that Series. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the Trustee receives a letter from each Rating Agency requested to rate the class or classes of

Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. Each Agreement may also be amended by the Sponsor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66 2/3% of the aggregate voting rights of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) with respect to any Series of Certificates, reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

Termination; Optional Termination

     Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the Residual Interest Security or any other party specified to have such rights (see "Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

     Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled

Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

The Trustee

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank, savings and loan association or trust company serving as Trustee may have normal banking relationships with the Sponsor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

General

     The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Foreclosure/Repossession

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

Environmental Risks

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give risks to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "participating in the management" of the Property (the "Secured Creditor Exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the Secured Creditor Exclusion to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the Secured Creditor Exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Securityholders.

     CERCLA does not apply to petroleum products, and the Secured Creditor Exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for cleanup of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessments or very limited environmental assessments of the Properties were conducted.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

     Each conventional Loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the Loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such Loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Home Improvement Contracts

     General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Sponsor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Sponsor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the Trust Fund's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Sponsor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trust Fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

     The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

     To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the originating, servicing and enforcing of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to borrowers regarding the terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and, the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and could subject the Sellers and in some cases their assignees to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Special Tax Counsel. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC or a FASIT under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election, if any, will be made with respect to such Series.

Taxation of Debt Securities

     Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, Special Tax Counsel will have advised the Sponsor that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on such Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities." If a FASIT election is made, the material federal tax income consequences for investors associated with the purchase, ownership and disposition of such Securities will be set forth under the heading "Federal Income Tax Consequences" in the related Prospectus Supplement.

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein under "--Interest Weighted Securities"), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.


     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a

Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.


     The Sponsor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax

Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the Loans underlying such Security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the Prepayment Assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or OID) and premium income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and its Holders

     General. In the opinion of Special Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC Expenses; Single Class REMICs

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to limited exceptions, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the

REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

Taxation of Holders of Residual Interest Securities

     The holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a Residual Interest Security is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest Security by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual

Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of Residual Interest Securities by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Mark to Market Rules. Prospective purchasers of a Residual Interest Security should be aware that the IRS recently released proposed regulations (the "Proposed Mark-to-Market Regulations") which provide that a Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. The Proposed Mark-to-Market Regulations replace the temporary regulations which allowed a Residual Interest Security to be marked-to-market provided that it was not a negative value residual interest and did not have the same economic effect as a negative value residual interest. The IRS could issue subsequent regulations, which could apply retroactively, providing additional or different requirements with respect to such deemed negative value residual interests. Prospective purchasers of a Residual Interest Security should consult their tax advisors regarding the possible application of the Proposed Mark-to-Market Regulations.

Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

     General. As specified in the related Prospectus Supplement if a REMIC election is not made, in the opinion of Special Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.


     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a Loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.


     Servicing Fees in excess of reasonable servicing fees ("Excess Servicing Fees") will be treated under the stripped bond rules. If the Excess Servicing Fees are less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable Servicing Fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those Loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Securityholders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

Sale or Exchange

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

Miscellaneous Tax Aspects


     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

Tax Treatment of Foreign Investors

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

     Special Tax Counsel will deliver its opinion that a Trust Fund will not be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Sponsor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a

Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Sponsor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

Tax Consequences to Holders of the Certificates

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Sponsor. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.


     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Sponsor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.


     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.


     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.


     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan unless specified in the related Prospectus Supplement.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Sponsor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of such Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The Sponsor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under "Credit Enhancement" herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Sponsor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

          (1) the acquisition of the certificates by a Plan is on terms

     (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates required by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, Inc. ("Fitch");

          (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.


     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below), (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Seller, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Prospectus Supplement for each Series of Securities will indicate the classes of Securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Fitch or DCR. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", Securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investments by federal credit unions in "mortgage related securities" (in each case whether or not the class of Securities under consideration for purchase constituted a "mortgage related security").

     All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION


     Securities are being offered hereby in Series from time to time (each Series evidencing or relating to a separate Trust Fund) through any of the following methods:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters;

          2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

          3. By placement directly by the Sponsor with institutional investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Sponsor, or the method by which the price at which the underwriters will sell the Securities will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Sponsor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Securities of such Series if any such Securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Sponsor to indemnification by the Sponsor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of Securities of such Series.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Sponsor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the Certificates will be passed upon for the Sponsor by Brown & Wood LLP, New York, New York or Dewey Ballantine, New York, New York. Brown & Wood LLP, New York, New York or Dewey Ballantine, New York, New York will act as counsel for the Underwriter.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn for other reasons, including, but not limited to, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                             INDEX OF DEFINED TERMS

Term                                                                       Page

Accretion Directed...........................................................34
Accrual Securities...........................................................30
Advance           ............................................................9
Agreement         ...........................................................21
Amortizable Bond Premium Regulations.........................................71
APR               ...........................................................24
Available Funds   ...........................................................30
balloon payment   ...........................................................22
Belgian Cooperative..........................................................38
Beneficial owner  ...........................................................37
Book-Entry Securities........................................................36
borrower          ...........................................................64
Buydown Fund      ...........................................................23
Buydown Loans     ...........................................................23
Capitalized Interest Account.................................................50
Cash Flow Bond Method........................................................78
CEDEL             ...........................................................36
CEDEL Participants...........................................................38
CERCLA            .......................................................17, 60
Certificates      .........................................................1, 4
Class Security Balance.......................................................30
Closed End Loans  ............................................................1
Closed-End Loans  ............................................................4
CLTV              ...........................................................24
Code              ...................................................10, 11, 67
Collateral Value  ...........................................................25
Combined Loan-to-Value Ratio.................................................24
Commission        ............................................................2
Companion classes ...........................................................35
Component Securities.........................................................34
Contingent Regulations.......................................................69
contracts         ...........................................................63
Cut-off Date      ........................................................4, 21
Cut-off Date Principal Balance...............................................28
DCR               ...........................................................89
Debt Securities   ...........................................................68
Definitive Certificate.......................................................37
Detailed Description.........................................................22
Distribution Date ............................................................6
DOL               ...........................................................87
DTC               .......................................................19, 36
Eligible Account  ...........................................................47
Eligible Investments.........................................................42
EPA               ...........................................................60
ERISA             ...........................................................13
Euroclear         ...........................................................36

Euroclear Operator...........................................................38
Euroclear Participants.......................................................38

                                                                           Page


European Depositaries........................................................37
Excess servicing  ...........................................................78
Exchange Act      ............................................................3
FHA               ............................................................9
Financial Intermediary.......................................................37
Fitch             ...........................................................89
Fixed Rate        ...........................................................35
Floating Rate     ...........................................................36
Foreign person    ...........................................................82
Funding Period    ...........................................................19
Garn-St Germain Act..........................................................62
Headlands         ...........................................................25
Holder in Due Course Rules...................................................18
Home Equity Loans .........................................................1, 5
Home Improvement Contracts.............................................1, 5, 24
Home Improvements ............................................................1
Indenture         ...........................................................28
Installment Contract.........................................................64
Insurance Proceeds...........................................................48
Insured Expenses  ...........................................................48
Interest Only     ...........................................................36
Interest Weighted Securities.................................................70
Inverse Floating Rate........................................................36
IRS               ...........................................................69
L/C Bank          ........................................................8, 41
L/C Percentage    ........................................................8, 41
Lender            ...........................................................64
Liquidation Expenses.........................................................48
Liquidation Proceeds.........................................................48
Loan Rate         ............................................................6
Loan-to-Value Ratio..........................................................24
Loans             ............................................................1
lockout periods   ...........................................................23
LTV               ...........................................................24
Master Servicer   ............................................................4
Master Servicing Agreement...................................................21
Moody's           ...........................................................89
Morgan            ...........................................................38
Mortgage          ...........................................................46
Mortgage Loan     ............................................................4
Mortgage Loans    ............................................................1

Mortgaged Properties.........................................................23
NCUA              ...........................................................91
Nonresidents      ...........................................................80
Notes             .........................................................1, 4
Notional Amount Securities...................................................34
OID               .......................................................11, 68
OID Regulations   ...........................................................68
PACs              ...........................................................34

                                                                           Page


Partial Accrual   ...........................................................36
Parties in Interest..........................................................87
Pass-Through Rate ............................................................6
Pass-Through Securities......................................................76
Pay-Through Security.........................................................69
Planned Principal Class......................................................34
Plans             ...........................................................87
Policy Statement  ...........................................................91
Pool              ........................................................4, 20
Pool Insurance Policy........................................................42
Pool Insurer      ...........................................................42
Pooling and Servicing Agreement..............................................28
Pre-Funded Amount ...........................................................19
Pre-Funding Account.......................................................4, 19
Prepayment Assumption........................................................69
Primary Mortgage Insurance Policy............................................23
Principal Only    ...........................................................36
Principal Prepayments........................................................31
Properties        ........................................................5, 23
Proposed Mark-to-Market Regulations..........................................76
PTE 83-1          ...........................................................88
Purchase Price    ...........................................................27
Rating Agency     ...........................................................93
Ratio Strip Securities.......................................................78
RCRA              ...........................................................60
Record Date       ...........................................................29
Refinance Loan    ...........................................................25
Regular Interest Securities..................................................67
Relevant Depositary..........................................................37
Relief Act        ...........................................................65
REMIC             ....................................................1, 29, 67
Reserve Account   ........................................................8, 30
Residual Interest Security...................................................74
Restricted Group  ...........................................................90
Retained Interest ...........................................................28

Revolving Credit Line Loans................................................1, 4
Riegle Act        ...........................................................17
Rules             ...........................................................37
S&P               ...........................................................89
Scheduled Principal Class....................................................35
Secured Creditor Exclusion...................................................60
Securities        .........................................................1, 4
Security Account  ...........................................................47
Security Owners   ...........................................................36
Security Register ...........................................................29
Securityholders   ...........................................................37
Seller            ............................................................1
Sellers           ...........................................................21
Senior Securities ........................................................5, 40

                                                                           Page

Sequential Pay    ...........................................................35
Series            ............................................................1
Servicing Fee     ...........................................................77
Short-Term Note   ...........................................................81
Single Family Properties.....................................................23
Single Family Securities.....................................................88
SMMEA             .......................................................10, 91
Sponsor           ........................................................1, 25
Strip             ...........................................................35
Stripped Securities..........................................................77
Sub-Servicer      ............................................................9
Sub-Servicers     ...........................................................21
Sub-Servicing Agreement......................................................50
Subordinated Securities.......................................................5
Subsequent Loans  ...........................................................19
Support Class     ...........................................................35
TACs              ...........................................................35
Targeted Principal Class.....................................................35
Terms and Conditions.........................................................38
Thrift institutions..........................................................75
TIN               ...........................................................79
Title V           .......................................................63, 64
Trust Agreement   .......................................................21, 28
Trust Fund        ............................................................1
Trust Fund Assets .....................................................1, 4, 20
Trustee           ........................................................4, 28
U.S. Person       ...........................................................86
Underwriter Exemptions.......................................................89
VA                ............................................................9
Variable Rate     ...........................................................36

=======================================  =======================================

    No dealer, salesman or other person           HEADLANDS HOME EQUITY
has been authorized to give any                     LOAN TRUST 1997-1
information or to make any
representation not contained in this
Prospectus Supplement or the
Prospectus and, if given or made, such
information or representation must not
be relied upon as having been
authorized by the Sponsor or the                   $189,065,000 Class A
Underwriter. This Prospectus                          Variable Rate
Supplement or the Prospectus does not               Asset-Backed Notes
constitute an offer of any securities
other than those to which they relate
or an offer to sell, or a solicitation
of an offer to buy, to any person in
any jurisdiction where such an offer
or solicitation would be unlawful.
Neither the delivery of this                          Class S 1.25%
Prospectus Supplement or the                        Asset-Backed Notes
Prospectus nor any sale made hereunder
shall, under any circumstances, create
any implication that the information
contained herein is correct as of any
time subsequent to their respective
dates.

         ---------------------

           TABLE OF CONTENTS                    REVOLVING HOME EQUITY LOAN
                                  PAGE              ASSET-BACKED NOTES
                                  ----                    1997-1
         Prospectus Supplement
Available Information.............S-3
Reports to the Noteholders........S-3
Incorporation of Certain
  Documents by Reference..........S-3
Summary...........................S-4
Risk Factors.....................S-20
Formation of the Trust...........S-22
The Trust Property...............S-23               HEADLANDS MORTGAGE
The Insurer......................S-23                 SECURITIES INC.
Headlands Mortgage Company.......S-24
Headlands' Home Equity Loan
   Program.......................S-26
The Sponsor .....................S-27
Description of the HELOCs........S-27        ---------------------------------
Maturity and Prepayment
   Considerations................S-35
Pool Factor and Trading                           PROSPECTUS SUPPLEMENT

   Information...................S-37
Description of the Notes.........S-38        ---------------------------------
Use of Proceeds..................S-57
Certain Federal Income Tax
   Consequences..................S-57
State Taxes......................S-62
ERISA Considerations.............S-62
Legal Investment
   Considerations................S-63
Underwriting.....................S-63
Legal Matters....................S-64
Experts..........................S-64              GREENWICH CAPITAL
Ratings..........................S-64                 MARKETS, INC.
Index of Defined Terms...........S-66
Annex I...........................A-1

              Prospectus
Prospectus Supplement
  or Current Report
  on Form 8-K.......................2
Available Information...............2
Incorporation of Certain
  Documents
  by Reference......................3               August 18, 1997
Reports to Securityholders..........3
Summary of Terms....................4
Risk Factors.......................14
The Trust Fund.....................20
Use of Proceeds....................25
The Sponsor........................25
Loan Program.......................25
Description of the Securities......28
Credit Enhancement.................39
Yield and Prepayment
  Considerations...................43
The Agreements.....................45
Certain Legal Aspects of the
  Loans............................58
Federal Income Tax Consequences....67
State Tax Considerations...........87
ERISA Considerations...............87
Legal Investment...................91
Method of Distribution.............92
Legal Matters......................92

=======================================  =======================================